As Filed With the Securities and Exchange Commission on October 15, 1998

Registration No. 333-




SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933




DOLLAR GENERAL CORPORATION
(Exact name of Registrant as Specified in its Charter)

TENNESSEE
(State or Other
Jurisdiction of
Incorporation or
Organization)

 61-0502302
(I.R.S.
Employer
Identificat
ion No.)

DOLLAR GENERAL CORPORATION
104 Woodmont Blvd., Suite
500
Nashville, Tennessee
(Address of Principal
Executive Offices)


37205
(Zip Code)

Dollar General Corporation 401(k) Savings and Retirement Plan
(Full title of the plan)

Robert C. Layne
Corporate Secretary
104 Woodmont Blvd., Suite 500
Nashville, Tennessee  37205
(Name and address of agent for service)


(615) 783-2000
(Telephone number, including area code, of agent for service)

Copy to:

		Howard H. Lamar, Esq.
		Bass, Berry & Sims PLC
		2700 First American Center
		Nashville, Tennessee 37238

CALCULATION OF REGISTRATION FEE




CALCULATION OF REGISTRATION FEE


Title of securities
to be registered (1)          Common Stock, par value $.50 per share

Amount to
be registered                 0

Proposed
maximum
offering price
per share                     n/a

Proposed
maximum
aggregate offering
price                         n/a

Amount of
registration fee (2)          $0

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement covers an indeterminate amount of interests to be offered under the employee benefit plan described herein.
(2) Pursuant to Rule 457(h)(2) no registration fee is required to be paid.




	PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

	The following documents previously filed by Dollar General Corporation (the "Registrant") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

(a)	The Registrant's Annual Report on Form 10-K for the fiscal
year ended January 30, 1998 filed April 20, 1998;

		(b)	The Registrant's Quarterly Reports on Form 10-Q
for the fiscal quarters ended April 30, 1998 (filed June 16,
1998) and July 31, 1998 (filed September 14, 1998);

(c)	The Registrant's Current Report on Form 8-K filed September
25, 1998; and

(d)	The description of the Registrant's Common Stock contained
in the Registrant's Current Report on Form 8-K filed June 8,
1998 as amended by a filing dated June 11, 1998.

	All documents and reports subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares covered hereby have been sold or which deregisters all such shares then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

	The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, he reasonably believed such conduct was in the corporation's best interests; (c) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA provides that a court of competent jurisdiction, unless the corporation's charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (c) such officer or director breached his duty of care to the corporation.

	The Registrant's Charter and Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by applicable law. The Registrant's Bylaws provide further that the Registrant shall advance expenses to each director and officer of the Registrant to the full extent allowed by the laws of the state of Tennessee, both as now in effect and as hereafter adopted. Under the Registrant's Charter and Bylaws, such indemnification and advancement of expenses provisions are not exclusive of any other right that a director or officer may have or acquire both as to action in his or her official capacity and as to action in another capacity.

	The Registrant believes that its Charter and Bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

	The Registrant has in effect a directors' and officers' liability insurance policy which provides coverage for its directors and officers. Under this policy, the insurer agrees to pay, subject to certain exclusions, for any claim made against a director or officer of the Registrant for a wrongful act by such director or officer, but only if and to the extent such director or officer becomes legally obligated to pay such claim.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable

ITEM 8.  EXHIBITS

See Exhibit Index (Page II-6)

ITEM 9.	UNDERTAKINGS

A.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of
the Securities Act of 1933, as amended (the "Securities
Act");

(ii)	To reflect in the prospectus any facts or events arising
after the effective date of the Registration Statement (or the most recent post-effective amendment hereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in th form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the
Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.	The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange
Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
(other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

D.	The undersigned registrant hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended to date.





SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 14th day of October, 1998.

							DOLLAR GENERAL CORPORATION

							By:  /s/  Cal Turner, Jr.
							     Cal Turner, Jr., President,
Chief Executive
							     Officer and Chairman

	KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Cal Turner, Jr. and Phil Richards his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

	Signature				Title					Date

/s/  Cal Turner, Jr.
Cal Turner, Jr.
President, Chief Executive
Officer and Chairman            October 14, 1998


/s/  Phil Richards
Phil Richards
Chief Financial Officer and
Treasurer (Principal Financial
and Accounting Officer)         October 14, 1998

/s/  Dennis C. Bottorff
Dennis C. Bottorff
Director                        October 14, 1998

/s/  James L. Clayton
James L. Clayton
Director                        October 14, 1998

/s/  Reginald D. Dickson
Reginald D. Dickson
Director                        October 14, 1998


/s/  John B. Holland
John B. Holland
Director                        October 14, 1998

/s/  Barbara M. Knuckles
Barbara M. Knuckles
Director                        October 14, 1998

/s/  Cal Turner
Cal Turner
Director                        October 14, 1998

/s/  David M. Wilds
David M. Wilds
Director                        October 14, 1998

/s/  William S. Wire, II
William S. Wire, II
Director                        October 14, 1998


	Pursuant to the Requirements of the Securities Act, the Plan Administrator of the Dollar General 401(k) Savings and Retirement Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, state of Tennessee, on October [ ], 1998.

                      DOLLAR GENERAL 401(k) SAVINGS AND RETIREMENT PLAN

                            BY:  /s/  Bob Layne
                                 Bob Layne, Corporate Secretary for
                                 Dollar General Corporation, the Plan
                                 Administrator




Exhibit Index

Exhibit
No.                            Exhibit Description



4       Dollar General Corporation 401(k) Savings and Retirement Plan

23.1    Consent of Deloitte & Touce, LLP

23.2    Consent of Price Waterhouse Coopers, LLP

24      Power of Attorney (included at pages II-4 and II-5)





EXHIBIT 4







	DOLLAR GENERAL CORPORATION


401(k) SAVINGS AND RETIREMENT PLAN



AN AMENDMENT, COMPLETE RESTATEMENT, CONVERSION AND CONTINUATION OF THE DOLLAR GENERAL CORPORATION RETIREMENT PLAN
AND THE
DOLLAR GENERAL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN AS THE ABOVE PLAN EFFECTIVE JANUARY 1, 1998



	TABLE OF CONTENTS

1. INTRODUCTION
2. DEFINITIONS
2.1 "ACCOUNT" OR "ACCOUNTS"
2.2 "ACTUAL DEFERRAL PERCENTAGE"
2.3 "ADMINISTRATIVE COMMITTEE"
2.4 "ADMINISTRATOR"
2.5 "AGGREGATE LIMIT"
2.6 "ALLOCATION DATE"
2.7 "ALLOCATION PERIOD"
2.8 "ANNUITY STARTING DATE:
2.9 "AVERAGE CONTRIBUTION PERCENTAGE"
2.10 "BENEFICIARY"
2.11 "BOARD"
2.12 "BREAK IN SERVICE"
2.13 "CODE"
2.14 "COMMITTEE"
2.15 "COMPANY"
2.16 "COMPENSATION"
2.17 "COMPENSATION FOR TESTING PURPOSES"
2.18 "CONTRIBUTION PERCENTAGE"
2.19 "CONTRIBUTION PERCENTAGE AMOUNT"
2.20 "CONTROLLED GROUP MEMBER"
2.21 "CREDIT BALANCE"
2.22 "DISABILITY"
2.23 "EARLY RETIREMENT DATE"
2.24 "EFFECTIVE DATE"
2.25 "ELECTIVE DEFERRALS"
2.26 "ELIGIBLE EMPLOYEE"
2.27 "EMPLOYEE"
2.28 "EMPLOYEE STOCK OWNERSHIP PLAN"
2.29 "EMPLOYER"
2.30 "EMPLOYER ACCOUNTS"
2.31 "EMPLOYER CONTRIBUTION FORFEITURE"
2.32 "EMPLOYER CONTRIBUTIONS"
2.33 "EMPLOYER MATCHING CONTRIBUTIONS"
2.34 "EMPLOYER PROFIT SHARING CONTRIBUTIONS"
2.35 "ENTRY DATE"
2.36 "ERISA"
2.37 "ESOP"
2.38 "ESOP ACCOUNTS"
2.39 "EXCESS AGGREGATE CONTRIBUTIONS"
2.40 "EXCESS CONTRIBUTIONS"
2.41 "EXCESS ELECTIVE DEFERRALS"
2.42 "FAIR MARKET VALUE"
2.43 "FIVE-PERCENT OWNER"
2.44 "FORFEITURE SUSPENSE ACCOUNT"
2.45 "401(K) DISCRIMINATION FORFEITURES"
2.46 "401(K) PLAN"
2.47 "401(K) PLAN ACCOUNTS"
2.48 "HIGHLY COMPENSATED EMPLOYEE"
2.49 "HOUR OF SERVICE"
2.50 "INACTIVE PARTICIPANT"
2.51 "INVESTMENT COMMITTEE"
2.52 "LEASED EMPLOYEE"
2.53 "LIFE ANNUITY"
2.54 "NON-HIGHLY COMPENSATED EMPLOYEES"
2.55 "NORMAL RETIREMENT AGE"
2.56 "NORMAL RETIREMENT DATE"
2.57 "PARTICIPANT"
2.58 "PLAN ADMINISTRATOR"
2.59 "PLAN"
2.60 "PLAN YEAR"
2.61 "PRIOR PLAN ACCOUNT"
2.62 "QUALIFIED DOMESTIC RELATIONS ORDER"
2.63 "QUALIFIED JOINT AND SURVIVOR ANNUITY"
2.64 "QUALIFIED NONELECTIVE EMPLOYER CONTRIBUTIONS"
2.65 "QUALIFIED PRERETIREMENT SURVIVOR ANNUITY"
2.66 "RETIREMENT PLAN"
2.67 "RETIREMENT PLAN ACCOUNTS"
2.68 "SALARY DEFERRAL AGREEMENT
2.69 "SERVICE"
2.70 "SPOUSE"
2.71 "TRUST"
2.72 "TRUST AGREEMENT"
2.73 "TRUST FUND" OR "FUND"
2.74 "TRUSTEE"
2.75 "VESTED"
2.76 "VESTED BENEFIT"
2.77 "VESTING SCHEDULE"
2.78 "YEAR OF ELIGIBILITY SERVICE"
2.79 "YEAR OF SERVICE"
2.80 "YEAR OF VESTING SERVICE"
3. ELIGIBILITY AND PARTICIPATION
3.1 ELIGIBILITY
3.2 PARTICIPATION
3.3 REEMPLOYMENT
3.4 RETURN TO ELIGIBLE CLASS
3.5 TRANSFERS AMONG EMPLOYERS WHICH ARE CONTROLLED GROUP MEMBERS OR AMONG EMPLOYERS WHICH ARE MAJORITY OWNED
3.6 ACCEPTANCE
3.7 EMPLOYEES WHO ARE OFFICERS, SHAREHOLDERS OR HIGHLY COMPENSATED
3.8 ABSENCE IN THE ARMED SERVICES
3.9 LEASED EMPLOYEE
4. CONTRIBUTIONS
4.1 ELECTIVE DEFERRALS
4.2 QUALIFIED NONELECTIVE EMPLOYER CONTRIBUTIONS
4.3 EMPLOYER MATCHING CONTRIBUTIONS
4.4 EMPLOYER PROFIT SHARING CONTRIBUTIONS
4.5 INDIRECT ROLLOVERS
4.6 DIRECT ROLLOVERS
4.7 PROHIBITION OF REVERSION
5. PARTICIPANTS' ACCOUNTS
5.1 ESTABLISHMENT OF PARTICIPANTS' ACCOUNTS
5.2 ALLOCATION OF ELECTIVE DEFERRALS CONTRIBUTIONS
5.3 ALLOCATIONS UNDER 401(K) PLAN (OTHER THAN ELECTIVE DEFERRALS)
5.4 VALUATION OF TRUST FUND
5.5 AVERAGE CONTRIBUTION PERCENTAGE TEST: THE AGGREGATE LIMIT FOR EMPLOYER MATCHING CONTRIBUTIONS AND ELECTIVE CONTRIBUTIONS
5.6 INACTIVE PARTICIPANTS
5.7 LIMITATIONS ON ALLOCATIONS
5.8 ALLOCATION NOT EQUIVALENT TO VESTING
5.9 NOTIFICATION AND CORRECTIONS REGARDING ALLOCATIONS
6. RETIREMENT AND DISABILITY BENEFITS
6.1 NORMAL RETIREMENT
6.2 EARLY RETIREMENT
6.3 DISABILITY RETIREMENT
7. DEATH BENEFITS BEFORE RETIREMENT ELIGIBILITY OR DISABILITY
7.1 DEATH BENEFIT BEFORE RETIREMENT ELIGIBILITY OR DISABILITY IN GENERAL
7.2 DEATH BENEFITS ATTRIBUTABLE TO 401(K) PLAN ACCOUNTS
7.3 DEATH BENEFITS ATTRIBUTABLE TO RETIREMENT PLAN ACCOUNTS
7.4 DEATH BENEFITS ATTRIBUTABLE TO ESOP ACCOUNTS
8. SEVERANCE FROM SERVICE PRIOR TO RETIREMENT, DISABILITY OR DEATH
VESTING AND FORFEITURES
8.1 VESTED BENEFIT
8.2 VESTING SCHEDULE
8.3 EMPLOYER CONTRIBUTION FORFEITURES IN GENERAL
8.4 RESTORATION OF AMOUNTS CREDITED TO EMPLOYER CONTRIBUTION FORFEITURE SUSPENSE ACCOUNTS AND POSSIBLE REPAYMENT REQUIREMENT FOR PARTICIPANTS' WITH VESTED BENEFITS
8.5 FORFEITURE AND RESTORATION IF NO VESTED ACCOUNT BALANCE
8.6 VESTED INTEREST IN EMPLOYER ACCOUNT AFTER A DISTRIBUTION OR AFTER TERMINATION OF EMPLOYMENT
9. SPECIAL PROTECTED BENEFIT DISTRIBUTION RULES RELATING TO THE
401(K) PLAN ACCOUNTS (OTHER THAN THE 401(K) PLAN EMPLOYER STOCK
ACCOUNT)
9.1 PROVISIONS IN GENERAL
9.2 METHOD OF DISTRIBUTION AND RIGHT OF SURVIVING SPOUSE TO DEATH BENEFIT
9.3 CONSENT BY SPOUSE TO DESIGNATION OF NONSPOUSE BENEFICIARY
9.4 DATE OF DISTRIBUTION
10. SPECIAL PROTECTED BENEFIT DISTRIBUTION RULES RELATING TO THE
RETIREMENT PLAN ACCOUNTS
10.1 PROVISIONS IN GENERAL
10.2 METHODS OF DISTRIBUTION UPON TERMINATION OF EMPLOYMENT OR RETIREMENT
10.3 DATE OF DISTRIBUTION
11. SPECIAL PROTECTED BENEFIT DISTRIBUTION RULES RELATING TO ESOP
ACCOUNTS AND THE 401(K) PLAN EMPLOYER STOCK ACCOUNT
11.1 PROVISIONS IN GENERAL
11.2 METHOD OF DISTRIBUTION AND RIGHT OF SURVIVING SPOUSE TO DEATH BENEFIT
11.3 CONSENT BY SPOUSE TO DESIGNATION OF NONSPOUSE BENEFICIARY
11.4 DATE OF DISTRIBUTION
11.5 VALUE OF VESTED INTEREST AND DISTRIBUTION IN CASH OR PROPERTY
11.6 PUT OPTION
11.7 DIVERSIFICATION OF INVESTMENTS
12. LEGAL RESTRICTIONS AND GENERAL REQUIREMENTS ON THE PAYMENT OF
BENEFITS
12.1 TAX REFORM ACT DISTRIBUTION RESTRICTIONS
12.2 VALUE OF VESTED INTEREST AND DISTRIBUTION IN CASH OR PROPERTY
12.3 FORMS AND PROOFS
12.4 DISTRIBUTION OF SMALL ACCOUNT(S) AND FORFEITURE OF NONVESTED AMOUNTS
12.5 DISCLAIMER BY SURVIVING SPOUSE OR OTHER BENEFICIARY
12.6 DETERMINATION OF MARITAL STATUS AND LOCATION OF SURVIVING SPOUSE
12.7 INSTALLMENT DISTRIBUTION
12.8 FAILURE TO LOCATE
13. WITHDRAWALS
13.1 WITHDRAWALS OF ELECTIVE DEFERRALS IN GENERAL
14. LOANS
15. TOP-HEAVY PLANS
15.1 DEFINITIONS
15.2 MINIMUM ALLOCATION
15.3 MINIMUM VESTING SCHEDULE
15.4 SPECIAL LIMITATIONS ON TOP HEAVY ALLOCATIONS IN MULTIPLE PLANS:  "CODE
SECTION 415(E) BUY-BACK
16. PLAN ADMINISTRATION
16.1 ADMINISTRATOR
16.2 CLAIMS PROCEDURE
16.3 RECORDS
16.4 DELEGATION OF AUTHORITY
16.5 CORRECTION OF ERRORS
16.6 DOMESTIC RELATIONS ORDERS
17. THE TRUST
17.1 THE TRUST
17.2 CONTRIBUTIONS TO TRUSTEE
17.3 INVESTMENT POWERS
17.4 EMPLOYER-DIRECTED INVESTMENTS
17.5 THE PARTICIPANT-DIRECTED INVESTMENTS, INCLUDING PARTICIPANT LOANS
17.6 CUSTODIAL ROLE
17.7 LIABILITY OF TRUSTEE
17.8 COURT ACTIONS
17.9 PRUDENT MAN RULE
17.10 PROHIBITED TRANSACTIONS
17.11 CONFLICT OF INTEREST
17.12 EXEMPTIONS
17.13 FIDUCIARY INSURANCE
17.14 ACCOUNTS
17.15 REPORTS
17.16 PAYMENTS
17.17 DIRECTION OF COMMITTEE
17.18 IMPOSSIBILITY OF PERFORMANCE
17.19 EXPENSES
17.20 TAXES
17.21 RESIGNATION OR REMOVAL OF TRUSTEE
17.22 TRANSFER OF ASSETS TO A SUCCESSOR TRUSTEE OR OTHER MEDIUM OF FUNDING
17.23 ASSETS OF CONTROLLED GROUP MEMBERS
17.24 DISTRIBUTIONS IN KIND
17.25 PURCHASES AND SALES OF EMPLOYER STOCK
17.26 RESTRICTIONS ON EMPLOYER STOCK
17.27 REGISTRATION OF EMPLOYER STOCK
17.28 INVESTMENTS IN EMPLOYER STOCK
17.29 INDEPENDENT APPRAISALS
18. AMENDMENT OR TERMINATION
18.1 RIGHT TO AMEND PLAN
18.2 LIMITATION OF RIGHT TO AMEND
18.3 TERMINATION OF PLAN BY SPONSORING EMPLOYER
18.4 MERGERS
19. MISCELLANEOUS
19.1 LIABILITY OF EMPLOYER
19.2 SPENDTHRIFT CLAUSE
19.3 SUCCESSOR BUSINESS OF EMPLOYER
19.4 INSURANCE COMPANY NOT RESPONSIBLE
19.5 PERSONS UNDER LEGAL DISABILITY
19.6 CONFLICT OF PROVISIONS
19.7 DEFINITION OF WORDS
19.8 TITLES
19.9 MULTIPLE COPIES
19.10 APPLICABLE LAW


DOLLAR GENERAL 401(K) SAVINGS AND RETIREMENT PLAN

1. INTRODUCTION

	This Dollar General Corporation 401(k) Savings and Retirement Plan (the "401(k) Plan") is established effective January 1, 1998, to provide benefits for, and to encourage savings by, eligible Employees of Dollar General Corporation ("Dollar General"), a Tennessee corporation. This Plan is an amendment, restatement, conversion and continuation of the Dollar General Retirement Plan ("Retirement Plan"), which is a money purchase pension plan that was originally effective on January 1, 1982, and last restated completely effective January 1, 1989. Contemporaneously with the amendment, restatement, conversion and continuation of the Retirement Plan into this 401(k) Plan on January 1, 1998, the
Dollar General Employee Stock Ownership Plan that was originally effective on January 1, 1984, and last restated completely effective January 1, 1989, was also amended, restated, converted and continued as this 401(k) Plan on January 1, 1998. The ESOP is not a leveraged ESOP. No ESOP assets (if any) which were acquired with an "exempt loan" as defined in Treasury Regulation Section 54.4975-7(b)(1)(iii) remain unallocated in the ESOP Suspense
Account.

	Prior to the amendment, restatement, conversion and continuation of the Retirement Plan and ESOP into this 401(k) Plan, each of the plans had a plan year beginning on February 1 and ending on January 31. Therefore such plans had a short plan year for the plan year beginning February 1, 1997 and ending on December 31, 1997. On and after January 1, 1998 benefits, if any, shall accrue only under the 401(k) provisions of this Plan, the Retirement Plan Accounts and the ESOP Accounts being frozen (except for crediting of investment earnings and debiting of investment losses or plan expenses as provided herein).

	Immediately after the conversion of the Retirement Plan and the ESOP to the 401(k) Plan, each Participant in the 401(k) Plan shall be eligible to receive benefits under the 401(k) Plan, if it were then terminated, at least equal to the benefits payable immediately before the conversion from the Retirement Plan and the ESOP, if these plans were being terminated instead of converted. Furthermore, the Code Section 411(d)(6) "protected benefits" accrued under the Retirement Plan and the ESOP as of December 31, 1997 shall be continued under this 401(k) Plan.

	Also the nonterminable protections and rights relating to put, call or other options and to buy-sell or similar arrangements applicable to Plan assets acquired with the proceeds of an exempt loan from the ESOP shall be continued in this Plan as amended, restated, converted and continued as, and to the extent, if any, required by Treasury Regulation 54.4975-11(a)(3)(i). And accordingly, the ESOP forms a portion of this Plan, the balance of which includes a qualified pension and profit sharing plan which are not ESOPs, as described in Treasury Regulation Section 54.4975-11(a)(5).

	As of January 1, 1998, all Employer Contribution Forfeitures which have arisen under the terms of the Retirement Plan and the ESOP shall have been allocated. If an Employer Contribution Forfeiture must later be reestablished because a former Employee is rehired, the Employer shall contribute an amount to the Plan sufficient to reestablish that Employer Contribution Forfeiture.
No unallocated amounts due to the limitation on benefits described at Code Section 415 exist with respect to the Plan.

	Consequently, upon the conversion of the Retirement Plan and the ESOP into the 401(k) Plan, all of the following conditions will be met:

	1.	the sum of the balances of the Accounts in the
Retirement Plan and the ESOP as of the conversion equals the Fair
Market Value (determined as of the date of the plan conversion) of the assets of the 401(K) Plan;

	2.	the assets of the Retirement Plan, the ESOP and the
401(k) Plan are combined to form the assets of the 401(k) Plan as converted; and

	3.	Immediately after the conversion, each Participant in
the 401(k) Plan has account balances equal to the sum of the Account balances the Participant had in the Retirement Plan and the ESOP.

	On or after the conversion, the balance of a Participant's Accounts attributable to the conversion from the Retirement Plan shall be distributable only on or after events that were permissible under the Retirement Plan. On and after the conversion, the balance of a Participant's Accounts attributable to the conversion from the ESOP shall be distributable only on or after events that were permissible under the ESOP.

	All assets held by the Trust associated with the 401(k) Plan including all assets transferred to the Trust from the Retirement Plan and the ESOP in the amendment, restatement, conversion and continuation of the 401(k) Plan effective January 1, 1998, shall be available to pay benefits accrued under the Retirement Plan and the ESOP as well as the benefits accrued under this amended, restated, converted and continued 401(k) Plan.

	The provisions of this amended, restated, converted and continued Plan shall apply to an employee who is actively employed by the Employer on or after January 1, 1998, which is the date that this amended and restated, converted and continued Plan becomes operative. The rights and benefits, if any, of an Employee whose employment terminated before such date shall be determined in accordance with the provisions of the Plan that were in effect on the date that such employment was terminated; provided, however, that if full distribution of such an Employee's Accounts(s) did not occur prior to January 1, 1998, then the provisions of the amended, restated, converted and continued Plan shall apply in determining the subsequent investment and distribution of such Account(s).

2. DEFINITIONS

	Unless otherwise explicitly specified, the following words and phrases as used herein shall have the meanings set forth below and shall be interpreted as stated in this ARTICLE.

2.1 "Account" or "Accounts"

	shall mean the individual's accounts established and maintained in the name of each Participant pursuant to Section 5.1. These Accounts are as follows:

(a) Elective Deferral Account;
(b) Qualified Nonelective Employer Contribution Account;
(c) 401(k) Employer Stock Account;
(d) Employer Matching Account;
(e) Employer Profit Sharing Account;
(f) Indirect Rollover Account;
(g) Direct Rollover Account
(h) 401(k) Forfeiture Suspense Account;
(i) Retirement Plan Account;
(j) Prior Defined Benefit Pension Plan Account;
(k) Retirement Plan Forfeiture Suspense Account;
(l) ESOP Stock Account;
(m) ESOP Investment Account;
(n) PAYSOP Account; and
(o) ESOP Forfeiture Suspense Account

2.2 "Actual Deferral Percentage"

	shall mean the average of the ratios (calculated separately for each Participant employed by the Employer) of:

		(a)	the amount of Elective Deferrals actually paid
over to the Trust Fund on behalf of such Participant for the Plan Year to

		(b)	the Participant's Compensation for Testing
Purposes for such Plan Year.

	The term "Elective Deferrals" for purposes of this calculation shall include Elective Deferrals made pursuant to the Participant's Salary Deferral Agreement, including the Participant's Excess Elective Deferrals if the Participant is a Highly Compensated Employee, but shall exclude Elective Deferrals that are taken into account in the Contribution Percentage test (provided the Actual Deferral Percentage test is satisfied both with and without exclusion of these Elective Deferrals). For purposes of computing Actual Deferral Percentages, an Eligible Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

2.3 "Administrative Committee"

	shall mean the committee which may be appointed by the Company to oversee the administrative duties of the plan as set forth in Section 16.1 and 16.2.

2.4 "Administrator"

	shall mean, with respect to the Plan, the Company. The Plan Administrator may from time to time delegate its administrative duties and responsibilities to the Administrative Committee or to other individuals in accordance with Section 16.4.

2.5 "Aggregate Limit"

	shall mean the sum of:

		(a)	one hundred twenty-five percent (125%) of the
greater of the Actual Deferral Percentage of the Non-highly
Compensated Employees of the Employer for the Plan Year or the Average Contribution Percentage of Non-highly Compensated Employees under the Plan subject to Section 401(m) of the Code for the Plan
Year, and

		(b)	the lesser of two hundred percent (200%) or two
plus the lesser of such Actual Deferral Percentage or Average
Contribution Percentage.

	"Lesser" is substituted for "greater" in subsection (a), and "greater" is substituted for "lesser" after "two plus the" in subsection (b) if it would result in a larger aggregate limit.

2.6 "Allocation Date"

	shall mean the last day of a Plan Year. The Administrator may, in its sole discretion, establish other Allocation Dates during a Plan Year; provided, however, that the use of one or more special Allocation Dates during a Plan Year shall not be applied so as to result in discrimination in favor of Employees who are Highly Compensated Employees.

2.7 "Allocation Period"

	shall mean the period between Allocation Dates.

2.8 "Annuity Starting Date:

	shall mean the first day of the first period for which an amount is payable as an annuity or any other form.

2.9 "Average Contribution Percentage"

	shall mean the average of the Contribution Percentages of the Participants of the Employer.

2.10 "Beneficiary"

	shall mean the recipient or recipients last designated by the Participant in writing on properly completed forms provided by the Employer who shall receive any benefits payable under the Plan upon the death of such Participant, subject, however, to the requirements of ARTICLE 7 and Section 7.3(d)(ii). If no such valid designation of the Beneficiary has been received by the Employer prior to the date of death of the Participant, then such benefit shall be payable to the Participant's Spouse. If the Spouse predeceases the Participant, or the Spouse dies before delivering a valid designation of Beneficiary of the Spouse's own to the Employer, then such benefit shall be payable to the natural or adopted children of the Participant per stirpes. If none of the contingencies aforementioned herein result in the payment of a benefit, then such benefit shall be payable to the estate of the Participant in a single, lump sum. The designation of a Beneficiary shall be made, changed or revoked in writing in the form and manner prescribed by the Employer. In the event that a Beneficiary does not survive the Participant, the description of the Participant's Spouse as Beneficiary shall remain valid upon the divorce of the Participant and such Spouse unless the Participant names a new Beneficiary.

2.11 "Board"

	shall mean the Board of Directors of the Company.

2.12 "Break in Service"

	shall mean a Plan Year in which the Participant is not credited with at least five hundred and one (501) Hours of Service

2.13 "Code"

	shall mean the Internal Revenue Code of 1986, as amended.

2.14 "Committee"

	shall mean the Administrative Committee.

2.15 "Company"

	shall mean Dollar General Corporation, with principal offices at Nashville, Tennessee.

2.16 "Compensation"

	shall mean, with respect to each Participant, except as otherwise provided herein (1) regarding the computation of Qualifying Nonelective Employer Contributions described below, (2) the contribution allocation limitations described at Section 5.7(d)(ii) hereof and (3) "Compensation for Testing Purposes" described at Section 2.17 hereof, for the calendar year in question, the Participant's wages from the Employer as reportable on U.S. Treasury Form W-2 from the Employer (wages, tips, other compensation). More specifically, for purposes of this Section, such Compensation shall mean wages within the meaning of Section 3401(a) of the Internal Revenue Code and all other payments of compensation to the Participant by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Participant a written statement under Sections 6041(d), 6051(a)(3), and 6052 of the Code, determined without regard to any rules under Section 3401(a) of the Code that limit remuneration included in wages based on the nature or location of the employment or the services performed. Compensation shall include Elective Deferrals and any amount which is contri-buted by the Employer pursuant to a salary reduction agreement which is not includable in the gross income of the Employee under
Section 125, 402(e)(3), 402(h) or 403(b) of the Code.

	Notwithstanding the foregoing, for purposes of this Section, "Compensation" shall exclude all of the following items (even if includable in gross income):

(1) reimbursements or other expense allowances;

(2) fringe benefits (cash and noncash);

(3) moving expenses;

(4) deferred compensation; and

(5) welfare benefits (such as health insurance or group term life insurance).

	The annual Compensation of each Participant taken into account hereunder for any Year shall not exceed $160,000, as adjusted for the cost-of-living in accordance with Section 401(a)(17)(B) of the Code. This limitation, however, shall be adjusted at the same time and in the same manner it is adjusted by the Secretary under Section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year is effective for the Plan Year beginning in such calendar year. The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.

	Compensation with respect to an Employee for purposes of determining the Employee's share as a Participant of either
Employer Profit Sharing Contributions or the Qualified Nonelective Contribution for any Allocation Period shall include only that Compensation paid to the Employee while the Employee was a Participant in that Allocation Period.

	If the Plan determines Compensation on a period of time that contains fewer than 12 calendar months, then the annual
Compensation limit is an amount equal to the annual Compensation limit for the calendar year in which the Compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by 12.

	The term "Compensation" is also defined at Section 5.7(d)(ii) for purposes of the Contribution allocation limitations described in that section only.

2.17 "Compensation for Testing Purposes"

	shall mean total compensation while a Participant as reported on Participant's Internal Revenue Service Form W-2plus any amount which is contributed by the Employer pursuant to salary reduction agreement which is not includable in the gross income of the Participant under Section 125, 401(e)(3), 401(h) or 403(b) of the Code. At the election of the Administrator, Compensation for Testing Purposes shall mean, in the alternative for a Plan Year, a definition of compensation permitted under Internal Revenue Service regulations which results, in the opinion of the Administrator, in the Plan's compliance with the Actual Deferral Percentage test and Average Contribution Percentage test with the best combination of the least amount of Excess Contributions and Excess Aggregate Contributions for the Plan Year.

2.18 "Contribution Percentage"

	shall mean the ratio (expressed as a percentage carried out to two decimal points) of the Participant's Contribution Percentage Amount to the Participant's Compensation for Testing Purposes for that portion of the Plan Year during which the Participant was a Participant.

2.19 "Contribution Percentage Amount"

	shall mean the aggregate of Employer Matching Contributions and Qualifying Non-Elective Employer Contributions made under the Plan on behalf of the Participant for each Allocation Period for which testing is done. Such Contribution Percentage Amount shall also include Forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's Accounts which shall be taken into account in the Allocation Period in which such Forfeitures are allocated. The Employer also may elect to include each Participant's Elective Deferrals in the Contribution Percentage Amount so long as the Actual Deferral Percentage test is met before the Elective Deferrals are used in the Average Contribution Percentage test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the Average Contribution Percentage test.

2.20 "Controlled Group Member"

	shall mean, except to the extent this term may be modified in accordance with Section 5.7 (d)(vi), as follows:

		(a)	any corporation which is a member of a controlled
group of corporations (as defined in Section 414(b) of the Code) of which the Employer is a member,

		(b)	any organization which is a member of a group of
trades or businesses (whether or not incorporated) which is under common control with respect to the Employer (as defined in Section 414(c) of the Code),

		(c)	any organization which is a member of an
affiliated service group (as defined by Section 414(m) of the Code), or

		(d)	any other entity required to be aggregated with
the Employer pursuant to Section 414(o) of the Code and the regulations thereunder; but only for the period during which such other corporation, trade or business, organization or entity and the Employer are members of such controlled group of corporations, are under such common control, are serving as such affiliated service group or are required to be aggregated.

	All employees of Controlled Group Members shall be treated as employed by a single employer and all Controlled Group Members shall be considered to be a single Employer.

2.21 "Credit Balance"

	shall mean the sum of total of all accounts maintained on behalf of a Participant.

2.22  "Disability"

	shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of continuous and indefinite duration. The permanence and degree of such impairment shall be supported by medical evidence. The determination of Disability shall be made by the Administrator, in its sole discretion based on the available medical evidence.

2.23 "Early Retirement Date"
	shall be the date the Participant (i) has attained fifty-five years of age and (ii) has been credited with at least ten (10)
Years of Service.  A Participant who is credited with at least ten
(10) Years of Service, but whose Service has terminated before the Participant's attaining fifty-five (55) years of age shall be deemed to have reached the Participant's Early Retirement Date on the Participant's fifty-fifth birthday.

2.24 "Effective Date"
	shall mean January 1, 1998 for this amendment, restatement, conversion and continuation of the Dollar General Retirement Plan (originally effective January 1, 1982) and the Dollar General Corporation Employee Stock Ownership Plan (originally effective January 1, 1984).

2.25 "Elective Deferrals"

	shall mean contributions made to the Plan on behalf of the Participant by the Employer at the election of the Participant pursuant to a Salary Deferral Agreement in lieu of cash
Compensation to the Participant, pursuant to Section 4.1.

2.26 "Eligible Employee"

	shall mean any Employee who becomes eligible, after completing such eligibility requirements as are described at
Section 3.1 of this Plan, to make an Elective Deferral (if the Employer takes such Elective Deferral Contributions into account in the calculation of the Contribution Percentage), or to receive a Qualified Matching Contribution or Regular Matching Contribution (including Forfeitures thereof). If an Elective Deferral is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such an Elective Deferral shall be treated as an Eligible Employee on behalf of whom no Elective Deferrals are made. Although a rollover will be accepted by the Plan pursuant to its terms anytime after an individual becomes an Employee, that individual will not be eligible to share in Employer contributions or make Elective Deferrals until the Participant becomes an "Eligible Employee".

2.27 "Employee"

	shall mean any common law employee of the Employer maintaining the Plan or of any other employer required to be aggregated with the Employer under Section 414(b), (c), (m) or (o) of the Code, other than the following:

		(a)	Employees included in a unit of employees covered
by a collective bargaining agreement between the Employer and employee representatives, unless retirement benefits were the subject of good faith bargaining, if two percent or less of the employees of the Employer who are covered pursuant to that agreement are professionals as defined in Section
1.410(b)-9(g) of the Regulations, and if such agreement, by specific reference to the plan, provides for participation in the plan. For this purpose, the term "Employee representatives" does not include any organization more than half of whose members are employees who are owners, officers or executives of the Employer.

		(b)	individuals who would be considered "Leased
Employees", except for the limited purposes described in
Section 3.9 hereof.

		(c)	An employee who makes a one-time irrevocable
election upon the employee's commencement of employment with the Employer or upon the employee's first becoming eligible under the Plan not to receive accruals or other benefits under this Plan.

2.28 "Employee Stock Ownership Plan"

	shall mean the Dollar General Corporation Employee Stock Ownership Plan which is hereby amended, restated, converted and continued, together with the Retirement Plan, as of January 1, 1998 as the Dollar General Corporation 401(k) Savings and Retirement Plan and which remains an ESOP to the extent required by Treasury Regulation Section 54.4975-11(a)(5) as a portion of this Profit Sharing Plan.

2.29 "Employer"

	shall mean the Company, and any Controlled Group Member that has adopted the Plan, with the approval of the Board and the Board of Directors of the Controlled Group Member. Employer shall also include any partnership in which the Company has an interest and which is permitted by the Board to adopt the Plan.

2.30 "Employer Accounts"

	shall mean the following individual Accounts, which are subject to the Vesting Schedule:

(a) Employer Matching Account;
(b) Employer Profit Sharing Account;
(c) Retirement Plan Account;
(d) ESOP Stock Account;
(e) ESOP Investment Account; and
(f) ESOP Forfeiture Account

	Note that the Qualifying Nonelective Employer Contribution Account and the 401(k) Employer Stock Account, while both are Employer Contributions, are fully vested at all times and hence neither the Qualified Nonelective Employer Contribution Account nor the 401(k) Employer Stock Account is included as an Employer Account. Likewise the Prior Defined Benefit Pension Plan Account, which was transferred from a prior qualified defined pension plan maintained by the Sponsoring Employer which has been terminated by the Sponsoring Employer is derived from Employer Contributions and is fully vested at all times. Hence the Prior Defined Benefit Pension Plan Account is not included as an Employer Account either. The 401(k) Forfeiture Suspense Account, the Retirement Plan suspense Account and the ESOP Suspense Accounts are credited with nonvested amounts after the application of the Vesting Schedule to the above Employer Accounts, as described herein, and prior to forfeiture, and hence such Forfeiture Accounts are not subject to the Vesting Schedule.

2.31  "Employer Contribution Forfeiture"

	shall mean the non-vested portion of a Participant's Employer Accounts (other than the Forfeiture Suspense Account) which are forfeited pursuant to the Plan's Vesting Schedule. Such
Forfeitures under this Plan, shall be used to offset targeted
Employer Matching Contributions. Forfeiture shall be computed only as of the last day of the Plan Year, and not as of any other
Allocation Dates in the Plan Year.

2.32 "Employer Contributions"

	shall mean, with respect to the 401(k) Plan, the Qualified Nonelective Employer Contributions, the Employer Matching
Contributions and the Employer Profit Sharing Contributions.

2.33 "Employer Matching Contributions"

	shall mean the Contributions made to the Plan pursuant to
Section 4.3 on behalf of a Participant who makes Elective Deferrals to the Plan.

2.34 "Employer Profit Sharing Contributions"

	shall mean those Employer contributions (other than Qualifying Nonelective Contributions and Employer Matching
Contributions).

2.35  "Entry Date"

	shall mean January 1, April 1, July 1 and October 1 each Plan
Year.

2.36 "ERISA"

	shall mean Public Law 93-406, popularly known as the "Employee Retirement Income Security Act of 1974", as amended.

2.37 "ESOP"

	shall mean the Employee Stock Ownership Plan.

2.38 "ESOP Accounts"

	shall mean the following individual Accounts:

(a) the ESOP Stock Account;
(b) the ESOP Investment Account;
(c) the PAYSOP Account; and
(d) the ESOP Suspense Account.

2.39 "Excess Aggregate Contributions"

	shall mean, with respect to any Plan Year, the excess of:

(a) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

(b) (b)The maximum Contribution Percentage Amounts permit-ted by the Average Contribution Percentage test
(determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

	Such determination shall be made after first determining
Excess Elective Deferrals pursuant to Section 2.41 and then determining Excess Contributions pursuant to Section 2.40.

2.40 "Excess Contributions"

	shall mean, with respect to any Plan Year, the excess of:

(a) The aggregate amount of Elective Deferrals actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over

(b) The maximum amount of such Contributions permitted by the Actual Deferral Percentage test (determined by reducing Contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Percentages, beginning with the greatest dollar amount of deferrals.

2.41 "Excess Elective Deferrals"

	shall mean those Elective Deferrals that are includable in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals shall be treated as Annual Additions under the Plan.

2.42 "Fair Market Value"

	shall mean the with respect to Employer Stock which is a "registration type class of securities" as described at Code
Section 409(a)(2) and thus has a generally recognized market as described in ERISA. If the Employer Stock is not a "registration type class of securities" traded on a "generally recognized market" the fair market value of Employer Stock shall be made by an independent party experienced in preparing appraisals of closely held corporations who met requirements similar to requirements under Section 170(a)(1) and 401(c)(28)(C) of the Code and any regulation promulgated thereunder.

2.43 "Five-Percent Owner"

	shall mean any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock of a corporate Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or more than five percent (5%) of the interest in the non-corporate Employer.

2.44  "Forfeiture Suspense Account"

	shall mean each individually, or in the aggregate, the 401(k) Forfeiture Suspense Account, the Retirement Plan Forfeiture
Suspense Account and the ESOP Suspense Account which hold Account balances after a Participant's termination of Service and prior to such balances becoming Employer Contribution Forfeitures. Provided records are kept which protect the Participants' benefits, rights and features as described in Treasury Regulation Section
1.401(a)(4) and the "Section 411(d)(6) protected benefits" as described in Treasury Regulation Section 1.411(d)-4, the recordkeeper for the Plan may establish and maintain all such Accounts, for recordkeeping purposes only, as a single Forfeiture Suspense Account.

2.45 "401(k) Discrimination Forfeitures"

	shall mean, with respect to testing for nondiscrimination under this Plan, any Excess Contributions distributed pursuant to
Section 5.2(e) and Excess Aggregate Contributions forfeited pursuant to Section 5.5(b)

2.46 "401(k) Plan"

	shall mean this Plan.

2.47 "401(k) Plan Accounts"

	shall mean the following individual Accounts:

(a) Elective Deferral Account;
(b) Qualified Nonelective Employer Contribution Account;
(c) 401(k) Employer Stock Account;
(d) Employer Matching Account;
(e) Employer Profit Sharing Account;
(f) Individual Rollover Account; and
(g) Direct Rollover Account.

2.48 "Highly Compensated Employee"

	shall mean any Employee who performs Service for the Employer who:

(a) was a Five Percent Owner at any time during the year or the preceding year; or

(b) for the preceding year:

(i) had compensation from the Employer in excess of $80,000, as adjusted pursuant to Section 415(d) with a base period of September 30, 1996; and

(ii) was in the top-paid group of Employers for such year.

	An Employee shall be deemed in the top-paid group of Employees for any year in such Employee is in the group consisting of the top 20 percent of Employees when ranked on the basis of Compensation paid during the year.

2.49 "Hour of Service"

	shall mean the following:

(a)	Each hour for which an Employee is paid, or entitled to
payment, for the performance of duties for the Employer during the applicable computation period.

(b)	Each hour for which an Employee is paid, or entitled to
payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the Service relationship has terminated, but earned or accrued while employed) due to vacation, holiday, illness, incapacity (including disability up to five (5) months), jury duty, military duty or Leave of Absence; provided, however, that, with respect to this subsection:

(i) no more than five hundred and one (501) Hours of Service shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period),

(ii) hours for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws, and

(iii) hours shall not be credited for a payment which solely reimburses an Employee for medical or medically-related expenses incurred by the Employee.

	For purposes of this subsection, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

	(c)	Each hour for which an Employee is absent from work for
any period by reason of the pregnancy of the Employee, the birth of a child of the Employee, placement of a child with the Employee in connection with the adoption of such child by such Employee or for purposes of caring for such child, but solely for determining whether an Employee has incurred a Break in Service. The hours to be credited to such Employee in accordance with this subparagraph shall be the Hours of Service which otherwise would normally have been credited to such Employee but for such absence, or in any case in which the Plan Administrator is unable to determine such Hours of Service, eight (8) Hours of Service per day of such absence; provided, however, that with respect to this subsection:

			(i)	no more than five hundred and one (501)
Hours of Service shall be credited to an Employee by reason of any one (1) such pregnancy or placement,

			(ii)	such hours shall be treated as Hours of
Service in the Plan Year in which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in such Plan Year solely because periods of absence are treated as Hours of Service, or in any other case, in the immediately following year, and

			(iii)	no Hours of Service will be credited unless
the Employee furnishes to the Plan Administrator such timely information as the Plan Administrator may reasonably require to establish that the absence from work is for reasons referred to in this subsection including a statement of the number of days for which there was such an absence.

	(d)	Each hour for which back pay, irrespective of
mitigation of damages, is either awarded or agreed to by the Employer. The same hours shall not be credited both under subsection (a), (b) or (c) and under this subsection. Hours credited for back pay under this subsection with respect to periods described in subsection (b) shall be subject to the limitations set forth in subsection (b).

	The provisions of paragraph (b) and (c) of 29 CFR 2530.2b-2 shall be observed in crediting Hours of Service under this Section, which paragraphs are incorporated herein by reference.

2.50 "Inactive Participant"

	shall mean a Participant (or former Participant who has a balance remaining in the Participant's Accounts) who is not entitled to share in the allocation of Qualified Non-elective Employer Contributions, Employer Matching Contributions and Employer Profit Sharing Contributions for a Plan Year because the Participant has not met the requirements set forth in Sections 4.2,
4.3 and 4.4, respectively.

2.51 "Investment Committee"

	shall mean the committee which may be, at its discretion, appointed by the Board, and accepts the fiduciary duty, to oversee the investment options (including mutual funds, common trust funds and group annuity contracts) and Employer Stock provided under the Plan (other than Employer Stock automatically invested in the 401(k) Employer Stock Account or the ESOP Stock Account to which Participants may direct investments. Their duties include development and maintenance of the Plan's investment policy, selection of appropriate investment funds among which Participants can choose to allocate their Account balances as described in
Section 0 hereof, and selection of specific investment advisors within such a fund (if applicable).

2.52 "Leased Employee"

	shall mean any person (other than an employee of the recipient employer) who pursuant to an agreement between the recipient employer and any other person ("leasing organization") has performed services for the recipient employer (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year, and such services are performed under the primary direction or control of the service recipient. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

2.53 "Life Annuity"

	shall mean an immediate annuity provided for payment of a level monthly amount for the Participant's lifetime.

2.54 "Non-Highly Compensated Employees"

	shall mean those Employees who are not Highly Compensated
Employees.

2.55 "Normal Retirement Age"

	shall mean sixty-five (65) years of age.

2.56 "Normal Retirement Date"

	shall mean the last day of the month in which a Participant attains the Participant's sixty-fifth (65th) birthday.

2.57 "Participant"

	shall mean an Employee who meets all conditions of eligibility under Section 3.1 and participates in the Plan in accordance with the sections of ARTICLE 3.

2.58 "Plan Administrator"

	shall mean the Administrator.

2.59 "Plan"

	shall mean this plan entitled the Dollar General Corporation 401(k) Savings and Retirement Plan, as contained herein and as amended from time to time.

2.60 "Plan Year"

	shall mean the twelve (12) consecutive month period of January 1 through December 31.

2.61 "Prior Plan Account"

	shall mean the accounts derived from a Participant's participation in the prior defined benefit pension plan maintained by the Sponsoring Employer which were transferred to the Retirement Plan on the termination of that prior defined benefit pension plan.

2.62 "Qualified Domestic Relations Order"

	shall mean a court order described in Section 16.6 of the Plan.

2.63  "Qualified Joint and Survivor Annuity"

	shall mean an immediate annuity providing a level monthly amount for the life of the Participant with a survivor annuity for the life of the spouse which is equal to fifty percent (50%) of the amount of the annuity that is payable for the joint lives of the Participant and the spouse; the Qualified Joint and Survivor Annuity may be waived as provided in Articles 9, 10 and 11.

2.64 "Qualified Nonelective Employer Contributions"

	are described at Section 4.2 hereof and shall mean Employer contributions (other than Employer Matching Contributions, Employer Profit Sharing Contributions or Employee Elective Deferrals treated as Employer contributions under Section 401(k)).

2.65 "Qualified Preretirement Survivor Annuity"

	shall mean the survivor annuity purchased with one hundred percent (100%) of the remaining Vested Account balance of a Participant who dies before receiving full distribution of the Participant's Vested Account balance in the Plan; the Qualified
Preretirement Survivor Annuity may be waived as provided in Articles 9, 10 and 11.

2.66  "Retirement Plan"

	shall mean the Dollar General Retirement Plan which was a money purchase pension plan originally effective on January 1, 1982 and last restated completely effective January 1, 1989.

2.67 "Retirement Plan Accounts"

	shall mean the following individual Accounts:

(a) the Retirement Plan Account;
(b) the Retirement Plan Forfeiture Account; and
(c) the PAYSOP Account.

2.68 "Salary Deferral Agreement"

	shall mean the participation form wherein a Participant elects to have the Employer make Elective Deferrals of what would have been the Participant's Compensation to the Plan (but for such Salary Deferral Agreement).

2.69 "Service"

	shall mean the Employee's employment with the Employer. For purposes of the computation of the "Year of Eligible Service,"
"Year of Service" and "Year of Vesting Service", Service for the Employer, if any, prior to the Effective Date of this Plan amendment, restatement, conversion and continuation shall be included, but only to the extent it was included as a "Year of Service" for purposes of determining eligibility, service or vesting, respectively, under either the Retirement Plan or the ESOP. In no event shall the same Period of Service be counted twice under this Plan. A Participant's Service past the Participant's Normal Retirement Date shall continue to be counted hereunder.

2.70 "Spouse"

	shall mean the actual Spouse of a Participant or a former Spouse of the Participant if and to the extent such former Spouse is to be treated as a Spouse or surviving Spouse under a qualified domestic relations order described in Section 414(p) of the Code.

2.71 "Trust"

	shall mean the trust established under the Trust Agreement.

2.72 "Trust Agreement"

	shall mean the trust instrument established pursuant to and as an integral part of this Plan, as amended.

2.73 "Trust Fund" or "Fund"

	shall mean the assets held by the Trustee pursuant to the Trust Agreement.

2.74 "Trustee"

	shall mean the trustee or co-trustees appointed by the Board or by other corporate action to hold and invest the assets of the Trust Fund pursuant to ARTICLE 17. As of the Effective Date of this Plan amendment, restatement, conversion and continuation, Capital Guardian Trust Company shall be the Trustee, provided that another party or parties may also be appointed to serve as co-trustee of the assets of the Trust Fund for which Capital Guardian Trust Company does not serve as Trustee.

2.75 "Vested"

	shall mean the portion of an Account to which a Participant has a nonforfeitable interest as determined under Section 8.2 hereof.

2.76 "Vested Benefit"

	shall mean the portion of all of the Accounts to which a Participant has a nonforfeitable interest as determined under
Section 8.2.

2.77 "Vesting Schedule"

	shall mean that schedule set out at Section 8.2 hereof, and the top-heavy vesting schedule set out at Section 15.3, hereof which describes the Years of Vesting Service required for the nonforfeitability of Account balances of a Participant.

2.78 "Year of Eligibility Service"

	shall mean the twelve (12) consecutive month period measured from the date of hire during which the Employee is credited with 1,000 or more Hours of Service. If the Employee does not work
1,000 Hours of Service during the first twelve (12) month period as measured from the date of hire, then the Year of Eligibility
Service be based on a Year of Service definition at Section 2.79 which is based on the Plan Year, beginning with such Year of Service commencing with or within the initial twelve (12) month period beginning on date of hire and on each subsequent Plan Year. The computation of Years of Eligibility Service before and after a Break in Service are subject to the provisions of Section 3.3 hereof.

2.79 "Year of Service"

	shall mean a Plan Year in which an Employee is credited with 1,000 Hours of Service. In computing an Employee's Service after a Break in Service the Employee's Service before the Break in Service shall be disregarded until the Employee is credited with a Year of Service after the Break in Service.

2.80 "Year of Vesting Service"

	shall mean the Employee's Years of Service The computation of Years of Vesting Service before and after a Break in Service are subject to the provisions of Section 8.4(d) hereof.

3. ELIGIBILITY AND PARTICIPATION

3.1 Eligibility

An Employee shall become an Eligible Employee after the later of (a) completing one (1) Year of Eligibility Service, and (b) attaining twenty-one (21) years of age.

3.2 Participation

		(a)	Every person who was a Participant in either the
Retirement Plan or the ESOP, and who on the Effective Date of this amendment, restatement, conversion and continuation of this Plan was an Employee of an Employer shall be eligible to participate in this Plan according to its terms and conditions, and shall automatically become a Participant in this Plan as of such Effective Date by executing an application form in accordance with
ARTICLE 4 and a Salary Deferral Agreement in accordance with
Section 4.1.

		(b)	Each Employee who is not already a Participant
pursuant to subsection (a) shall become a Participant on the next
Entry Date into the Plan on or next following the date the Employee becomes an Eligible Employee.

		(c)	An Eligible Employee shall remain an Eligible
Employee until the Participant retires, dies, or otherwise terminates employment with the Employer, and shall remain an Inactive Participant until the Participant no longer maintains any Account balance in the Plan.

3.3 Reemployment

	If an Employee who is an Eligible Employee terminates Service and then is reemployed by the Employer, the Employee will be eligible as a Participant as of the date of the Participant's reemployment, provided the Employee as of termination of Service had a Vested interest in any Account as a Participant. However, if the Employee has no Vested Account balance as of termination of Service and the Employee's Breaks in Service equal or exceed the Employee's actually credited Years of Service, or if greater, five
(5) Breaks in Service, the Employee must satisfy the requirements again for eligibility in this Plan and shall begin to participate only on the next Entry Date on or next following the date the Employee becomes an Eligible Employee once more.

3.4 Return to Eligible Class

	In the event a Participant becomes no longer a member of an eligible classification of Employees and therefore becomes ineligible to participate, but has not incurred a Break in Service before returning to an eligible classification of Employee, such Employee will participate again immediately upon returning to an eligible classification of Employees. If such Participant, however, incurs a Break in Service, eligibility will be determined pursuant to Section 3.2. In the event an Employee who is not a member of an eligible classification of Employees becomes a member of an eligible classification, such Employee will participate immediately if such Employee has satisfied the minimum age and service requirements and would have otherwise, but for such classification, previously become a Participant.

3.5 Transfers Among Employers Which Are Controlled Group
Members or Among Employers which are Majority Owned

	A transfer of an Employee directly from one Employer which is a Controlled Group Member or from a business organization of which the Company owns the majority thereof (i.e., a majority owned Employer) to another shall not constitute a termination of employment or an interruption in Service; provided, however, that there shall be no duplication of benefits. The Accounts, if any, attributable to a Participant's Service with the Employer from which the Participant transferred shall be retained in such Employer's Plan, shall be credited or charged with earnings, losses and expenses in accordance with Section 5.4 hereof and shall continue to vest based on the Participant's continued Years of Vesting Service under that Employer to which the Participant transferred. Immediately upon the Participant's transfer, such Employee shall participate in the plan of the Employer to which the Participant transferred; provided, however, that the Participant's Years of Vesting Service for determining the Participant's nonforfeitable benefit under the Plan of the Employer from which the Participant transferred shall count as service for purposes of vesting under the plan of the Employer to which the Participant transferred.

3.6 Acceptance

	The Plan shall not be deemed either to constitute a contract between the Employer and any Employee or Participant or to be a consideration or an inducement for the employment of any Employee or Participant. No provision of the Plan shall be deemed to abridge or limit any managerial right of the Employer or to give any Employee or Participant the right to be retained in employment, or to interfere with the right of the Employer to discharge any Employee or Participant at any time, regardless of the effect which such discharge may have upon the Participant as a Participant. By the Participant's act of participation herein, each Participant, on behalf of himself, the Participant's heirs, assigns and Beneficiary or Beneficiaries shall be deemed conclusively to have agreed to and accepted the terms and conditions of the Plan.

3.7 Employees Who Are Officers, Shareholders or Highly
Compensated

	Highly Compensated Employees, officers or shareholders of the Employer may participate hereunder on and after the Effective Date only if they meet the same eligibility requirements which must be met by other Employees as stated in Section 3.2.

3.8 Absence in the Armed Services

	If an Employee leaves the Service of the Employer to enter the uniformed services of the United States of America but returns to Service with the Employer under circumstances, and within the time limits, described by Public Law 103-353, popularly called the "Uniformed Services Employment and Reemployment Rights Act of 1994" ("USERRA"), such as would entitle the Employee to coverage under, and the protection of, USERRA, then such Employee, to the extent required by law:

		(a)	shall be treated as not having incurred a Break
in Service by reason of such person's period or periods of service in the uniformed services;

		(b)	shall be treated as if each period served by the
person in the uniformed services constituted Service with the Employer for purpose of determining the nonforfeitability of the person's Accounts and for the purpose of determining the person's eligibility to share in the allocation of contributions under this Plan; and

		(c)	shall have the obligation of the Employer under
the Plan to fund benefits as described herein in accordance with USERRA.

3.9 Leased Employee

		(a)	Leased Employees shall not be eligible to
participate in the Plan.

		(b)	However, for purposes of testing compliance of
the Plan with the nondiscrimination rules of section 401(a)(4) of the Code, the participation rules of section 401(a)(26) of the Code and the coverage rules of section 410(b) of the Code, Leased
Employees shall be considered to be "Employees." However, an individual who would otherwise be treated as a Leased Employee for purposes of this paragraph shall not be treated as an Employee of the Employer if:

			(i)	such Leased Employee is covered by a plan
maintained by the leasing organization which is a qualified non-integrated money purchase pension plan providing: (i) an employer contribution of at least ten percent (10%) of the Leased Employee's compensation,
(ii) full and immediate vesting, and (iii) immediate eligibility to participate for any Leased Employee who, in each plan year during the four (4)-year period ending with the current plan year, has compensation in excess of one thousand dollars ($1,000); and

			(ii)	the number of Leased Employees do not
constitute more than twenty percent (20%) of the non-
Highly Compensated Employees of the Employer.

4. CONTRIBUTIONS

4.1 Elective Deferrals

		(a)	In General.  Each Participant will be eligible to
make Elective Deferrals under the Plan.  Each Participant (or any
Employee who will soon be eligible to become a Participant) who desires to make Elective Deferrals shall enter into a Salary
Deferral Agreement, which shall be confirmed in writing to the Participant (or the Employee who will soon be eligible to become a Participant) by the recordkeeper for the Plan. The terms of the Salary Deferral Agreement shall provide that the Participant agrees to accept a reduction in Compensation from the Employer by not less than one percent (1%) and not more than fifteen percent (15%), in whole percentage points. (In the future the Administrator shall have the option to permit specific dollar amounts of Elective
Deferrals when the recordkeeping system can handle such information.) However, in no event shall the reduction in Compensation, when added to the amounts allocated, in the aggregate, to the Participant's Qualified Nonelective Employer
Contributions Account, Matching Contributions Account or the
Employer Profit Sharing Account, exceed the Code 415 limits on benefits outlined in Section 5.7 for the Limitation Year (as that term is defined therein).

		(b)	Salary Deferral Elections.  In consideration of
such Salary Deferral Agreement, each payroll period the Employer will make a contribution equal to each Participant's chosen
Elective Deferral to the Plan for such payroll period within thirty
(30) days from the end of that payroll period. Each Participant's Compensation shall be reduced correspondingly by the amount of that Participant's Elective Deferral during the payroll period by the Employer pursuant to the Salary Deferral Agreement.

	A first Salary Deferral Agreement may be entered into by and between the Employer (or the Employee who will soon be eligible to become a Participant) and the Employer over the voice response unit of the recordkeeper for the Plan, unless the Employer provides for a different procedure to handle Salary Deferral Agreements in the future. The first Salary Deferral Agreement shall be confirmed in writing with the Participant (or Employee who will soon be eligible to become a Participant) by the recordkeeper as soon as practicable. After a Participant's Salary Deferral Agreement is confirmed, the recordkeeper shall notify the Employer of the Salary Deferral Agreement, also as soon as practicable. The first Salary Deferral Agreement shall then apply to each subsequent payroll period, beginning as of the first day of the first full payroll period beginning on or after the next Entry Date after receipt by the Employer of notice of the Salary Deferral Agreement, and after entry of the Participant's Elective Deferral amount by the Employer into the Employer's payroll system as soon as practical thereafter. The Salary Deferral Agreement shall continue until such time as the Participant elects otherwise as provided herein or terminates employment.

	Once a Participant has enrolled in the Plan, the Participant's Salary Deferral Agreement may be amended to change the amount of Elective Deferral at any time by the Participant by entering into a new Salary Deferral Agreement. The Participant may enter into a new Salary Deferral Agreement over the voice response unit of the recordkeeper. The new Salary Deferral Agreement shall be effective as of the first day of the first full payroll period beginning on or after receipt by the Employer of notice of the amendment from the recordkeeper, and after entry of the Participant's change of Elective Deferral into the Employer's payroll system as soon as practical thereafter. The recordkeeper shall confirm the new Salary Deferral Agreement in writing to the Participant as soon as practicable.

	A Participant may elect to completely stop the Elective Deferrals at any time by notifying the recordkeeper for the Plan.
A notice of cessation of Elective Deferrals shall be effective as of the first day of the first payroll period on or after receipt by the Employer of notice of the suspension from the recordkeeper, and after entry of the Participant's cessation of Elective Deferrals into the Employer's payroll system as soon as practical thereafter. The recordkeeper shall confirm such cessation of Elective Deferrals in writing to the Participant as soon as practicable. A cessation of Elective Deferrals shall be considered to continue until the Participant enters into a new Salary Deferral Agreement with the recordkeeper through the voice response unit of the recordkeeper for the Plan.

	The Salary Deferral Agreement of a Participant who is a Highly Compensated Employee may be amended by the Administrator at any time and from time to time without the consent of the Highly Compensated Employee to decrease or completely stop the amount of the Elective Deferrals for the balance of a Plan Year if an interim or prospective Actual Deferral Percentage test study indicates that the Participant will have Excess Contributions or Excess Aggregate Contributions for the Plan Year. Notice of such amendment shall be given each affected Highly Compensated Employee in writing as soon as practicable after the amendment by the recordkeeper. A Highly Compensated Employee affected by the amendment must enter into a new Salary Deferral Agreement in order to reestablish or change the Highly Compensated Employee's Elective Deferrals during the next following Plan Year.

	In accordance with Section 401(k) of the Code, all amounts withheld from a Participant's Compensation in accordance with this Section and contributed as Elective Deferrals to the Plan shall not be included in the gross income for the Participant for federal ordinary income tax purposes, and shall be deemed for tax purposes to be an Employer contribution to the Plan. Such Contributions shall be included in gross income for FICA and FUTA tax purposes.

4.2 Qualified Nonelective Employer Contributions

	The Employer may make contributions to the Plan on behalf of all Participants who are Highly Compensated Employees or Non-Highly Compensated Employees which shall be treated as Qualified Nonelective Employer Contributions to the extent, as determined by the Administrator, such Qualified Nonelective Employer
Contributions may be used to meet the nondiscrimination requirements of Code Section 401(k)(3)(A)(ii) or the comparability requirements of Section 401(l) of the Code (in which case, but only in this case, the contribution shall be considered to be an Employer Profit Sharing Contribution for purposes of only Section 401(l) of the Code). In this regard all or part of the Qualified Nonelective Employer Contributions made with respect to any or all such Participants being tested may be treated as Elective
Deferrals. Qualified Nonelective Employer Contributions, if made, shall be paid to the Trust on or before the time provided for a deduction for the contribution: that is, on or before the due date, plus extensions, of the Employer's annual tax return covering such Plan Year. Contributions made within such period after the Plan Year shall still be treated as having been paid in that Plan Year. The amount of Qualified Nonelective Employer Contributions shall be determined annually by the Employer as a discretionary contribution, and the Employer shall not be required to contribute Qualified Nonelective Employer Contributions to the Plan for any Plan Year or for every Plan Year. Qualified Nonelective Employer Contributions shall be allocated pursuant to Section 5.3(a) hereof. If the Employer so determines, the first one-half (1/2) of one percent (1%) of the discretionary Qualified Nonelective Employer Contributions each Plan Year may be made in Employer Stock, or used to acquire Employer Stock.

4.3 Employer Matching Contributions

	The Employer may make Employer Matching Contributions to the Plan. Employer Matching Contributions, if made, shall be paid to the Trust with respect to each payroll period on behalf of each Participant who elects to have the Elective Deferrals made by the Employer on or before the time provided for a deduction for the contribution: that is, on or before the due date, plus extensions, of the Employer's annual tax return covering such Plan Year. While a targeted rate of Employer Matching Contributions is described in
Section 5.3(b) hereof, the actual amount of Employer Matching Contributions shall be determined by the Employer for each payroll period as a discretionary contribution, and the Employer shall not be required to contribute Employer Matching Contributions to the Plan at the targeted rate of matching or even for every (or any) payroll period. Employer Contribution Forfeitures, and 401(k) Discrimination Forfeitures attributable to forfeitures of Excess Aggregate Contributions, arising with respect to a Plan Year shall be used as Employer Matching Contributions, and therefore, to the extent available, shall reduce the required Employer Matching Contributions necessary to meet the targeted matching rate pursuant to Section 5.3(b) hereof for any payroll period. All Employer Matching Contributions (together with offsetting Employer Contribution Forfeitures and 401(k) Discrimination Forfeitures as described herein) shall be invested in the Employer Matching Account. In accordance with Code Regulation Section 1.401(m)- 1(a)(1)(i), the Plan may limit Employer Matching Contributions in a manner that prevents Excess Aggregate Contributions.

4.4 Employer Profit Sharing Contributions

		(a)	In General.  In addition to the discretionary
Employer contributions set forth in Sections 4.2 and 4.3 above, the Employer may contribute additional amounts to the Plan in any Plan Year out of profits or retained earning as profit sharing contributions. Such contributions by the Employer shall be designated as Employer Profit Sharing Contributions. All such Employer Profit Sharing Contributions shall be paid by the Employer in cash or in Employer Stock, or in a combination of both, as the Board of the Sponsoring Employer may from time to time determine.
The Employer shall not be required to make discretionary Employer Profit Sharing Contributions to the Plan in every Plan Year, or in any Plan Year, or to contribute the same amount or to contribute in accordance with the same ratio every Plan Year, but the Employer, in its sole discretion, shall determine the amount of discretionary employer profit sharing contributions, if any, to be made to the Trust under the Plan each Plan Year. Discretionary employer contributions may be made on any date or dates the Employer elects, but the total amount of its discretionary contribution for any Plan Year shall be paid on or before the time provided for a deduction: that is within the period the Employer has to file its annual tax return covering such Plan Year, plus extensions provided in the Code. Notwithstanding the foregoing, the Employer shall not contribute for any Plan Year an amount which exceeds the maximum deduction allowable under Section 404 of the Code.

		(b)	Forfeitures In Excess of Amount Needed for
Targeted Employer Match Used As Profit Sharing Contributions. Employer Profit Sharing Contributions to the Plan shall be allocated to Employer Profit Sharing Accounts of all eligible Participants in accordance with Section 5.3(c) hereof. Employer Contribution Forfeitures arising under this Plan with respect to that portion of Accounts forfeited under the Vesting Schedule of
Section 8.2 shall be used first to offset and reduce targeted Employer Matching Contributions and thereafter shall be allocated for the Plan Year as if they were Employer Profit Sharing Contributions for the Plan Year with respect to which they arose.

4.5 Indirect Rollovers

		(a)	In General.  Any Employee, regardless of whether
the Employee has met the eligibility requirements of ARTICLE 3, may roll over to this Plan the following to be established and maintained in the Participant's name as a separate account:

			(1)	Subject to the rules, the Participant's
interest in a pension, profit-sharing or stock bonus plan qualified under Section 401(a) or 403(a) of the Code to this Plan, provided that:

				(i)	the rollover consists of only cash;

				(ii)	the amount distributed from such plan
is transferred to this Plan no later than the 60th day after such distribution was received by the Employee;

				(iii)	the distribution constituted the
Employee's entire nonforfeitable interest in such plan and was made prior to the Employee's reaching age 70-1/2 within one taxable year to the Employee as a lump sum distribution (although the rollover to this Plan may consist of less than the full amount of the distribution);

				(iv)	the amount transferred to this Plan
does not include any voluntary after-tax employee contributions made by the Employee to the prior plan.

			(2)	An Individual Retirement Account ("IRA")
qualified under Section 408 of the Code, where the Individual Retirement Account was used as a conduit from a pension, profit-sharing or stock bonus plan qualified under Section 401(a) or 403(a) of the Code from which the distribution was initially made and the rollover is made in accordance with subsection (a), provided that the amount so transferred does not include contributions made by the Employee to the Individual Retirement Account or earnings on such contributions.

		(b)	Fully Vested.  An Employee's interest in such
rollover and earnings thereon shall remain one hundred percent
(100%) fully vested and nonforfeitable at all times. Payment shall be made on the same basis as the Voluntary Contributions Account; provided, however, that at any Allocation Date, each Participant shall have the right to withdraw any part or all of the Participant's Rollover Account.

		(c)	No Effect On Annual Addition Calculation.  Such
rollovers shall not be considered either in determining the maximum Annual Additions permissible under the Plan pursuant to Section
5.7(d)(i) or as Elective Deferrals or Qualified Matching
Contributions and Regular Matching Contributions.

4.6 Direct Rollovers

		(a)	In General.  Any Employee, regardless of whether
the Employee has met the eligibility requirements of ARTICLE 3, may make a direct rollover of plan assets attributable to the Participant's participation in a pension, profit-sharing or stock bonus plan qualified under Section 401(a) of the Code to the Plan from such other plan by that plan's trustee. No part of such direct rollovers may consist of voluntary after-tax employee contributions.

		(b)	Election of Direct Rollover.  At the election of
a Distributee, the Trustee, at the time and in the manner prescribed by the Administrator, may make a direct rollover of all or any portion of an Eligible Rollover Distribution to an Eligible Retirement Plan.

			(1)	Eligible Rollover Distribution:  An
Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover
Distribution does not include:

				(i)	any distribution that is one of a
series of substantially equal periodic payments
(not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's Beneficiary, or for a specified period of ten years or more; or

				(ii)	any distribution to the extent such
distribution is required under Section 401(a)(9) of the Code; and

				(iii)	the portion of any distribution that
is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

			(2)	Eligible Retirement Plan:  An Eligible
Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code or a qualified trust described in Section
401(a) of the Code which is Employed with a defined contribution plan, that accepts the Distributee's
Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving
Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

			(3)	Distributee:  A Distributee includes an
Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former
Spouse who is the alternate payee under a Qualified
Domestic Relations Order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse.

			(4)	Direct Rollover:  A Direct Rollover is a
payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

		(c)	Owner-Employees.  Assets attributable to
employment as an Owner-Employee under an H.R.-10 plan (exclusive of the portion attributable to voluntary after-tax employee contributions thereunder) shall not begin to be distributed before the Employee dies, incurs a Disability or attains age 59-1/2, nor later than the taxable year in which the Employee attains age 70-1/2.

		(d)	No Effect on Annual Addition Calculation.  Direct
Rollovers shall not be considered either in determining the maximum Annual Additions permissible under the Plan pursuant to Section
5.7(d)(i) or as Qualified Contributions, Employer Matching
Contributions, or Employer Profit Sharing Contributions.

4.7 Prohibition of Reversion

	Contributions made by the Employer to the Plan shall be made irrevocably and it shall be impossible for the assets of the Plan to inure to the benefit of the Employer or to be used in any manner other than for the exclusive purpose of providing benefits to Participants, Inactive Participants, Retired Participants and Beneficiaries, and for defraying reasonable expenses of adminis-tering the Plan; provided, however, that nothing herein shall be construed to prohibit the return to the Employer of all or part of an Employer Contribution:

		(a)	which is made by the Employer due to a mistake of
fact, provided the return of such Contribution is made within one (1) year after the date of payment thereof, or

		(b)	the extent a deduction thereof under Section 404
of the Code is disallowed, provided the return of such contribution is limited to the amount disallowed and is made within one (1) year after the disallowance.

5. PARTICIPANTS' ACCOUNTS

5.1 Establishment of Participants' Accounts

	Although the assets of this Plan are commingled in the Trust and are available to pay any benefit due from this Plan, as amended, restated, converted and continued effective January 1, 1998, the Trustee shall establish and maintain, or cause to be established and maintained by a third party, separate bookkeeping Accounts for each Participant to which will be allocated and credited contributions and earnings, or debited for distribution of benefits, losses and expenses. In this regard when the Plan described contributions or allocations "to" an Account or disbursements or payments "from," or charges "against," an Account, what actually is to take place are credits and debits to the Account on the books of the recordkeeper. The Accounts which will be created by the recordkeeper with respect to each Participant and Inactive Participant, and will be maintained with respect to the Participant and Inactive Participant until all benefits have been paid or forfeited hereunder. Only one account of each type of Account described hereunder shall be established and maintained on behalf of a Participant, except as provided in Sections 8.3(b) and 8.4(b) hereof.

	(a)	Elective Deferral Account.  Elective Deferrals
made on a Participant's behalf by the Employer for a Plan Year pursuant to Section 4.1 hereof will be credited to an Elective Deferral Account in the name of the Participant which will be fully vested and nonforfeitable at all times and subject to the withdrawal restrictions of Section 13.1.

	(b)	Qualified Nonelective Employer Contribution
Account. Contributions determined by the Administrator to be Qualified Nonelective Employer Contributions made by the Employer, if any, for a Plan Year pursuant to Section 4.2 hereof will be credited to a Qualified Nonelective Employer Contributions Account in the name of the Participant which will be fully vested and nonforfeitable at all times and subject to the withdrawal restrictions of Section 13.1, provided, however, that the first one-half (1/2) of one percent (1%) of contributions made with respect to the Plan Year pursuant to Section 4.2 hereof shall be allocated to the 401(k) Employer Stock Account as described at
Section 5.2(g) herein.

		(c)	Employer Matching Account.  Employer Matching
Contributions made by the Employer, if any, for a Plan Year pursuant to Section 4.3, together with Employer Contribution
Forfeitures and 401(k) Discrimination Forfeitures reducing and offsetting Employer Matching Contributions as described therein, will be credited to an Employer Matching Account in the name of the Participant which will be subject to the Vesting Schedule.

	(f)	401(k) Employer Stock Account shall mean the
account maintained by the Employer to which shall be credited the first one-half (1/2) of one percent (1%) of the contribution made, if any, with respect of a Participant in a Plan year pursuant to
Section 4.2 hereof. Like the Qualified Nonelective Employer Contributions Account, the 401(k) Employer Stock Account shall be fully Vested and nonforfeitable at all times.

		(e)	Employer Profit Sharing Account.  Profit sharing
contributions made by the Employer in a Plan Year pursuant to
Section 4.3(a) hereof, and excess Employer Contribution Forfeitures and 401(k) Discrimination Forfeitures pursuant to Section 4.3(b) hereof, will be credited to an Employer Profit Sharing Account in the name of the Participant which will be subject to the Vesting
Schedule.

	(f)	401(k) Forfeiture Suspense Account shall mean the
account in the name of the Participant to which shall be credited any Employer Contribution Forfeiture arising from 401(k) Accounts under this 401(k) Plan.

	(g)	Indirect Rollover Account.  An Indirect Rollover
made by an Employee pursuant to Section 4.5 hereof will be credited to an Indirect Rollover Account in the name of the Participant which will be fully Vested and nonforfeitable at all times.

		(h)	Direct Rollover Account.  Direct Rollovers made
by an Employee pursuant to Section 4.6 will be credited to a Direct Rollover Account which will be fully Vested and nonforfeitable at all times.

		(i)	Retirement Plan Account shall mean the account to
which shall be credited, as of January 1, 1998, the balance, if any, of the Participant's account in the Retirement Plan (other than any account maintained in the Retirement Plan attributable to the participation by the Participant in the terminated defined benefit pension plan previously created and maintained by the Sponsoring Employer and transferred by the Participant to the Retirement Plan. Thereafter this Account shall be credited with earning, and debited for distributions, losses and expenses as described herein.

		(j)	Prior Pension Account shall mean the account to
which shall be credited the balance, if any, of the account maintained in the Retirement Plan attributable to the participation by the Participant in the terminated defined benefit pension plan previously created and maintained by the sponsoring Employer and transferred by the Participant to the Retirement Plan. This
Account shall be fully Vested and nonforfeitable at all times.

	(k)	Retirement Plan Forfeiture Suspense Account shall
mean the account in the name of the Participant to which shall be credited, as of January 1, 1998, the amount equal to the Participant's Forfeiture Suspense Account, as defined in the Retirement Plan, as of the day immediately preceding the Effective Date of this Plan amendment, restatement, conversion and continuation. Thereafter, this Account shall be credited with any Employer Contribution Forfeitures arising from Retirement Plan Accounts under this 401(k) Plan as of the end of each Plan Year.

		(l)	ESOP Stock Account shall mean the account in the
name of a Participant to which shall be credited the amount of Employer Stock credited to the balance of the Participant's Stock
Account, as defined in the ESOP, as of the date immediately preceding the Effective Date of this Plan amendment, restatement, conversion and continuation of the Plan as a 401(k) Plan.

		(m)	ESOP Investment Account shall mean the account in
the name of the Participant to which shall be credited the amount credited to the balance of the Participant's Investment Account, as defined in the ESOP, as of the date immediately preceding the Effective Date of this Plan amendment, restatement, conversion and continuation of the Plan as a 401(k) Plan, and thereafter this ESOP Investment Account shall be credited with earning, and debited for distributions, losses and expenses as described herein.

		(n)	PAYSOP Account shall mean the account in the name
of the Participant to which shall be credited an amount equal to that credited to the Participant's PAYSOP Account, as of the date immediately preceding the Effective Date of this Plan amendment, restatement, conversion and continuation, and thereafter the PAYSOP Account shall be credited with earning and debited for distributions, losses and expenses as described herein.

		(o)	ESOP Forfeiture Suspense Account shall mean the
account in the name of the Participant to which shall be credited an amount equal to that credited to a Participant's Forfeiture
Suspense Account, as defined in the ESOP, as of the date immediately preceding the Effective Date of this Plan amendment, restatement, conversion and continuation. thereafter this Account shall be credited with earnings and debited for reallocations, losses and expenses as provided herein.

		(p)	Basis Account shall mean the account in the name
of a Participant to which shall be credited the amounts credited to the Participant's Basis Account, as defined in the ESOP, as of the date immediately preceding the Effective Date of this Plan amendment, restatement, conversion and continuation.

	Each of the Accounts described above will share in the gains and losses of the Trust Fund, and the expenses of the Plan, in the manner as described in Section 5.4 herein.

5.2 Allocation of Elective Deferrals Contributions

		(a)	In General.  For each Plan Year, as of the last
day of each payroll period, Elective Deferrals made with respect to the payroll period by a Participant shall be allocated to the Elective Deferral Account of that Participant.

		(b)	Annual Limit on Elective Deferrals.

			(i)	Limit.  No Participant shall be permitted
to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year (note for the purpose that any Elective Deferrals in excess of the Code Section 415 limitations which is returned to the Participant as described in subparagraph (ii) hereof shall be disregarded). (Such dollar limitation is $10,000 in 1998.) If a Participant receives a hardship withdrawal distribution pursuant to Section 13.1, the dollar limitation described above, for the Partici-pant's taxable year immediately following the taxable year of the hardship distribution, shall be reduced by the amount of the Participant's Elective Deferrals for the taxable year of the hardship distribution.

			(ii)	Distribution of Excess Elective Deferrals.
A Participant may assign to this Plan any Excess
Elective Deferrals made during a taxable year of the Participant by notifying the Administrator before April
15 of the year following the year in which the deferrals were made of the amount of the Excess
Elective Deferrals to be assigned to the Plan.
Notwithstanding any other provision of the Plan, Excess
Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Elective
Contribution Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess
Elective Deferrals for such taxable year.

			(iii)	Determination of Income or Loss.  Excess
Elective Deferrals shall be adjusted for any income or loss up to the last day of the Plan Year.

		(c)	Actual Deferral Percentage Test.

			(i)	The Actual Deferral Percentage for
participants who are Highly Compensated Employees for each Plan Year and the Actual Deferral Percentage for
Participants who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the follow-ing tests:

			(ii)	The Actual Deferral Percentage for
Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Deferral
Percentage for Participants who are Non-highly
Compensated Employees for the same Plan Year multiplied by 1.25; or

			(iii)	The Actual Deferral Percentage for
Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Deferral
Percentage for Participants who are Non-highly
Compensated Employees for the same Plan Year multiplied by 2.0, provided that the Actual Deferral Percentage for Participants who are Highly Compensated Employees does not exceed the Actual Deferral Percentage for Participants who are Non-highly Compensated Employees by more than two (2) percentage points.

		(d)	Special Rules:

			(i)	The Actual Deferral Percentage for any
Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective
Deferrals (and Qualified Nonelective Employer
Contributions, if treated as Elective Deferrals for purposes of the ADP test) allocated to the Participant's Accounts under two or more arrangements described in Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Nonelective Employer Contributions) were made under a single arrangement. If a Highly Compensated
Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

			(ii)	In the event that this Plan satisfies the
requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Actual Deferral Percentage of employees as if all such plans were a single plan.
Plans may be aggregated in order to satisfy Section
401(k) of the Code only if they have the same Plan
Year.

			(iii)	For purposes of determining the Actual
Deferral Percentage of a Participant who is a Five-Percent Owner or one of the ten most highly-paid
Highly Compensated Employees, the Elective Deferrals
(and Qualified Nonelective Employer Contributions, if treated as Elective Deferrals for purposes of the ADP test) and Compensation for Testing Purposes of such Participant shall include the Elective Deferrals (and
Qualified Nonelective Employer Contributions, if treated as Elective Deferrals for purposes of the ADP test) and Compensation for Testing Purposes for the Plan Year.

			(iv)	For purposes of determining the Actual
Deferral Percentage test, Elective Deferrals and
Qualified Nonelective Employer Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

			(v)	The Employer shall maintain records suffi-
cient to demonstrate satisfaction of the Actual
Deferral Percentage test and the amount of Qualified
Nonelective Employer Contributions used in such test.

			(vi)	The determination and treatment of the
Actual Deferral Percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

		(e)	Distribution of Excess Contributions.

			(i)	Required Distributions.  Notwithstanding
any other provision of this plan, Excess Contributions, plus any income and minus any loss allocable thereto as described in (e)(ii) which follows, shall be distributed no later than the last day of each Plan
Year to Participants to whose Elective Deferral
Accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Participants in the Plan Year who are Highly
Compensated Employees by reducing Excess Contributions made on behalf of such Highly Compensated Employees so that the limit is not exceeded, beginning with the Highly Compensated Employee in the greatest dollar amount of deferrals and continuing in a like manner so that the return of such deferred contributions are on the basis of amounts contributed.

			Excess Contributions shall be treated as Annual
Additions under Section 5.7.

			(ii)	Determination of Income or Loss:  Excess
Contributions shall be adjusted for any income or loss up to the last day of the Plan Year.

			(iii)	Accounting for Excess Contributions:
Excess Contributions shall be distributed from the Elective Deferral Account of Participants who are
Highly Compensated Employees in the order described in subsection (e)(i) hereof.

5.3 Allocations Under 401(k) Plan (Other Than Elective
Deferrals)

		(a)	Allocation of Qualified Nonelective Employer
Contributions. Qualified Nonelective Employer Contributions made pursuant to Section 4.2 shall be allocated to the Qualified Nonelective Employer Contribution Account of each Participant during the year in the ratio that each such Participant's Compensation for the Plan Year bears to all the Compensation of all such Participants eligible for a Qualified Nonelective Employer Contribution for that Plan Year. Any portion of the Qualified Nonelective Employer Contributions which are composed of Employer Stock, or with respect to which the Employer directs the investment thereof in Employer Stock pursuant to Section 17.4 hereof, shall, notwithstanding the foregoing, be allocated to the 401(k) Employer Stock Account of each Participant during the Year, in the greatest number of whole shares possible, in the same ratio. For purposes hereof, "Compensation" shall have the meaning described in Section
2.16 hereof.

		(b)	Allocation of Employer Matching Contributions and
Offsetting Forfeitures.  As of the last day of each payroll period
(but no less often than as of the last day of the Plan Year), Employer Matching Contributions made pursuant to Section 4.3 on behalf of each Participant who made Elective Deferrals during the payroll period, together with Employer Contribution Forfeitures and 401(k) Discrimination Forfeitures used to reduce and offset
Employer Matching Contributions, shall be allocated to the Participant's Employer Matching Contributions Account. Subject to
(i) any limitation on Employer Matching Contributions under Section
4.3 hereof, (ii) the Employer actually making such discretionary
Employer Matching Contributions and (iii) the limitations of the Average Contribution Percentage Test described in Section 5.6 hereof, the Employer Matching Contribution to be allocated, together with Employer Contribution Forfeitures and 401(k)
Discrimination Forfeitures, shall be an amount targeted to be equal to fifty percent (50%) of the first six percent (6%) of Elective Deferrals of each Participant entitled to share in this allocation.

		(c)	Allocation of Employer Profit Sharing
Contributions and Forfeitures In Excess of Employer Matching Target. As of the last day of each Plan Year the Employer Profit Sharing Contributions shall be allocated to the Participant's Employer Profit Sharing Account, provided the Participant was credited with a Year of Service during that Plan Year and was still in Service on the last day of that Plan Year. As of the last day of each Plan Year, Employer Profit Sharing Contributions made pursuant to Section 4.4, together with any Employer Contribution Forfeiture or 401(k) Discrimination Forfeitures which could be used to reduce and offset Employer Matching Contributions, but are in excess of the targeted match, shall be allocated to the Participant's Employer Profit Sharing Account, provided the Participant is credited with a Year of Service during that Plan Year and is still in Service on the last day of the Plan Year.

5.4 Valuation of Trust Fund

		(a)	In General.  The assets of the Trust Fund will be
valued at fair market value no less often than at least annually as of the last day of the Plan Year. Also no less often than at least annually, the earnings, losses and expenses of the Trust Fund will be allocated to or charged against the Participants' and Inactive
Participants' Accounts. In valuing the Employer Stock which are assets of the Plan, such Employer Stock shall be valued on a "unitized" basis.

		(b)	Allocation to Participant-Directed Accounts.  As
of each Allocation Date the Accounts with respect to which Participants are directing investments described in Section 17.5 hereof, shall be allocated and credited with earnings or charged with losses and expenses as set forth in Section 17.5 hereof.

		(c)	Allocation to Accounts Not Employer or
Participant-Directed.. As of each Allocation Date (except for Sections 5.4(c)(1), 5.4(c)(5) and 5.4(c)(6) which shall only be allocated as of the end of the Plan Year) the Accounts to the extent the investments therein are not Employer-directed or Participant-directed shall be allocated and credited with earnings, or charged and debited for losses and expenses, by the Administrator as provided hereinafter.

	(1)	Employer Stock.  All Employer Stock acquired by
the Plan or Trustee since the end of the last Plan Year (including the Employer Stock to be allocated to the 401(k) Employer Stock Account pursuant to Section 5.3(a) hereof), and all unallocated Employer Stock, if any, remaining from the prior Allocation Period, shall be allocated, in the greatest whole number of shares possible (and fractional shares, if fractional shares are permissible according to law, the Company's by-laws and any registration of such shares with the Security Exchange Commission), to the 401(k) Employer Stock Account of each Participant in the Plan during the Plan Year in the proportion that the Participant's Compensation for such Plan Year bears to the total of the Compensation of all such Participants entitled to share in this allocation for such Plan Year. For purposes hereof, the term "Compensation" is defined at Section 2.16 herein.

	(2)	Cash Income.  Cash income with respect to Plan
assets since the last Allocation Date, including dividends paid with respect to stock other than Employer Stock, shall be allocated to the Account of each Participant and Inactive Participant to which is credited the Plan asset the income is attributable to, or if the Plan asset is not credited to an Account, then in the proportion that the aggregate balance of such Participant's or Inactive Participant's non-directed Accounts as of such Allocation Date bears to the total aggregate balances of all such Accounts as of the last Allocation Date.

	(3)	Employer Stock Dividend.  Any Employer Stock
dividend paid with respect to Employer Stock allocated to a Participant's Account since the last Allocation Date, or as of the present Allocation Date, shall be allocated to the respective Account to which is credited the Employer Stock with respect to which the dividend is paid.

	(4)	Cash Dividends on Employer Stock.  Subject to
subsection (7) hereof regarding the payment of cash dividends on Employer Stock held in the ESOP Accounts to Participants, the total cash dividends received with respect to the Employer Stock allocated to an Account of a Participant or Inactive Participant since the last Allocation Date, or as of the present Allocation Date pursuant to subsection (c)(1) above, shall be allocated to the Account of the Participant or Inactive Participant to which is credited the Employer Stock on which the dividend is paid.

	(5)	Forfeitures From of a Former Participant's ESOP
Stock Accounts. All Forfeitures consisting of shares of Employer Stock acquired with an "exempt loan" within the meaning of Treasury Regulations Section 54.4975-7(b)(1)(iii), if any, shall be allocated, in the greatest whole number of shares possible, to the ESOP Stock Account of each Participant who is credited with a Year of Service that Plan Year and is still in Service on the last day of the Plan Year in proportion to the Participant's Compensation in the Plan Year to the total Compensation in the Plan Year of all Participants entitled to share in this allocation. For purposes hereof, "Compensation" shall be defined at Section
2.16 hereof.

	(6)	Allocation of Excess Amounts.  All "excess
amounts" allocated pursuant to Section 5.7(a)(iv)(4) hereof (which describes the limitation on allocation of Code Section
415) consisting of cash shall not be allocated and reallocated to Participants, but shall be used to reduce and offset Employer Matching Contributions.

	(7)	Cash Dividends Paid to Participants.  Any cash
dividends paid with respect to shares of Employer Stock allocated to a Participant's ESOP Stock Account, whenever such allocation was made, in the sole discretion of the Administrator, but only if the recordkeeper of the Plan agrees, may be paid in cash to each such Participant in the Plan and any Beneficiary in pay status not later than 90 days from the end of the Plan Year in which paid, and if so, the Employer may take the deduction described for such dividends in Section 404(k) of the Code.

	(8)	Fractional Shares.  All remaining whole or
fractional shares of Employer Stock which are not allocated because only whole shares of Employer Stock are to be allocated shall be held unallocated for allocation on the next Allocation Date.

	(9)	Other Trust Earnings and Losses.  Except as
provided above, as of each Allocation Date earnings shall be allocated and credited to, and losses debited and charged against the Accounts which are not Participant-directed in the proportion that each such Account as of the last Allocation Date bears to the aggregate of all such Accounts as of the last Allocation Date. In determining the Account balances as of the last Allocation Date, each Account balance shall be reduced by the amount of any disbursements from the Account since the last Allocation Date. With respect to a Participant's Elective Deferral Account balance, each such Account shall be credited with one-half (1/2) the Elective Deferrals made by the Participant during the Allocation Period. Alternatively, if approved by the Administrator, Trust Fund earnings and losses may be allocated in any equitable, uniform and nondiscriminatory manner which is selected for the purposes of recognizing the timing of contributions, withdrawals, distributions, transfers, Participant or Employer directed investments or other temporal events affecting Account value as adjustments to Account balances.

	If a Participant indirectly or directly rolls over funds pursuant to Section 4.5 or 4.6 during the Allocation Period, then for purposes of allocating the Participant's share of the Trust Fund earnings and losses for that same Allocation period, unless the Employee directs the investment of such Account as provided in Section 17.5 hereof or the Administrator decides to revoke the last sentence of the preceding paragraph, the Participant's Account balances as of the preceding Allocation Date shall include the amount the Participant indirectly or directly rolls over during the Allocation Period multiplied by a fraction, the numerator of which is the number of days in the Allocation Period left after the rollover subtracted from the number of days in the Allocation Period, and the denominator of which is the number of days in the Allocation Period.

	(10)	Expenses of General Fund Administration.  All
expenses of the Plan chargeable thereto in accordance with ERISA and the Code (other than expenses specifically chargeable to Participant-directed Accounts pursuant to
Section 17.5(a) hereof) shall be debited to and charged against each Account, including Accounts which are Participant directed, on an equal per person basis (i.e., per capita).

	(11)	Special Suspense Accounts.  The Administrator may
direct that special suspense accounts be established to hold
Employer contributions, income (including stock and cash dividends), stock or other amounts that are assets of the Trust Fund, but will not be allocable, or cannot be allocated because of a limitation herein, until the next Allocation
Date.

5.5 Average Contribution Percentage Test: The Aggregate Limit
For Employer Matching Contributions and Elective
Contributions

		(a)	The Aggregate Limit In General.

			(1)	The Average Contribution Percentage for
Participants who are Highly Compensated Employees for each Plan Year and the Average Contribution Percentage for Participants who are Non-highly Compensated
Employees for the same Plan Year must satisfy one of the following tests:

			(2)	The Average Contribution Percentage for
Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution
Percentage for Participants who are Non-highly Compen-sated Employees for the same Plan Year multiplied by 1.25; or

			(3)	The Average Contribution Percentage for
Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution
Percentage for Participants who are Non-highly Compen-sated Employees for the same Plan Year multiplied by two (2), provided that the Average Contribution
Percentage for Participants who are Highly Compensated
Employees does not exceed the Average Contribution
Percentage for Participants who are Non-highly
Compensated Employees by more than two (2) percentage points.

			(4)	Special Rules:

				(i)	Multiple Use:  If the sum of the
Actual Deferral Percentage and Average
Contribution Percentage of Highly Compensated
Employees exceeds the Aggregate Limit described in subsection (a) above, then the Average
Contribution Percentage of those Highly
Compensated Employees will be reduced by forfeiting such excess with respect to such Highly Compensated Employees, beginning with the Highly Compensated Employee who is a Participant that Plan Year whose Employer Matching
Contribution is the highest and continuing in accordance with Code Section 401(m)(6)(a) until the excess with respect to the Plan Year will no longer exist. The amount by which each Highly
Compensated Employee's Contribution Percentage
Amounts is reduced shall be treated as an Excess
Aggregate Contribution and shall be a 401(k)
Discrimination Forfeiture.  The Actual Deferral
Percentage and Average Contribution Percentage of the Highly Compensated Employees are determined after any corrections (including the determination by the Administrator as to which contributions made pursuant to Section 4.2 hereof are to be treated as Qualified Nonelective
Employer Contributions) required to meet the Actual Deferral Percentage and Average Contribu-tion Percentage tests. Multiple use does not occur if either the Actual Deferral Percentage and Average Contribution Percentage of the Highly
Compensated Employees does not exceed 1.25 multiplied by the Actual Deferral Percentage and Average Contribution Percentage of the Non-highly
Compensated Employees.

				(ii)	For purposes of this Section, the
Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to the Participant's account under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

				(iii)	In the event that this Plan satisfies
the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same plan year.

				(iv)	For purposes of determining the
Contribution Percentage test, Employer Matching
Contributions will be considered made for a Plan
Year if they are made no later than the end of the twelve (12) consecutive month period beginning on the day after the close of the Plan
Year.

				(v)	The Employer shall maintain records
sufficient to demonstrate satisfaction of the Average Contribution Percentage test and the amount of Qualified Nonelective Employer
Contributions used in such test.

				(vi)	The determination and treatment of
the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

		(b)	Distribution of Excess Aggregate Contributions.

			(1)	In General.  Notwithstanding any other
provision of this Plan, Excess Aggregate Contributions attributable to a Highly Compensated Employee, plus any income and minus any loss allocable thereto as described in subsection (ii), shall be forfeited under the Vesting Schedule, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants who are Highly
Compensated Employees to whose Matching Employer
Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. If such Excess
Aggregate Contributions are distributed more than two and one-half (2-1/2) months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer with respect to which those amounts arose.
Excess Aggregate Contributions shall be treated as Annual Additions under Section 5.7(d)(i) of the Plan.

			(2)	Determination of Income or Loss.  Excess
Aggregate Contributions shall be adjusted for any income or loss up to the last day of the Plan Year.

			(3)	Forfeitures of Excess Aggregate
Contributions.  Forfeitures of Excess Aggregate
Contributions (i.e., 401(k) Discrimination Forfeitures) shall be used, together with Employer Contributions
Forfeitures, to reduce and offset Employer Matching
Contributions. However, if these forfeitures exceed the target match described in Section 5.2, then such forfeitures shall be allocated like Employer Profit
Sharing Contributions pursuant to Section 5.3 hereof.

			(4)	Accounting for Excess Aggregate
Contributions. Excess Aggregate Contributions shall be forfeited, if forfeitable, or if not forfeitable, distributed from the Employer Matching Contributions
Account of Highly Compensated Employees who are
Participants that Plan Year in the order described in subsection (a)(iv) hereof.

5.6 Inactive Participants

	An Inactive Participant shall not be entitled to share in Qualified Nonelective Employer Contributions, Employer Matching Contributions, Employer Profit Sharing Contributions or Employer Contribution Forfeiture or 401(k) Discrimination Forfeiture for a Plan Year. Nevertheless, the Participant's Accounts shall be maintained and credited, or charged, with Trust Fund earnings, distributions, losses and expenses in accordance with Section 5.4 hereof, until the balance thereof (to the extent Vested) shall have been fully distributed.

5.7 Limitations on Allocations

		(a)	If the Employer Maintains a Single Defined
Contribution Plan.

			(i)	If the Participant does not participate in,
and has never participated in, another qualified plan maintained by the Employer, a welfare benefit fund as described in Section 419(e) of the Code maintained by the Employer, or an individual medical account as described in Section 415(1)(2) of the Code maintained by the Employer, which provides an Annual Addition as defined in subsection (d)(i), the amount of Annual
Addition which may be credited to the Participant's
Accounts in the aggregate for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan.

			(ii)	Prior to determining the Participant's
actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

			(iii)	As soon as is administratively feasible
after the end of the Limitation Year, the Maximum
Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual
Compensation for the Limitation Year.

			(iv)	If pursuant to subsection (iii) or as a
result of the allocation of Forfeitures, there is an Excess Amount, the excess will be disposed of as follows:

				(1)	Any Elective Deferrals,  together
with gains attributable to those Elective
Deferrals, to the extent they would reduce the Excess Amount, will be returned to the Participant. These retirement amounts of
Elective Deferrals shall be disregarded for purposes of Code Section 402(g), the Actual
Deferral Percentage Test of Section 5.2 hereof and the Average Contribution Percentage Test of
Section 5.5 hereof.

				(2)	If after the application of paragraph
(1) above an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount first in the Participant's Profit Sharing Account and then if necessary in the Participant's Employer
Matching Account, and finally, if necessary, in the Participant's Qualified Nonelective Employer
Contributions Account, will be used to reduce such Employer Contributions (together with any allocation of Forfeitures) for such Participant in the next Limitation Year, and each succeeding
Limitation Year if necessary.

				(3)	If after the application of paragraph
(1) above an Excess Amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account (together with allocation of any Forfeitures) will be applied to reduce future
Employer Matching Contributions for all remaining
Participants in the next Limitation Year, and each succeeding Limitation Year, if necessary.
For purposes of this subsection (a)(iv)(3), excess amounts may not be distributed to Participants or former Participants.

				(4)	If a suspense account is in existence
at any time during a Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust's investment earnings and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Elective Deferrals, Qualified Nonelective
Employer Contributions, or Employer Matching
Contributions may be made prior.

		(b)	If the Employer Should Maintain Another Defined
Contribution Plan.

			(i)	This Section applies if, in addition to
this Plan, the Participant is covered under another defined contribution plan maintained by the Employer, a welfare benefit fund as defined in Section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in Section 415(1)(2) of the Code, maintained by the Employer, which provides an Annual Addition as defined in subsection (d)(i), during any Limitation Year. The Annual Additions which may be credited to a Participant's Accounts under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual
Additions credited to a Participant's individual account under the other plans and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible
Amount, and the  Qualified Nonelective Employer
Contributions,  the Employer Matching Contributions and
Employer Profit Sharing Contributions that would otherwise be contributed or allocated to the Participant's Qualified Nonelective Employer
Contributions Account, Employer Matching Contribution
Account or Employer Profit Sharing Contributions
Accounts under this Plan would cause the Annual
Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum
Permissible Amount, no amount will be contributed or allocated to the Participant's Accounts under this Plan for the Limitation Year.

			(ii)	Prior to determining the Participant's
actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in subsection
(a) (ii).

			(iii)	As soon as is administratively feasible
after the end of the Limitation Year, the Maximum
Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual
Compensation for the Limitation Year.

			(iv)	If, pursuant to subparagraph (iii) or as a
result of the allocation of Forfeitures, a Partic-ipant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation
Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual
Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first, regardless of the actual Allocation
Date.

			(v)	If an Excess Amount was allocated to a
Participant on an Allocation Date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of (1) the total Excess Amount allocated as of such date, times (2) the ratio of (A) the Annual
Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (B) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified defined contribution plans.

			(vi)	Any Excess Amount attributed to this Plan
will be disposed in the manner described in subsection
(a) (iv).

		(c)	If the Employer Should Maintain a Defined Benefit
Plan.  Participant Covered Under A Defined Benefit Plan.  If the
Employer maintains, or at any time maintained, a qualified Defined Benefit Plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribu-tion Plan Fraction will not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's
Accounts under this Plan for any Limitation Year will be limited by reducing Annual Additions under the Defined Contribution Plan
Fraction.  However, the matters as set forth in this subparagraph
(c) shall have no effect for Plan Years beginning after December
31, 1999.

		(d)	Definitions.

			(i)	Annual Additions:  The sum of the following
amounts credited to a Participant's Accounts for the Limitation Year:

				(1)	Elective Deferrals (including Excess
Contributions);

				(2)	Qualified Nonelective Employer
Contributions;

				(3)	Employer Matching Contributions;

				(4)	Employer Profit Sharing
Contributions;

				(5)	voluntary before tax employee
contributions (if the Plan should 					ever be
amended to permit such contributions);

			(6)	Employer Contribution Forfeitures
401(k) Discrimination
				Forfeitures to the extent not
returned to the Highly
				Compensated Employees responsible for
Excess Aggregate
				Contributions as described herein.;
and

(7)	Amounts allocated after March 31,
1984 to an individual 	medical account as
defined in Section 415(1)(2) of the Code,
	which is part of a pension or annuity
plan maintained by the 	Employer are
treated as Annual Additions to a defined
	contribution plan.  Also, amounts
derived from contributions 	paid or
accrued after December 31, 1985, in taxable
years 	ending after such date, which
are attributable to post-retirement
	medical benefits, allocated to the
separate account of a Key 	Employee, as
defined in Section 419A(d)(3) of the Code,
under 	a welfare benefit fund as
defined in Section 419(e) of the Code
	maintained by the Employer, are
treated as Annual Additions to 	a
defined contribution plan.

	For this purpose, any Excess Amount applied under subsection
(a)(iv) or (b)(iv) in the Limitation Year to reduce (i) Qualified
Nonelective Employer Contributions, (ii) Employer Matching
Contributions and (iii) Employer Profit Sharing Contributions will be considered Annual Additions for such Limitation Year.

			(ii)	Compensation:  Compensation is defined as
wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements or other expense allowances under a nonaccountable plan (as described in Treasury Regulations Sect 1.62-2(c) and any amount which is contributed by the Employer pursuant to a salary reduction agreement which is not includable in the gross income of the Employee under Section 125, 401(h) or 401(b) of the Code, and excluding the following:

				(1)	Amounts realized from the exercise of
a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

				(2)	Amounts realized from the sale,
exchange or other disposition of stock acquired under a qualified stock option; and

			For purposes of applying the limitations of this
Section 5.7, Compensation for a Limitation Year is the
Compensation actually paid or made available during such Limitation Year.

			Notwithstanding the preceding sentence,
Compensation for a Participant in a defined contribution plan who has incurred a Disability is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at a rate of Compensation paid immediately before incurring the Disability; such imputed Compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee and contributions made on behalf of such Participant are nonforfeitable when made.

			(iii)	Defined Benefit Fraction:  A fraction, the
numerator of which is the sum of the Participant's
Projected Annual Benefits under all the Defined Benefit
Plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of one hundred twenty-five percent (125%) of the dollar limitation determined for the Limitation Year under Sections 415(b) and (d) of the Code or one hundred forty percent (140%) of the Highest Average
Compensation, including any adjustments under Section
415(b) of the Code.

			Notwithstanding the above, if the Participant was a Participant as of the first day of the first
Limitation Year beginning after December 31, 1986, in one or more Defined Benefit Plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than one hundred twenty-five percent (125%) of the sum of the Annual Benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the Defined Benefit Plans individually and in the aggregate satisfied the requirements of Section 415 for all Limitation Years beginning before January 1, 1987.

			(iv)	Defined Contribution Dollar Limitation:
$30,000 or if greater, one-fourth of the defined benefit dollar limitation set forth in Section
415(b)(1) of the Code as in effect for the Limitation
Year.

			(v)	Defined Contribution Fraction:  A fraction,
the numerator of which is the sum of the Annual
Additions to the Participant's accounts under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible volun-tary employee contributions to all Defined Benefit
Plans, whether or not terminated, maintained by the Employer, if any, and the Annual Additions attributable to all welfare benefit funds, as defined in Section
419(e) of the Code, and individual medical accounts, as defined in Section 415(1)(2) of the Code, maintained by the Employer), and the denominator of which is the sum of the Maximum Aggregate Amounts for the current and all prior Limitation Years with the Employer
(regardless of whether a defined contribution plan was maintained by the Employer). The Maximum Aggregate
Amount in any Limitation Year is the lesser of one hundred twenty-five percent (125%) of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code or thirty-five percent (35%) of the Participant's
Compensation for such year.

			If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed
1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation
Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 6, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

			The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Participant contributions as Annual Additions.

			(vi)	Employer:  For purposes of this Section,
Employer shall mean each individual Employer, considered separately, that adopts this Plan, and all Controlled Group Members as that term is modified by
Section 415(h) of the Code.

			(vii)	Excess Amount:  The excess of the Partici-
pant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

			(viii)	Highest Average Compensation:  The
Average Compensation for the three consecutive Years of Service that produces the highest average.

			(ix)	Limitation Year:  A calendar year.  All
qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

			(x)	Maximum Permissible Amount:  The maximum
Annual Addition that may be contributed or allocated to a Participant's Accounts under the Plan for any Limitation Year shall not exceed the lesser of (1) The
Defined Contribution dollar limitation, or (2) twenty-five percent (25%) of the Participant's Compensation for the Limitation Year.

			The Compensation limitation referred to in (2) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under Section 415(1)(1) or
419A(d)(2) of the Code.

			If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve consecutive-month period, the Maximum
Permissible Amount will not exceed the Defined
Contribution Dollar Limitation multiplied by the following fraction:

				number of months in the short Limitation
Year
							12

			(xi)	Projected Annual Benefit:  The annual
retirement benefit (adjusted to an actuarially equivalent straight-life annuity if such benefit is expressed in a form other than a straight-life annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of the Plan assuming (1) the Participant will continue employment until Normal Retirement Age under the Plan
(or current age, if later), and (2) the Participant's
Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation
Years.

5.8 Allocation Not Equivalent to Vesting

	The fact that an allocation shall be made and credited to the Account of a Participant shall not vest in the Participant any right, title or interest in and to any assets except at the time or times and upon the terms and conditions expressly set forth in this Plan.

5.9 Notification and Corrections Regarding Allocations

		(a)	If a final allocation because of the
Participant's termination of Service is required to be made on behalf of a Participant for a Plan Year, it shall be the duty of the Employer to so notify the recordkeeper before allocations are made to Participants for such Plan Year. If the Employer fails to notify the recordkeeper of such final allocations until after allocations for the Plan Year are made, the Employer shall make additional Employer contributions in the amount of the required final allocations, plus earnings (if earnings are appropriate) and instruct the recordkeeper to adjust the records to reflect the actual allocation.

		(b)	It shall be the duty of the Employer to notify
the recordkeeper in the event of a mistake in allocations due to an inadvertent error such as, but not limited to, the omission of a Participant or an error in the calculation of Compensation or Service. The Employer may direct the recordkeeper to correct such mistake by an adjustment to the following Plan Year's allocations or by an additional Employer contribution in an amount necessary to correct the Participant's Accounts, plus earnings at a reasonable rate to be determined by the Plan Administrator or Trustee. Any additional contribution made by the Employer pursuant to this
Section 5.9 shall be deductible by the Employer in the year in which such correction is made subject to the limitations of Section 404 of the Code.

6. RETIREMENT AND DISABILITY BENEFITS

6.1 Normal Retirement

	A Participant shall be eligible to retire on or after the Participant's Normal Retirement Date. As of the Participant's Normal Retirement Date, notwithstanding the Vesting Schedule described in Section 8.2, the balance of all such Participant's Accounts shall be fully Vested and nonforfeitable and the Participant's Accounts shall be payable in accordance with ARTICLES 9, 10 and 11. Notwithstanding the other requirements of this Plan, a Participant who reaches the Participant's Normal Retirement Date may elect to continue in Service subject to Section 19.1 hereof and the Employer's retirement policy, if any, and the provisions of the Age Discrimination in Employment Act of 1986. If such Participant continues in Service, then the Participant shall be eligible to continue in all respects as a Participant in the Plan eligible for the Normal Retirement benefits described herein until actual retirement. A Participant who continues in Service past the Participant's Normal Retirement Date may elect to have the Participant's Accounts payable in accordance with ARTICLES 9, 10 and 11 even though the Participant is still in Service. The Plan Administrator may establish a policy regarding the ordering of Accounts from which payments are available to a Participant who continues in Service past the Participant's Normal Retirement Date.
6.2 Early Retirement

	A Participant shall be eligible to retire on or after the Participant's Early Retirement Date. As of the Participant's Early Retirement Date, notwithstanding the Vesting Schedule described in
Section 8.2, the balance of all such Participant's Accounts shall be fully Vested and nonforfeitable and the Participant's Accounts shall be payable in accordance with ARTICLES 9, 10 and 11. Notwithstanding the other requirements of this Plan, a Participant who reaches the Participant's Early Retirement Date may elect to continue in Service subject to Sections 3.6 and 19.1 hereof. If such Participant continues in Service, then the Participant shall be eligible to continue in all respects as a Participant in the Plan eligible for the Early Retirement benefits described herein (unless and until the Participant becomes eligible for the Normal Retirement benefits described in Section 6.1 hereof.)until actual retirement.

6.3 Disability Retirement

	Following the Administrator's determination of the Participant's Disability, a Participant who has been found to have incurred a Disability shall be fully Vested and nonforfeitable in the Participant's Accounts, notwithstanding the Vesting Schedule described in Section 8.2. The Participant's Accounts shall be payable in accordance with ARTICLES 9, 10 and 11.


7. DEATH BENEFITS BEFORE RETIREMENT ELIGIBILITY OR DISABILITY

7.1 Death Benefit Before Retirement Eligibility or Disability in General

	In the event of the death of a Participant before benefits commence to the Participant for Early Retirement, Normal Retirement or Disability as provided in ARTICLE 6, prior to the Participant's termination of Service (for any reason, whether voluntary or involuntary), the balance in the deceased Participant's Accounts shall be fully Vested and nonforfeitable, and payable in accordance with Sections 7.2, 7.3 and 7.4 hereof.

7.2 Death Benefits Attributable to 401(k) Plan Accounts

	The following provisions describe the death benefits under this Article, if any, attributable to a deceased Participant's
401(k) Plan Accounts (other than the Participant's 401(k) Employer
Stock Account):

		(a)	Unmarried Participants.  Upon the death of an
unmarried Participant, the entire amount of the Participant's
Vested balance in the Participant's 401(k) Plan Accounts (other than the 401(k) Employer Stock Account) shall be paid as soon as practicable (unless deferred as described herein at subsection (c)) in a lump sum to the Participant's Beneficiary. Except to the extent that a Qualified Domestic Relations Order may be applicable, an unmarried Participant may designate any Beneficiary to receive such death benefit. A Beneficiary of an unmarried Participant may elect an installment form of benefits described at Section 9.2(c) hereof.

		(b)	Married Participants.  Upon the death of a
married Participant, the entire amount of the deceased Participant's Vested balance in the Participant's 401(k) Plan Accounts (other than the 401(k) Employer Stock Account) shall be paid as soon as practicable (unless deferred) in a lump sum to the deceased Participant's Beneficiary. A married Participant's surviving Spouse must be the Beneficiary for one hundred percent (100%) of such death benefit, except to the extent that the surviving Spouse has consented to the designation of a nonspouse Beneficiary pursuant to Section 9.3 of the Plan. For purposes of this subsection 7.2 (b), a former Spouse will be treated as a Participant's surviving Spouse to the extent provided under a Qualified Domestic Relations Order.

		(c)	Deferral of Receipt of Death Benefit.  Any person
entitled to receive a death benefit pursuant to this ARTICLE may defer the receipt of such death benefit, as described in the provisions of Section 7.3(c). During any period of deferral, the portion of the deceased Participant's Accounts payable as a death benefit to such person shall be entitled to receive allocations of gain or loss in the same manner as other Accounts.

		(d) Effect of Beneficiary's Death. In the event that a Beneficiary survives the Participant but dies before full payment of the Participant's Vested Account balances, the remaining balances of such Accounts shall be paid as soon as practicable to the Beneficiary, if any, designated by such deceased Beneficiary, or to the Beneficiary's estate if the Beneficiary made no such beneficiary designation. Section 2.10 contains additional rules regarding Beneficiary designation, including the provision that if a Beneficiary fails to survive the Participant, then the Beneficiary designation is null and void.

7.3 Death Benefits Attributable to Retirement Plan Accounts

	The following provisions describe the death benefits under this Article, if any, attributable to a deceased Participant's
Retirement Plan Accounts:

		(a)	Unmarried Participants.  Upon the death of an
unmarried Participant, the entire amount of the Participant's vested balance in the Participant's Retirement Accounts shall be paid as soon as practicable (unless deferred) in a lump sum to the Participant's designated Beneficiary. Except to the extent that a Qualified Domestic Relations Order may be applicable, an unmarried Participant may designate any Beneficiary to receive such death benefits. The Beneficiary of an unmarried Participant may elect any optional form of payment described at Section 10.2(e).

		(b)	Married Participants.  Upon the death of a
married Participant who dies before the Participant's benefits under the Plan commence, and who leaves a surviving Spouse, a Qualified Preretirement Survivor Annuity shall be made available to the Participant's surviving Spouse. Payment of such Qualified Preretirement Survivor Annuity shall begin within a reasonable time after the Participant's death, unless it is waived by the Participant with spousal consent as provided in the following subsection (g). However, the Spouse may elect an optional form of payment as provided in subsection (e) of this Section. Any such annuity payable to a surviving Spouse shall commence on any date elected by the surviving Spouse, subject to any rules applicable to the maximum period of deferral under Section 12.1 hereof.

		(c)	Deferral of Receipt of Death Benefit.  Any person
entitled to receive a death benefit pursuant to this Section may defer the receipt of such death benefit subject to the provisions of ARTICLE 12. During any period of deferral, the portion of the unpaid balance of the Participant's Vested Accounts payable as a death benefit to such person shall receive allocations of gain or loss in the same manner as other Accounts.

		(d)	Effect of Beneficiary's Death.  In the event that
a Beneficiary survives the Participant but dies before full payment of the balance of the Participant's Vested Accounts, the unpaid balance of the Participant's Vested Accounts shall be paid as soon as practicable to the beneficiary, if any, designated by such deceased Beneficiary or to the Beneficiary's estate if the Beneficiary made no such beneficiary designation. Section 2.10 contains additional rules regarding Beneficiary designation, including the provision that if a Beneficiary fails to survive the Participant, then the Beneficiary designation is null and void.

		(e)	Right to Elect a Different Form of Death Benefit.
If a Qualified Preretirement Survivor Annuity form of death benefit becomes payable, a surviving Spouse shall have the right to elect a different form of payment, provided it is available under the Plan with respect to the portion of the balance of the Participant's
Vested Accounts that are payable to the surviving Spouse, further provided that such election is in writing and is witnessed by a Plan representative or a notary public. Payment pursuant to any such election shall be in lieu of the Preretirement Survivor
Annuity death benefit otherwise payable to the surviving Spouse.

		A nonspouse Beneficiary of a married Participant may also elect a different form of payment that is available under the Plan in lieu of a lump sum.

		(f)	Effect of Qualified Domestic Relations Order.
For purposes of this Section a former Spouse will be treated as the Spouse or surviving Spouse to the extent provided under a Qualified Domestic Relations Order.

		(g)	Waiver of Qualified Preretirement Survivor
Annuity. A married Participant may waive the Qualified Preretirement Survivor Annuity otherwise provided in accordance with this Section, provided that the Participant's Spouse consents in writing to the Participant's waiver and election to designate a nonspouse Beneficiary to receive the unpaid portion of the balance of the Participant's Vested Accounts otherwise payable to such Spouse. The following rules shall apply regarding notice to Participants of the right to such election and the requirement that the Participant's Spouse consent to any such election:

			(1)	Notice Requirement.  The Employer shall
provide each Participant, within the applicable period for such Participant a written explanation of the Qualified
Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided pursuant to Section 10.2 with respect to the standard method of distribution in the form of a Qualified Joint and Survivor
Annuity.

			The applicable period for a Participant is the later of (A) the period beginning with the first day of the Plan Year in which the Participant attains age thirty-two
(32) and ending on the close of the Plan Year in which the Participant attains age thirty-five (35), or (B) a reasonable period ending after the individual becomes a Participant.
Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age thirty-five (35).

			For purposes of applying the event described in
(B) of the preceding paragraph, a reasonable period ending after the individual becomes a Participant is the end of the two (2)-year period beginning one (1) year prior to the Participant's Participation Date, and ending one (1) year after such Participation Date. In the case of a Participant who separates from service before the Plan Year in which the Participant attains age thirty-five (35), notice shall be provided within the two (2)-year period beginning one (1) year prior to separation and ending one (1) year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

			(2)	Spousal Consent and Qualified Election.  At
any time prior to the Participant's Annuity Starting Date (as defined in Section 2.8), a Participant may make a qualified election in writing, within the election period beginning on the first day of the Plan Year in which the Participant attains age thirty-five (35) (or beginning on the date of the Participant's separation from service if the Participant's separation occurs prior to such date) and ending on the date of the Participant's death, to waive the Qualified
Preretirement Survivor Annuity form of death benefit and to designate a nonspouse Beneficiary to receive the death benefit otherwise payable to such Spouse. Any such waiver of a Qualified Preretirement Survivor Annuity form of death benefit shall not be effective unless: (A) the Participant's
Spouse consents in writing to the election; (B) the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent); (C) the Spouse's consent acknowledges the effect of the election; and (D) the Spouse's consent is witnessed by a Plan representative or notary public. If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a qualified election.

			Any consent by a Spouse obtained under this provision (or the establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary and that the Spouse voluntarily elects to relinquish such right. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited.
However, once the Spouse has consented to the Participant's election, such Spouse's consent cannot be revoked unless the Participant also revokes the Participant's election. No consent obtained under this provision with regard to waiver of a Qualified Preretirement Survivor Annuity form of benefit shall be valid unless the Participant has received notice as provided in the preceding paragraph (1).

7.4 Death Benefits Attributable to ESOP Accounts

	The following provisions describe the death benefits under this Article, if any, attributable to a deceased Participant's ESOP Accounts and 401(k) Employer Stock Account:

		(a)	Unmarried Participants.  Upon the death of an
unmarried Participant, the entire amount of the Participant's
Vested Account balance shall be paid as soon as practicable (unless deferred) in a lump sum to the Participant's Beneficiary. Except to the extent that a Qualified Domestic Relations Order may be applicable. The Beneficiary of an unmarried Participant may elect an installment form of payment described at Section 11.2(c).

		(b) Married Participants. Upon the death of a married Participant, the entire amount of the Participant's Vested Account balance shall be paid as soon as practicable (unless deferred) in a lump sum to the Participant's Beneficiary. A married Participant's surviving Spouse must be the Beneficiary for one hundred percent (100%) of such death benefit, except to the extent that the surviving Spouse has consented to the designation of a nonspouse Beneficiary pursuant to Section 11.3 of the Plan. For purposes of this subsection (b), a former Spouse will be treated as a Participant's surviving Spouse to the extent provided under a Qualified Domestic Relations Order.

		(c) Deferral of Receipt of Death Benefit. Any person entitled to receive a death benefit pursuant to this Section may defer the receipt of such death benefit, as described in the provisions of Section 7.3(c). During any period of deferral, the portion of the deceased Participant's Account(s) payable as a death benefit to such person shall be entitled to receive allocations of gain or loss in the same manner as other Accounts.

		(d) Effect of Beneficiary's Death. In the event that a Beneficiary survives the Participant but dies before full payment of the Participant's Vested Account balance, the remaining balance of such Account(s) shall be paid as soon as practicable to the Beneficiary, if any, designated by such deceased Beneficiary, or to the Beneficiary's estate if the Beneficiary made no such beneficiary designation. Section 2.10 contains additional rules regarding Beneficiary designation, including the provision that if a Beneficiary fails to survive the Participant, then the Beneficiary designation is null and void.

8. SEVERANCE FROM SERVICE PRIOR TO RETIREMENT, DISABILITY OR DEATH:
VESTING AND FORFEITURES

8.1 Vested Benefit

		If as of a Participant's date of termination of Service with the Employer the Participant is not entitled to a benefit under ARTICLE 6 (i.e., a Retirement or Disability benefit, or 7
(i.e., a Death benefit), the Participant may be entitled to a Vested Benefit under this Section. Such Vested Benefit shall be equal to the Vested and nonforfeitable percentage of the aggregate of Participant's Employer Accounts determined in accordance with the Vesting Schedule described in Section 8.2, together with one hundred percent (100%) of all of the Participant's other Accounts. Notwithstanding such Vesting Schedule, a Participant's right to all of the Participant's Accounts, including the Participant's Employer Accounts described in Section 8.2 hereof shall be nonforfeitable upon the attainment of the Participant's Normal Retirement Date or Early Retirement Date. Furthermore, all of a Participant's
Accounts become fully vested and nonterminable in the Plan Year of Plan termination.

8.2 Vesting Schedule

	At the Participant's Normal Retirement Date or Early Retirement Date, or at the time a Participant terminates Service by reason of Disability or death, or if the Plan is terminated, the amount of the Participant's Employer Matching Account, Employer Profit Sharing Account, Retirement Plan Accounts and ESOP Accounts shall be fully vested and nonforfeitable. Upon the termination of a Participant's Service for any other reason, the amount in the Participant's Employer Matching Contributions Account, Employer Profit Sharing Account, Retirement Plan Account and ESOP Accounts shall be vested in the Participant according to the following schedule:

	Years of Vesting Service	Percentage of Each
					Employer Account Vested

	       Less than 4 years
0%
	       4 years
40%
	       5 years or more
100%

	The amount credited to the Participant's other Accounts shall be fully vested and non-forfeitable at all times.

8.3 Employer Contribution Forfeitures in General

		(a)	Transfer of Forfeitures to Forfeiture Suspense
Account. Upon the termination of Service with the Employer of a Participant who is not fully Vested in the value of all the Participant's Accounts, the value of the Participant's Accounts as of the Allocation Date immediately preceding such termination which is in excess of the amount which is Vested and which are therefore forfeitable in accordance with the provisions of the Vesting
Schedule shall be credited to the Participant's Forfeiture Suspense Account associated with the type of Employer contribution which is being forfeited. It is noted that a Participant who has terminated Service shall be treated as fully Vested in the remaining value of the Participant's Accounts during the period after the forfeiture is credited to the Participant's Forfeiture Suspense Account. Gain or loss shall be allocated to such Forfeiture Suspense Account in accordance with Section 5.4 hereof.

		(b)	Forfeiture on Distributions and Rehire in Plan
Year of Distributions. In the event of distribution of the entire Vested balance of a Participant's Accounts, any amount credited to the Participant's Forfeiture Suspense Account shall be forfeited as of the date of such distribution. However, if the Participant is reemployed by the Employer as an Employee, prior to the end of the Plan Year in which such distribution occurs, the amount credited to each Participant's Forfeiture Suspense Account shall be restored to the Participant's Account with respect to which the forfeiture was made and accounted for separately thereunder. Thereafter the value of the Vested interest in these restored Participant's Accounts shall be determined in accordance with Section 8.2.

		(c)	Forfeiture on Five Breaks In Service.  Any amount
credited to a Participant's Forfeiture Suspense Account that has not been previously forfeited in accordance with the foregoing subsection (b) shall be forfeited as of the Allocation Date coincident with or next following the date when the Participant incurs five (5) consecutive one (1) year Breaks in Service.

		(d)	All amounts credited to a Forfeiture Suspense
Account shall continue to be held until a forfeiture occurs pursuant to the foregoing subsection (b) or subsection (c) and shall receive allocations of gain or loss pursuant to Section 5.4 hereof.

		(e)	Neither the Participant whose interest has been
forfeited as provided in the preceding subsection (b) or (c), nor the Participant's Beneficiary, executor, administrator or other person claiming on the Participant's behalf shall thereafter be entitled to any such forfeited interest.

		(f)	The amounts forfeited under the provisions of
subsection (b) or (c) of this Section shall be applied as soon as possible to reduce Matching Employer Contributions, or in excess of the amount needed to meet the targeted match, then allocated as Employer Profit Sharing Contributions under the Plan, and for all purposes of the Plan, including allocation, shall be treated as an Employer contribution for the Plan Year in which they are so applied; provided, however, that Employer Contribution Forfeitures may also be used to restore a reemployed Participant's Accounts as provided in Section 8.4.

8.4 Restoration of Amounts Credited to Employer Contribution
Forfeiture Suspense Accounts and Possible Repayment
Requirement for Participants' With Vested Benefits

		(a)	Reemployment Before Five Breaks In Service If
Forfeiture Did Not Occur. In the event of a Participant's reemployment prior to incurring five (5) consecutive one (1) year Breaks in Service after the Participant's termination of Service, any amount credited to the Participant's 401(k) Forfeiture Suspense Account, Retirement Plan Forfeiture Suspense Account and ESOP Forfeiture Suspense Account that has not yet been forfeited pursuant to Section 8.3(b) of the Plan shall be restored to the Participant's Accounts from which the forfeitures occurred as of the date of the Participant's reemployment.

		(b)	Reemployment Before Five Breaks In Service If
Forfeitures Did Occur. In the event of a Participant's reemployment prior to incurring five (5) consecutive one (1) year Breaks in Service after such termination of employment, any amount that was credited to a Forfeiture Suspense Account and actually forfeited as a result of a distribution of the entire Vested balance of the Participant's Accounts shall be restored to the Participant's Accounts if and only if the Participant repays to the Trust a single sum equal to the full amount of such distribution prior to the earlier of the fifth (5th) anniversary of the Participant's reemployment or the date that the Participant incurs five (5) consecutive one (1) year Breaks in Service after the date of distribution. Thereafter, these restored Participant's Accounts shall be accounted for separately. Any Employer Contribution Forfeitures occurring with respect to other Participants in the Plan Year the Participant makes the required repayment shall first be used to restore the amount that the Participant forfeited. If Employer Contribution Forfeitures with respect to other
Participants in the current Plan Year are insufficient to provide the necessary funds for all required restoration of forfeitures, then the Employer shall contribute the additional amount to the Plan that is necessary for such purpose.

		(c)	Reemployment After Five Breaks In Service.  A
Participant who terminated employment with the Employer and is only reemployed after incurring five (5) consecutive one (1) year Breaks in Service shall not have any forfeiture restored to the Participant's Accounts and shall not be permitted to repay any amounts distributed.

		(d)	"Pre- and Post-1985 Rule of Parity," as applied
to Vesting Service, means that the rules stated in this paragraph shall be applied to disregard certain Years of Vesting Service. If a former Participant had no right to a deferred vested percentage of all or any portion of the Participant's Accounts subject to the Vesting Schedule upon termination of employment and the Participant incurred a Break in Service prior to the Participant's reemployment and prior to the first day of the Plan Year beginning in 1985, then the Participant's Years of Vesting Service, which was earned prior to the Participant's Break in Service shall be disregarded if and only if the total of the Participant's consecutive Breaks in Service as of the last day of the Plan Year beginning in 1984 equals or exceeds the Participant's Vesting Service earned prior to such consecutive Breaks in Service. If a former Participant had no right to a deferred vested percentage of all or any portion of the Participant's Accounts subject to the Vesting Schedule upon the Participant's termination of employment, then the Participant's
Years of Vesting Service, which was earned prior to the Participant's Break in Service and not disregarded in accordance with the preceding sentence shall be disregarded if and only if (1) the total of the Participant's consecutive Breaks in Service prior to the Participant's reemployment equals or exceeds the Participant's Years of Vesting Service earned prior to such consecutive Breaks in Service and (2) the Participant has not incurred at least five (5) consecutive Breaks in Service immediately prior to such reemployment. If a former Participant had a right to a deferred vested percentage of all or any portion of his accounts subject to the Vesting Schedule as of the date of the Participant's termination of employment, then upon reemployment the Participant shall receive credit for the Participant's Years of Vesting Service earned prior to such Break in Service and not previously disregarded.

8.5 Forfeiture and Restoration if No Vested Account Balance

		(a)	In General.  This Section 8.5 shall apply in lieu
of Sections 8.3, 8.4 and 8.6 upon the termination of a Participant's Service who has no Vested balance in any of the Participant's Employer Accounts pursuant to the Vesting Schedule.
The value of such Accounts of the Participant, including any final allocation which the Participant would have been entitled to receive, shall be deemed to have been distributed to the Participant and shall be forfeited upon the Participant's termination of employment. The amount forfeited in accordance with this Section shall be utilized as provided in Section 8.3(f), unless such Employer Contribution Forfeitures are used to restore a re-employed Participant's Accounts as provided in the following subsection (b). Neither the Participant whose interest has been forfeited as provided in this Section 8.5(a), nor the Participant's Beneficiary, executor, administrator or other person claiming on the Participant's behalf shall thereafter be entitled to any such forfeited interest, except as otherwise provided in the following subsection (b).

		(b)	Restoration of Forfeited Accounts.  In the event
of a Participant's reemployment with the Employer prior to incurring five (5) consecutive one (1) year Breaks in Service after the Participant's termination of employment, any amount forfeited as of the date of the Participant's reemployment shall be restored as provided herein. Any Employer Contribution Forfeitures occurring in the Plan Year the Participant is re-employed shall first be used to restore the amount that the Participant forfeited.
If Employer Contribution Forfeitures in the current Plan Year are insufficient to provide the necessary funds for all required restoration of Employer Contribution Forfeitures, then the Employer shall contribute the additional amount to the Plan that is necessary for such purpose. A Participant who terminated employment with the Employer and is only reemployed after incurring five (5) consecutive one (1) year Breaks in Service shall not have any forfeiture restored to the Participant's Accounts.

8.6 Vested Interest in Employer Account after a Distribution or after Termination of Employment

		(a)	This Section 8.6 shall be inapplicable to the
extent a Participant terminates Service with a zero percent (0%)
Vested interest in the Participant's Employer Account.

		(b)	Except as provided in the following subsection
(c), at any time after a distribution has been charged in whole or in part against a Participant's Employer Accounts as described in
Section 8.2 hereof and before such Participant is fully Vested in accordance with the provisions of the Vesting Schedule hereof, the value of a Participant's Vested interest in the Participant's
Employer Accounts as of any Valuation Date for any purpose, including the determination of the amount which is to be allocated to an Employer Contribution Forfeiture Suspense Account upon a subsequent termination of the Participant's employment, shall be equal to (1) minus (2), but not less than zero (0), where:

	(1)	equals the Participant's
Vested percentage, determined in
accordance with the Vesting Schedule,
multiplied by the sum of (A) the value
of the Participant's Employer Account as of the Allocation Date plus (B) the aggregate amount of all distributions as of such Allocation Date; and

	(2)	equals the aggregate amount
of all prior distributions chargeable
against the Participant's Employer
Accounts under Section 8.2 hereof.

		(c)	A Participant who has terminated Service shall be
treated as fully Vested in the remaining value of the Participant's Employer Accounts during the period when an amount is credited to a Forfeiture Suspense Account of the Participant. A Participant who has forfeited the value of the Participant's Employer Accounts that was transferred to the Participant's Forfeiture Suspense Accounts shall at all times thereafter be fully Vested in the value of nonforfeited amounts in the Participant's Employer Accounts;
provided, however, that if the Participant exercises the Participant's repayment right, if any, under Section 8.4 hereof, then the regular Vesting Schedule shall apply thereafter to the Participant's restored Employer Accounts. Also, if a Participant who has forfeited the value of the Participant's Employer Accounts that was transferred to the Forfeiture Suspense Account of the Participant is reemployed by the Employer and either has not yet exercised the Participant's repayment rights under Section 8.4(b) hereof or has no such repayment rights because the Participant was only reemployed after incurring five (5) consecutive one (1) year
Breaks in Service, then any subsequent Employer contributions to which the Participant is entitled shall be allocated to a separate Qualified Nonelective Employer Account, Employer Matching Account or Employer Profit Sharing Account, as the case may be, until such time as the Participant is fully Vested in accordance with the provisions of Section 8.2 hereof. In any event, the Vested value of a Participant's Employer Accounts shall only be distributed in accordance with the following ARTICLE 12.

9. SPECIAL PROTECTED BENEFIT DISTRIBUTION RULES RELATING TO THE
401(K) PLAN ACCOUNTS (OTHER THAN THE 401(K) PLAN EMPLOYER STOCK
ACCOUNT)

9.1 Provisions in General

	The Provisions of this Article shall apply only to the 401(k) Plan Accounts (except the 401(k) Employer Stock Account to which
Article 11 is applicable) after January 1, 1998 and shall be effective as opposed to the other provisions of the Plan applicable to the Retirement Plan Accounts in ARTICLE 10 and the ESOP Accounts in ARTICLE 11. However, the distribution provisions herein shall be subject to the legal restrictions and general distribution rules set forth in ARTICLE 12 (i.e., Code Section 401(a)(9) rules applicable to all plans qualified for tax favorable treatment under
Section 401(a) of the Code.

9.2 Method of Distribution and Right of Surviving Spouse to
Death Benefit

		(a)	Normal Method of Distribution.  The normal method
of distribution of the Vested balance of a Participant's 401(k)
Plan Accounts (other than the Participant's 401(k) Employer Stock
Account to which Article 10 is applicable) shall be a lump sum:
provided, however, that a Participant (or the Participant's
Beneficiary in the event of the Participant's death) may elect to receive payment in installments in accordance with Section 9.2(b) hereof. Except as otherwise provided herein, the Beneficiary of a married Participant must be the Participant's Spouse with respect to any distribution of death benefits that is made on or after August 23, 1984. Any designation of a nonspouse Beneficiary to receive a death benefit under this Article by a Participant who has a surviving Spouse, whether the designation was made before or after the date of adoption of this amended and restated Plan effective as of January 1, 1998, shall be ineffective unless the surviving Spouse consents to the Participant's designation of a nonspouse Beneficiary as provided in the following Section 9.3 or files a disclaimer as provided in the following Section 12.5. For purposes of this Section 9.2 and the following Section 9.3, a former Spouse will be treated as the Participant's surviving Spouse to the extent required by a Qualified Domestic Relations Order.

		(b)	Installment Method of Distributions.  The
installment method of distribution specifying the number and frequency of such installments shall be determined in accordance with Section 12.7 over a period selected by the Participant (or the Participant's Beneficiary) and not exceeding the maximum permissible period determined in accordance with Section 12.1 hereof.

		(c)	No Annuity Distribution Option.  Since no annuity
option is associated with the Plan's 401(k) Plan Accounts (other than the Participant's 401(k) Employer Stock Account) and since this Plan provides that a Participant's remaining Vested balance of the Participant's 401(k) Plan Accounts (other than the
Participant's 401(k) Employer Stock Account) is payable in full to the Participant's surviving Spouse, if any, this Plan is not required by the Retirement Equity Act of 1984 to provide payment of benefits in the form of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity with respect to benefits derived from the 401(k) Plan Accounts (other than the Participant's 401(k) Employer Stock Account).

9.3 Consent by Spouse to Designation of Nonspouse Beneficiary

		(a)	The Vested balance of a Participant's 401(k)
Accounts (other than the Participant's 401(k) Employer Stock Account) shall be distributed to a nonspouse Beneficiary of a married Participant if and only if the Participant's surviving Spouse has consented in writing to the Participant's election to designate a nonspouse Beneficiary as provided in this Section 9.3 (or has filed a disclaimer as provided in the following Section 12.5). Such spousal consent shall not be required if the Participant had earlier established to the satisfaction of the Employer that the consent could not be obtained because the Spouse could not be located or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations.

		(b)	Any such written consent by a Participant's
surviving Spouse shall acknowledge the effect of the Participant's designation of a nonspouse Beneficiary, must be limited to a benefit for a specific alternate Beneficiary, and must be witnessed by a Plan representative or by a notary public.

9.4 Date of Distribution

		(a)	Distribution of a Participant's Vested balance of
the Participant's 401(k) Plan Accounts (other than the
Participant's 401(k) Employer Stock Account to which Article 11 is applicable) shall be made or commenced by the Trustee as soon as practicable after the Participant has terminated employment with the Employer and files a written request for such a distribution on a form provided by the Plan Administrator for such purpose. Such a written request shall be treated as a claim for benefits and shall be processed as required by Section 16.2. Such a request shall specify the form of payment desired by the Participant and the requested date of distribution, which should allow a reasonable period of time for processing the request pursuant to Section 16.2.
The Employer and the Trustee shall comply with any reasonable request to the extent possible. The value of any distribution made in Employer Stock shall be based on the value of the Stock as of the last business day of the month immediately prior to the requested date of distribution. However, the Employer may delay distribution until valuation information is available as of the next Allocation Date if that is deemed in the best interests of other Participants. Additionally, distribution may be delayed a reasonable period of time if necessary to liquidate sufficient assets to make such distribution without incurring unreasonable losses.

		Notwithstanding the foregoing, a Participant who has been reemployed by the Employer (or is employed by any other employer required to be aggregated with the Employer under Section 414(b), (c), (m) or (o) of the Code) shall not be entitled to receive a distribution from the Plan as long as the Participant remains employed by the Employer, except as required by Section
12.1 hereof.

		If a Participant is entitled to a final allocation at termination of employment, distribution of the Vested balance of the Participant's 401(k) Plan Accounts in the Plan (other than the Participant's 401(k) Employer Stock Account to which Article 11 is applicable) shall normally be delayed until the final allocation of the Plan Year in which termination of Service occurred reflecting all allocations which respect to the Participant are completed. A Participant who is entitled to a final allocation at termination of Service may request an earlier distribution based on the Vested balance in the Participant's 401(k) Plan Accounts in the Plan
(other than the Participant's 401(k) Employer Stock Account) as of the Allocation Date immediately preceding the Participant's termination of Service (to be followed as soon as practicable after such final allocations have been made with a supplemental distribution for the Allocation Period in which termination of employment occurred). The Plan Administrator shall authorize distribution as soon as practicable after receiving such a request for an earlier distribution.

		(b)	A Participant may defer the date of distribution
until a distribution is required in accordance with the minimum distribution rules of Section 401(a)(9) of the Code, as reflected in Section 12.4 by requesting such deferral in writing delivered to the Employer. During such period of deferment such Participant shall share in allocation of Trust Fund gain or loss as described in Section 5.4 hereof.

		(c)	Unless the distribution is deferred by the
Participant, then it must commence within sixty (60) days after the latest of (1) the Participant's termination of employment, (2) the Participant's attainment of the earlier of age sixty-five (65) or the Participant's Normal Retirement Date, or (3) the tenth (10th) anniversary of the Participant's initial date of Plan participation.

		(d)	Pursuant to Section 411(a)(11) of the Code,
written consent by the Participant is required prior to the commencement of a distribution at any time prior to the date that the Participant attains the later of age sixty-two (62) or the Participant's Normal Retirement Date, without regard to whether or not the value of the Participant's Vested Account balance derived from the Participant's aggregate Accounts exceeds (or at the time of any prior distribution exceeded) five thousand dollars ($5,000).

		Any such required consent by a Participant shall be obtained in writing within the ninety (90)-day period ending on the Annuity Starting Date. The Plan Administrator shall notify the Participant of the right to defer any distribution until the Participant attains the later of age sixty-two (62) or the Participant's Normal Retirement Date (or until such later date as the Plan may permit deferral). Such notification shall include a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code, and shall be provided no less than thirty (30) days and no more than ninety (90) days prior to the annuity starting date.

		In any event, neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section
415 of the Code. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), any distribution to a Participant shall not require the consent of such Participant (or the Participant's Spouse) unless another qualified defined contribution plan (other than the ESOP) is ever in the future maintained by the Employer in the future or an employer required to be aggregated with the Employer under
Section 414(b), (c), (m) or (o) of the Code. If such a qualified defined contribution plan is ever in the future maintained by the Employer or an employer required to be aggregated with the Employer under Section 414(b), (c), (m) or (o) of the Code, then, upon termination of the Plan, distribution to a Participant, without regard to whether or not the Participant's total Vested Account balances exceeds five thousand dollars ($5,000), shall only be made if such Participant consents in writing to such distribution; provided however that if the Participant fails to consent in writing to such distribution within thirty (30) days after an appropriate notice explaining the availability of such a distribution is given to the Participant, the Employer may direct, without the written consent of the Participant (or the Participant's Spouse), that the Participant's Vested Account balance be transferred to such other defined contribution plan (or any of them if there is more than one) maintained by the Employer or an employer required to be aggregated with the Employer under
Section 414(b), (c), (m) or (o) of the Code.

		(e)	In the event of a Participant's death before
receipt of the Participant's entire Vested Account balance, any balance shall be payable to the Participant's Beneficiary in accordance with the rules governing death benefits set forth in
Section 7.2.  The consent provisions of the preceding subsection
(d) do not apply after the death of the Participant.

10. SPECIAL PROTECTED BENEFIT DISTRIBUTION RULES RELATING TO THE
RETIREMENT PLAN ACCOUNTS

10.1 Provisions In General

	The provisions of this Article shall apply only to the Retirement Plan Accounts after January 1, 1998 and shall be effective in lieu of the other distribution provisions of this Plan specifically to the 401(k) Plan Accounts in ARTICLE 9 and the ESOP Accounts in ARTICLE 11. However, the distribution provisions herein shall be subject to the general distribution rules (i.e., the Code Section 401(a)(9) rules applicable to all plans qualified for tax favorable treatment under Section 401(a) of the Code) set forth in ARTICLE 12.

10.2 Methods of Distribution upon Termination of Employment or Retirement

		(a)	Normal Form of Benefit Payment.  Unless an
optional form of benefit is selected pursuant to a qualified election within the ninety (90)-day period ending on the "Annuity Starting Date" (as defined in the following subsection (e)) a married Participant's Retirement Plan Accounts will be paid in the form of Qualified Joint and Survivor Annuity and an unmarried Participant's Account will be paid in the form of a Life Annuity. The Participant may elect such an annuity distribution whenever the Participant is entitled to elect a date of distribution pursuant to
Section 10.3. However, certain small benefits shall be cashed out pursuant to Section 12.3.

		(b)	The Purchase of an Annuity to Pay Benefits.  Such
Life Annuity or Qualified Joint and Survivor Annuity shall be provided by a nontransferable annuity contract purchased by the Trustee with the lump sum value of the Participant's entire
Retirement Plan Accounts from an insurance company (based on unisex purchase rates) approved by the Employer. Only the Spouse to whom the Participant is married at the time that benefits commence shall be entitled to receive payments under such a survivor annuity, except to the extent that a Qualified Domestic Relations Order may have provided that a former Spouse is treated as the Participant's
Spouse for such purpose prior to the time that benefits commence.
The terms of any annuity contract purchased or distributed by the Plan to a Participant or a Participant's Spouse shall comply with the requirements of Section 401(a)(9) of the Code and the regulations thereunder set forth in Section 12.1 hereof.

		(c)	Spouse Automatically Beneficiary.  The
Beneficiary of a married Participant under the Plan must be the Participant's Spouse, as provided in this Section, unless a nonspouse Beneficiary is validly designated as provided herein.
Any designation of a nonspouse Beneficiary to receive a death benefit under this ARTICLE by a Participant who has a surviving Spouse shall be ineffective unless the surviving Spouse consents in writing to the Participant's designation of a nonspouse Beneficiary or files a disclaimer as provided in Section 12.5. Any such written consent by a Participant's surviving Spouse shall acknowledge the effect of the Participant's designation of a nonspouse Beneficiary, must be limited to a benefit for a specific alternate Beneficiary (unless the Spouse expressly permits a later change of Beneficiary by the Participant without any further spousal consent), and must be witnessed by a Plan representative or notary public. Such spousal consent shall not be required if the Participant establishes to the satisfaction of the Employer that the consent cannot be obtained because the Spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations. For purposes of this
Section 10.2, a former Spouse will be treated as the Participant's surviving Spouse to the extent required by a Qualified Domestic Relations Order.

		(d)	Death Before Commencement of Benefits.  If a
married Participant dies before commencement of the Participant's benefits, distribution of any benefits to which this Section 10.2 applies shall be payable solely according to the provisions of Sections 7.3, which include provision for a Qualified Preretirement Survivor Annuity unless waived by the Participant with the requisite spousal consent. If an unmarried Participant dies before commencement of the Participant's benefits, distribution of the Participant's benefits hereunder also shall be subject to the provisions of Section 7.3 hereof.

		(e)	Optional Form of Benefit Distribution.  Subject
to the provisions of this Section, a Participant (or, in the event of the Participant's death, a Beneficiary entitled to receive a distribution under the Plan) may elect, as provided in this subsection (e), an optional method of distribution of the value of the Participant's Account(s) from among the following methods:

			(1)	a lump sum; or

			(2)	installments determined in accordance with
Section 12.7(c) of the Plan over a period selected by the Participant (or the Participant's Beneficiary) of an amount not less than the minimum payment required under Section 12.1 hereof and not exceeding the period permitted under Section
12.7(c) or the maximum permissible period determined in accordance with Section 12.1 hereof; or

			(3)	level monthly payments under a
nontransferable annuity contract purchased by the Trustee with the lump sum value of such vested interest (or the portion thereof being distributed in this method) from an insurance company (based on unisex purchase rates) as directed by the Plan Administrator payable:

				(i)	for the lifetime of the Participant
(or if the Participant has already died, for the Beneficiary's lifetime),

				(ii)	for the Participant's lifetime with a
guaranteed minimum number of payments not exceeding the Participant's life expectancy at the annuity commencement date, or

				(iii)	for the Participant's lifetime with
provisions for continuing level monthly payments of a specified percentage (not exceeding one hundred percent
(100%)) of the amount of such Participant's monthly payments for the lifetime of the Participant's
Beneficiary; provided, however, if the Beneficiary is other than the Participant's Spouse, the present value of payments expected to be made to the Participant must exceed fifty percent (50%) of the present value of total payments expected to be made to the Participant and the Participant's Beneficiary; or

			(4)	any combination of the foregoing which in
the aggregate is equivalent to the lump sum value of such Vested Retirement Plan Accounts.

		A Participant (or, in the event of the Participant's death, a Beneficiary entitled to receive a distribution under the
Plan) may elect, from among the methods specified in this subsection (e), an optional method of distribution of the Participant's Vested Retirement Plan Accounts. Such election and the revocation or change of such election shall be made in writing, in the form and manner prescribed by the Plan Administrator. The period for making such election shall begin on a Participant's Participation Date and end on the date that distribution of benefits to the Participant commences. Notwithstanding the foregoing, a Participant may only elect an optional method of distribution pursuant to the rules and conditions stated in the following subsection (f).

		(f)	Spousal Notice Requirement in General.  Except
for small benefit cashouts made pursuant to Section 12.4, the following rules and conditions shall apply regarding notice to Participants of the right to elect not to receive distribution in the form otherwise provided pursuant to the preceding subsection
(a) and regarding the requirement that a married Participant's
Spouse consent to any such election:

	(1)	Timing and Context of Notice.  A Participant
shall receive election information from the Employer regarding a Qualified Joint and Survivor Annuity if the Participant is married (or a Life Annuity if the Participant is unmarried) no less than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date. Such election information shall contain a written explanation of
(i) the terms and conditions of the Qualified Joint and Survivor Annuity if the Participant is married or the Life Annuity if the Participant is unmarried, (ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity if the Participant is married or the Life Annuity if the Participant is unmarried, (iii) the rights of a married Participant's Spouse to consent in writing to such election or to withhold such consent, and (iv) the Participant's right to revoke an election and the effect of such revocation.

	(2)	Spousal Consent and Qualified Election.  A
Participant may elect in writing, within the election period beginning ninety (90) days prior to the Participant's Annuity Starting Date not to have the Participant's benefits from Vested Retirement Plan Accounts paid in the form of a Qualified Joint and Survivor Annuity if the Participant is married or in the form of a Life Annuity if the Participant is unmarried. Any such waiver of a Qualified Joint and Survivor Annuity form of benefit by a married Participant with respect to Vested Retirement Plan Accounts shall not be effective unless: (A) the married Participant's Spouse consents in writing to the election; (B) the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent); (C) the Spouse's consent acknowledges the effect of the election; and (D) the Spouse's consent is witnessed by a Plan representative or notary public. Additionally, a Participant's waiver of a Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of the Employer that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a qualified election. It is noted that spousal consent is not required pursuant to
Section 12.4 if the vested value of the Participant's Accounts in the aggregate are less than five thousand dollars ($5,000).

	Any consent by a Spouse obtained under this provision (or the establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. However, once a Spouse has consented to a Participant's election, such Spouse's consent cannot be revoked unless the Participant also revokes the Participant's election. No consent obtained under this provision with regard to waiver of a Qualified Joint and Survivor Annuity form of benefit shall be valid unless the Participant has received notice as provided in the preceding paragraph (1). If a Participant is divorced prior to the Annuity Starting Date, any election made hereunder while the Participant was married shall remain in force unless the Participant changes such election, the Participant is remarried, or a Qualified Domestic Relations Order provides to the contrary.

			(3)	Notwithstanding the foregoing provisions of
this subsection (f) and in addition to the exception for certain small benefit cashouts made pursuant to Section 12.4, certain exceptions to these consent rules are specified in
Section 10.3(d) hereof.

		(g)	For purposes of this Section, if a Participant
dies after the Annuity Starting Date, the Spouse to whom the Participant was married on the Annuity Starting Date shall be the Spouse who is entitled to any survivor annuity hereunder, even if the Participant is not married to such Spouse on the date of the Participant's death, unless otherwise provided in a Qualified
Domestic Relations Order. A former Spouse will be treated as the Spouse to whom the Participant is married on the Annuity Starting
Date to the extent provided under a Qualified Domestic Relations
Order.

		(h)	Notwithstanding the foregoing, with respect to
benefits from the Retirement Plan which commenced prior to August
23, 1984, only the forms of distribution available under the provisions of the Retirement Plan which were in effect as of the date of distribution, disregarding this Plan as amended and completely restated effective as of January 1, 1989, are required to have been made available, and the consent of a surviving Spouse shall not be required with respect to any such benefit which actually commenced prior to August 23, 1984.

10.3 Date of Distribution

		(a)	General Rule.  A Participant who terminates
employment with the Employer shall be entitled to request distribution of the Participant's Vested interest in the Plan at any time after the Participant's termination of employment. Actual distribution to a Participant who is entitled to request a distribution in accordance with this subsection shall be made or commenced as soon as practicable after such a Participant has filed a written application requesting a distribution, and the distribution shall be made or commenced in accordance with the date of distribution requested to the extent practicable. No distribution shall be made to a Participant during the Participant's continued employment with the Employer. In addition, a Participant who has been reemployed shall not be entitled to receive a distribution from the Plan as long as the Participant remains employed by the Employer, except as required by Section
12.1. Also, it should be noted that certain small benefits will automatically be cashed out in accordance with the provisions of
Section 12.4 without any request by the Participant.

		The Employer and the Trustee shall comply with any reasonable request to the extent possible, but they may delay the distribution until valuation information is available as of the next Valuation Date if that is deemed in the best interests of other Participants. Furthermore, distribution may be delayed a reasonable period of time if necessary to liquidate sufficient assets to make such distribution without incurring unreasonable losses.

		(b)	Right to Defer Distribution.  Prior to the
receipt of the value of the Participant's Account(s), a Participant who terminates employment prior to age seventy and one-half (70-1/2) may elect, by written election on a form approved by the Administrator, to defer receipt of the value of the Participant's Account(s) for any period of time, provided that distribution must be made in compliance with the provisions of Section 12.1 hereof.

		(c)	ERISA Distribution Rules.  In order to comply
with ERISA, if a Participant has neither requested distribution nor elected to defer, then distribution must be made or commenced not later than sixty (60) days after the end of the Plan Year in which occurs the latest of (1) the Participant's termination of Service,
(2) the Participant's Normal Retirement Date, or (3) the tenth
(10th) anniversary of the Participant's initial participation date.

		(d)	Requirement for Consent by Participant (and
Spouse). Pursuant to Section 411(a)(11) of the Code, written consent by the Participant is required prior to the commencement of a distribution at any time prior to the Participant's Normal Retirement Date if the value of the Participant's Vested Account balances in the aggregate exceeds (or at the time of any prior distribution exceeded) five thousand dollars ($5,000).

		Any such required consent by a Participant shall be obtained in writing within the ninety (90)-day period ending on the annuity starting date. The Administrator shall notify the Participant of the right to defer any distribution until the Participant's Normal Retirement Date (or until such later date as permitted under Section 12.1 hereof). Such notification shall include a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code, and shall be provided no less than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date.

		The Participant and the Participant's Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of the Vested Account balance which is payable in any form other than a Qualified Joint and Survivor. The rules governing such consent as contained in Section 10.2, which reflect the requirements of Section 417 of the Code, must be complied with to the extent they are applicable. However, such rules are not applicable to small benefit cashouts made pursuant to
Section 12.4.

		In any event, neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section
415 of the Code. If a qualified defined contribution plan (other than the ESOP) is ever in the future maintained by the Employer or an employer required to be aggregated with the Employer under
Section 414(b), (c), (m) or (o) of the Code, upon termination of the Plan distribution to a Participant, without regard to whether or not the Participant's total Vested Account balances exceeds five thousand dollars ($5,000), shall only be made if such Participant consents in writing to such distribution. However, if the Participant fails to consent in writing to such distribution within thirty (30) days after an appropriate notice explaining the availability of such a distribution is given to the Participant, the Employer may direct, without the written consent of the Participant (or the Participant's Spouse), that the Participant's Vested Account balances be transferred to such other defined contribution plan (or any of them if there is more than one) ever in the future maintained by the Employer or an employer required to be aggregated with the Employer under Section 414(b), (c), (m) or
(o) of the Code.

		(e)	Participant's Death Before Receiving Full
Distribution. In the event of a Participant's death after commencement of benefit distribution, but prior to receiving full payment of the Participant's entire Vested Account balances, distribution of the unpaid balance of such Vested interest shall be made to the Participant's Beneficiary in accordance with the benefit payment option applicable to the distribution. The consent provisions of subsection (d) do not apply after the death of the Participant.

11. SPECIAL PROTECTED BENEFIT DISTRIBUTION RULES RELATING TO ESOP
ACCOUNTS AND THE 401(K) PLAN EMPLOYER STOCK ACCOUNT

11.1 Provisions in General

	The Provisions of this Article shall apply only to the ESOP Accounts and the 401(k) Employer Stock Account after January 1, 1998 and shall be effective in lieu of the other provisions of the Plan specifically relating to the 401(k) Plan Accounts (other than the 401(k) Employer Stock Account) in ARTICLE 9 and the Retirement Plan Accounts in ARTICLE 10. However, the distribution provisions herein shall be subject to the legal restrictions (i.e., Code
Section 401(a)(9) rules applicable to all plans qualified for tax favorable treatment under Section 401(a) of the Code) and general distribution rules set forth in ARTICLE 12.

11.2 Method of Distribution and Right of Surviving Spouse to
Death Benefit

		(a)	The normal method of distribution of the Vested
balance of a Participant's ESOP Accounts shall be a lump sum:
provided, however, that a Participant (or the Participant's
Beneficiary in the event of the Participant's death) may elect to receive payment in installments in accordance with Section 11.2(b) hereof. Except as otherwise provided herein, the Beneficiary of a married Participant must be the Participant's Spouse with respect to any distribution of death benefits that is made on or after August 23, 1984. Any designation of a nonspouse Beneficiary to receive a death benefit under this Article by a Participant who has a surviving Spouse, whether the designation was made before or after the date of adoption of this amended and restated Plan effective as of January 1, 1998, shall be ineffective unless the surviving Spouse consents to the Participant's designation of a nonspouse Beneficiary as provided in the following Section 11.3 or files a disclaimer as provided in the following Section 12.5. For purposes of this Section and the following Section 11.3, a former Spouse will be treated as the Participant's surviving Spouse to the extent required by a Qualified Domestic Relations Order.

		(b)	The election of an installment method of
distribution specifying the number and frequency of such installments shall be determined in accordance with Section 12.7 over a period selected by the Participant (or the Participant's Beneficiary) and not exceeding the maximum permissible period determined in accordance with Section 12.1 of the Plan.

		(c)	Since no annuity option is associated with the
Plan's ESOP Accounts and since this Plan provides that a Participant's remaining Vested balance of the Participant's ESOP Accounts is payable in full to the Participant's surviving Spouse, if any, this Plan is not required by the Retirement Equity Act of 1984 to provide payment of benefits in the form of a Qualified
Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity with respect to benefits derived from the ESOP Accounts.

11.3 Consent by Spouse to Designation of Nonspouse
Beneficiary

		(a)	The vested balance of a Participant's Account(s)
shall be distributed to a nonspouse Beneficiary of a married
Participant if and only if the Participant's surviving Spouse has consented in writing to the Participant's election to designate a nonspouse Beneficiary as provided in this Section (or has filed a disclaimer as provided in the following Section 12.5). Such spousal consent shall not be required if the Participant had earlier established to the satisfaction of the Employer that the consent could not be obtained because the Spouse could not be located or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations.

		(b)	Any such written consent by a Participant's
surviving Spouse shall acknowledge the effect of the Participant's designation of a nonspouse Beneficiary, must be limited to a benefit for a specific alternate Beneficiary, and must be witnessed by a Plan representative or by a notary public.

11.4 Date of Distribution

		(a)	Distribution of a Participant's Vested balance of
the Participant's ESOP Accounts shall be made or commenced by the Trustee as soon as practicable after the Participant has terminated employment with the Employer and files a written request for such a distribution on a form provided by the Plan Administrator for such purpose. Such a written request shall be treated as a claim for benefits and shall be processed as required by Section 16.2. Such a request shall specify the form of payment desired by the Participant and the requested date of distribution, which should allow a reasonable period of time for processing the request pursuant to Section 16.2. The Employer and the Trustee shall comply with any reasonable request to the extent possible. The value of any distribution made in Employer Stock shall be based on the value of the Stock as of the last business day of the month immediately prior to the requested date of distribution. However, the Employer may delay distribution until valuation information is available as of the next Valuation Date if that is deemed in the best interests of other Participants. Additionally, distribution may be delayed a reasonable period of time if necessary to liquidate sufficient assets to make such distribution without incurring unreasonable losses.

		Notwithstanding the foregoing, a Participant who has been reemployed by the Employer (or is employed by any other employer required to be aggregated with the Employer under Section 414(b), (c), (m) or (o) of the Code) shall not be entitled to receive a distribution from the Plan as long as the Participant remains employed by the Employer, except as required by Section
12.1 hereof.

		If a Participant is entitled to a final allocation at termination of employment, distribution of the Vested balances of the Participant's ESOP Accounts in the Plan shall normally be delayed until the final allocation of the Plan Year in which termination of employment occurred reflecting all allocations which respect to the Participant are completed. A Participant who is entitled to a final allocation at termination of employment may request an earlier distribution based on the Vested balance in the Participant's ESOP Accounts in the Plan as of the Allocation Date immediately preceding the Participant's termination of employment
(to be followed as soon as practicable after such final allocations have been made with a supplemental distribution for the Allocation Period in which termination of employment occurred). The Plan Administrator shall authorize distribution as soon as practicable after receiving such a request for an earlier distribution.

		(b)	A Participant may defer the date of distribution
until a distribution is required in accordance with the minimum distribution rules of Section 401(a)(9) of the Code, as reflected in Section 12.1 by requesting such deferral in writing delivered to the Employer. During such period of deferment such Participant shall share in allocation of Trust gain or loss.

		(c)	Unless the distribution is deferred by the
Participant, then it must commence within sixty (60) days after the latest of (1) the Participant's termination of employment, (2) the Participant's attainment of the earlier of age sixty-five (65) or the Participant's Normal Retirement Date, or (3) the tenth (10th) anniversary of the Participant's Participation Date. It is noted that subsection (f) of this section may require an earlier distribution date.

		(d)	Pursuant to Section 411(a)(11) of the Code,
written consent by the Participant is required prior to the commencement of a distribution at any time prior to the date that the Participant attains the later of age sixty-two (62) or Normal Retirement Age, without regard to whether or not the value of the Participant's Vested Account balance derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) five thousand dollars ($5,000).

		Any such required consent by a Participant shall be obtained in writing within the ninety (90)-day period ending on the annuity starting date. The "annuity-starting date" is the first day Of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant of the right to defer any distribution until the Participant attains the later of age sixty-two (62) or Normal Retirement Age (or until such later date as the Plan may permit deferral). Such notification shall include a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code, and shall be provided no less than thirty
(30) days and no more than ninety (90) days prior to the annuity starting date.

		In any event, neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section
415 of the Code. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), any distribution to a Participant shall not require the consent of such Participant (or the Participant's Spouse) unless another qualified defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) is ever in the future maintained by the Employer or an employer required to be aggregated with the Employer under Section 414(b),
(c), (m) or (o) of the Code. If such a qualified defined con-tribution plan is maintained by the Employer or an employer required to be aggregated with the Employer under Section 414(b),
(c), (m) or (o) of the Code, then, upon termination of the Plan, distribution to a Participant, without regard to whether or not the Participant's total Vested Account balance exceeds five thousand dollars ($5,000), shall only be made if such Participant consents in writing to such distribution; provided however that if the Participant fails to consent in writing to such distribution within thirty (30) days after an appropriate notice explaining the availability of such a distribution is given to the Participant, the Employer may direct, without the written consent of the Participant (or the Participant's Spouse), that the Participant's Vested Account balance be transferred to such other defined contri-bution plan (or any of them if there is more than one) maintained by the Employer or an employer required to be aggregated with the Employer under Section 414(b), (c), (m) or (o) of the Code.

		(e)	In the event of a Participant's death before
receipt of the Participant's entire Vested Account balance, any balance shall be payable to the Participant's Beneficiary in accordance with the rules governing death benefits set forth in
Section 7.4.  The consent provisions of the preceding subsection
(d) do not apply after the death of the Participant.

		(f)	In order to comply with Section 409(o) of the
Code, a Participant may elect to have any Employer Stock that is subject to this subsection (f), and that has been allocated to the Participant's ESOP Stock Account, distributed in accordance with the following rules:

	(1)	If the Participant separates from Service by
reason of the reaching the Normal Retirement Date under the Plan, death, or Disability, distribution of the Participant's ESOP Stock Account will begin not later than one year after the close of the Plan Year in which such event occurs unless the Participant otherwise elects under the provisions of the Plan other than this subsection (f).

	(2)	If the Participant separates from Service for any
reason other than those enumerated in subparagraph (1) above, and is not reemployed by the Employer before the end of the fifth (5th) Plan Year following the Plan Year of such separation from Service, distribution of the Participant's
Stock Account will begin not later than one year after the close of the fifth (5th) Plan Year following the Plan Year in which the Participant separated from Service unless the Participant otherwise elects under the provisions of this Plan other than this subsection (f).

	(3)	If the Participant separates from Service for a
reason other than those described in subparagraph (1) of this subsection, and is reemployed by the Employer before distribution is required to commence pursuant to this subsection, any distribution to the Participant, prior to any subsequent separation from Service, shall only be made in accordance with the terms of the Plan other than this subsection.

	(4)	Distribution pursuant to this subsection shall be
subject to such provisions as require the consent of the Participant and the Participant's Spouse to a distribution with a vested value in excess of five thousand dollars
($5,000) and such provisions as may require an earlier dis-tribution.

		(g)	Distributions required under the preceding
subsection (f) shall be made in substantially equal annual payments over a period of five (5) years unless the Participant otherwise elects under applicable provisions of this Plan. In no event shall such distribution period exceed the period permitted under Section 401(a)(9) of the Code, as reflected in Section 12.1 of this Plan.

11.5 Value of Vested Interest and Distribution in Cash or
Property

		(a) Determination of the value of a Participant's Vested Account balance for purposes of distribution shall be based on the most recent valuation information available, subject to such adjustments as are made in accordance with rules adopted by the Employer for this purpose and taking into account the provisions of this Section 11.5 regarding the determination of the value of the Employer Stock. Less than the entire value of a Participant's Ac-count Balance as so determined may be distributed initially if it seems likely that the Trust Fund has incurred a loss that has not yet been reflected in the value of such Vested Account balance. In this event, a supplemental distribution shall be made as soon as possible following the next allocation. The Plan Administrator shall treat all Participants in a reasonable and nondiscriminatory manner under this subsection (a).

		(b) Any full shares of Employer Stock allocated to a Participant's Stock Account or PAYSOP Account shall be distributed in kind; provided, however, that a Participant may request that distribution of all or any part of such Employer Stock be made in cash based on the Fair Market Value of such Employer Stock as of the last business day of the month immediately preceding the date of distribution. The Plan Administrator shall comply with such a request to receive a distribution in cash if a put option would have been available to the Participant pursuant to Section 11.7 if the Participant had chosen to receive the Participant's distribution in Employer Stock. Any fractional share shall be converted to cash based on the value of Employer Stock as of the last business day of the month immediately preceding the date of distribution.

		(c) Each Participant shall have the right to request that any distribution to which the Participant may be entitled under the Plan be made entirely in Employer Stock, provided that cash shall be distributed in lieu of any fractional share.
However, this right shall not apply to the portion of a Participant's Account which the Participant has elected to reinvest in accordance with Section 11.7(c)(2). The Plan Administrator and the Trustee shall ensure that any such request is complied with insofar as possible by purchasing additional Employer Stock, if available, or reallocating shares of Employer Stock in other ESOP Stock Accounts to the extent necessary; any shares purchased in accordance with this subsection shall be charged against the Participant's Investment Account based on the purchase price (including any transaction costs) and any shares reallocated from other Stock Accounts shall be charged against the Participant's Investment Account based on the Fair Market Value of such shares as determined by the Trustee as of the last business day of the month immediately preceding the date of distribution.

11.6 Put Option

		(a)	Except as otherwise provided in the following
subsection (b), a Participant, or the Participant's Beneficiary, who receives shares of Employer Stock distributed from the ESOP
Stock Accounts or 401(k) Employer Stock Account pursuant to this
ARTICLE 11, shall have the right to require the Employer to purchase back such shares at any time during the following put option periods. The first put option period shall be for at least sixty (60) days, beginning on the date of the distribution of the Employer Stock. The second put option period shall be for at least sixty (60) days beginning after the determination of Fair Market Value of the Employer Stock in the following Plan Year has been made (and after the delivery of notice thereof to the Participant or Beneficiary). In computing such periods, there shall be excluded any period of time during which the put option is not exercisable because the Employer is prohibited from honoring it by applicable federal or state law.

	To exercise such right, written notice of intent to exercise this put option must be delivered to the Plan Administrator before the expiration of such option period. If both the Trustee and Employer agree, the Trustee may be the one to purchase back such Employer Stock. The purchase price shall be the Fair Market Value of the Employer Stock as of the last Allocation Date of the Plan Year immediately preceding the date that the written notice of intent to exercise the put option is delivered to the Plan Administrator, except that if the put option is exercised by a "disqualified person" (as defined in the following subsection (c)), such value shall be determined as of the date that the written notice is delivered to the Plan Administrator by causing a special valuation of Employer Stock to be made.

	The Employer or the Trustee, as the case may be, shall pay the purchase price, as follows:

			(1)	If the distribution constitutes a Total
Distribution (as hereinafter defined), payment of the Fair
Market Value of a Participant's Vested balance in the Participant's ESOP Accounts and 401(k) Employer Account and the 401(k) Employer Stock Account shall be made in substantially equal payments, not less frequently than annually, over a period not exceeding five (5) years. The first installment shall be paid not later than thirty (30) days after the Participant exercises the put option. The
Plan will pay a reasonable rate of interest and provide adequate security on amounts not paid after thirty (30) days.

			(2)	If the distribution does not constitute a
Total Distribution (as hereinafter defined), the Plan shall pay the Participant an amount equal to the Fair Market Value of the Employer Stock repurchased no later than thirty (30) days after the Participant exercises the put option.

For purposes of this Section, "Total Distribution" shall mean a distribution to a Participant or a Participant's beneficiary, within one taxable year of such recipient, of the entire balance to the credit of the Participant.

		(b)	The provisions of the foregoing subsection (a)
shall not be applicable, and no put option shall exist with regard to shares of Employer Stock distributed from a Participant's ESOP Accounts and 401(k) Employer Stock Account under this Plan, if such Employer Stock was publicly traded and not subject to a trading limitation when it was distributed. For purposes of this subsection (b), Employer Stock is deemed to be "publicly traded" as of a particular date if (as of such date) it is listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 or is quoted on a system sponsored by a national securities association registered under Section
15A(b) of the Securities Exchange Act. For purposes of this subsection (b), a "trading limitation" on a security is a restriction under any federal or state securities law, any regulation thereunder, or an agreement, not prohibited by applicable regulations, affecting the security which would make the security not as freely tradable as one not subject to such restriction.

	In the case of a security which is publicly traded without restriction when distributed but ceases to be so traded before the end of either put option period described in subsection (a) above, then the Employer Stock from a Participant's ESOP Accounts and 401(k) Employer Stock Account so distributed shall be subject to a put option for the remainder of the option period. The Employer must notify the Stock holder in writing as soon as practicable (and in no event later than the tenth (10th) day after the Stock ceases to be publicly traded without restriction of the distributee's rights regarding the put option. If notice is given after the tenth (10th) day following the date the Stock ceases to be publicly traded, then the number of days between such tenth (10th) day and the date on which notice is actually given must be added to the duration of the put option period.

		(c)	For purposes of this Section, the term
"disqualified person" means a person who is a fiduciary, a person providing services to the Plan, an employer any of whose employees are covered by the Plan, an employee organization any of whose members are covered by the Plan, an owner, direct or indirect, of fifty percent (50%) or more of the total combined voting power of all classes of voting stock or of the total value of all classes of the stock, or an officer, director, ten percent (10%) or more shareholder, a highly compensated Employee, or any other person that would be a disqualified person within the meaning of Section 4975(e)(2) of the Code.

11.7 Diversification of Investments

		(a)	The following definitions shall be applicable for
purposes of this Section 11.7:

				(1)	"Qualified Participant" shall mean a
Participant who has attained age fifty-five (55) and who has completed at least ten (10) years of participation in the Plan.

				(2)	"Qualified Election Period" shall
mean the six (6) Plan Year period beginning with the later of (i) the first Plan Year in which the individual first became a Qualified Participant, or
(ii) the first Plan Year beginning after December 31,
1986.

		(b)	Each Qualified Participant shall be permitted to
direct the investment of that portion of the Participant's ESOP
Stock Account and PAYSOP Account which is equal to twenty-five percent (25%) of the total number of shares of Employer Stock acquired by the Plan after December 31, 1986, and allocated to such Accounts on or before the most recent Allocation Date ending the Plan Year, reduced by the number of shares of Employer Stock previously distributed, transferred or diversified pursuant to a prior diversification election made by such Participant after December 31, 1986.

		Such direction shall be made within ninety (90) days after the last day of each Plan Year during the Participant's Qualified Election Period. Within ninety (90) days after the close of the last Plan Year in the Participant's Qualified Election Period, `fifty percent (50%)' shall apply in lieu of `twenty-five percent (25%)' in determining the number of shares that are subject to a diversification election under the foregoing provisions of this subsection (b). The Participant's direction shall be provided to the Plan Administrator in writing and shall be implemented as provided in the following subsection (c). The Participant's direction shall further specify which, if any, of the options set forth in the following subsection (c) the Participant selects.

		(c)	The following options shall be available to a
Participant who is entitled to make an election in accordance with this Section 11.7:

				(1)	At the election of the Qualified
Participant, the Plan shall distribute (notwithstanding
Section 409(d) of the Code) the portion of the Participant's Accounts that is covered by the election within ninety (90) days after the last day of the ninety (90) day period during which the election can be made. Such distribution shall be subject to such requirements of this Article of the Plan concerning put options as would otherwise apply to a distribution of Employer Stock from the ESOP Accounts under the Plan.
This Section 11.7 shall apply notwithstanding any other provision of the Plan other than such provisions as require the consent of the Participant and the Participant's Spouse to a distribution with a present value in excess of five thousand dollars ($5,000). If the Participant and the Participant's Spouse do not consent, such amount shall be retained in this Plan.
The Plan as amended and restated effective as of January 1, 1998 offers investment options which meet the requirements of Section 401(a)(28) of the Code
(instead of distribution) to any Qualified Participant who is entitled to make an election regarding diversification.

			(2)	In lieu of distribution under the preceding
paragraph (i), the Qualified Participant who has the right to receive a cash distribution thereunder may direct the Plan to transfer the portion of the Participant's ESOP Stock Account and PAYSOP Account that is covered by the election to another qualified plan of the Employer which accepts such transfers
(should such a plan ever be adopted), provided that such plan permits employee-directed investment with at least three (3) investment choices which meet the requirements of Section 401(a)(28) of the Code and does not invest in Employer Stock to a substantial degree.
Such transfer shall be made no later than ninety (90) days after the last day of the ninety (903 day period during which the election can be made.

		(d)	If the Fair Market Value (determined as of the
Allocation Date immediately preceding the first day on which a Qualified Participant is eligible to make a diversification election) of the Employer Stock allocated to a Qualified
Participant's ESOP Account or PAYSOP Account (in the aggregate) is five hundred dollars ($500) or less, then such Employer Stock will be considered to constitute a de minimis amount of Employer Stock that is not subject to the diversification of investments requirement of this Section.

		For purposes of determining whether the amount of Employer Stock allocated to a Qualified Participant's ESOP Stock Account or PAYSOP Account (in the aggregate) exceeds the de minimis amount, Employer Stock held under all ESOPs or tax credit ESOPs maintained by the Employer and members of a controlled group of corporations which includes the Employer shall be considered as held by the same plan.

		Notwithstanding any provisions of the Plan to the contrary, if the Sponsoring Employer so directs, the election provided in this Section 11.7 may be applied to all Employer Stock without regard to the date such Stock was acquired provided that all Participants are treated in a reasonable nondiscriminatory manner.

12. LEGAL RESTRICTIONS AND GENERAL REQUIREMENTS ON THE PAYMENT OF
BENEFITS

12.1 Tax Reform Act Distribution Restrictions

	Notwithstanding any provisions of the Plan to the contrary, the provisions in this Section 12.1 shall govern all distributions, in order to comply with the Tax Reform Act of 1986 and Section
401(a)(9) of the Code and the regulations thereunder. The applicable rules are as follows:

		(a)	The rules applicable to a living Participant are
as follows:

			(1)	Distribution to a living Participant must
be commenced not later than the required beginning date. For purposes of this Section 12.1, "required beginning date" shall mean April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2). In no event shall any distribution be required hereunder prior to the earliest date required under applicable regulations issued under the Code.

			(2)	In the case of a distribution that
commences during a Participant's lifetime, the form of payment must be in accordance with regulations issued under the Code either (i) over the life of the Participant or over the lives of the Participant and the Participant's
Beneficiary or (ii) over a period not extending beyond the life expectancy of the Participant or the life expectancy of the Participant and the Participant's Beneficiary.

			(3)	The amount to be distributed each year must
be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the lesser of
(A) the life expectancy of the Participant or joint and survivor life expectancy of the Participant and the Participant's designated Beneficiary computed by the use of the return multiples contained in Tables V and VI of Section
1.72-9 of the Income Tax Regulations or (B) if the Participant's Spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Income Tax Regulations.
For purposes of this computation, neither a Participant's life expectancy nor the joint life expectancy of the Participant and the Participant's Beneficiary shall be recalculated, and after the year in which the initial determination is made, life expectancy shall be determined by subtracting one (1) from the life expectancy as determined for the prior year. However, any applicable rules in the regulations regarding change of beneficiary or multiple beneficiaries shall be taken into account.

			(4)	If a minimum distribution is required
pursuant to this Section 12.1 while the Participant is still employed by the Employer, the Participant may elect any of the forms of distribution otherwise available to terminated Participants provided that at least the minimum amounts required to be distributed pursuant to this Section 12.1 are distributed. Payment under this subsection (a)(4) may occur at any time on or after the first day of the calendar year in which the Participant attains age seventy and one-half
(70-1/2).

		(b)	The rules applicable to a distribution to a
Participant's Beneficiary are as follows:

			(1)	In the event that distribution of a
Participant's benefits under the Plan had begun but had not been completed prior to the Participant's date of death, then the remaining portion of such benefits shall be distributed at least as rapidly as under the method of distribution being used as of the date of the Participant's death.

			(2)	In the event that distribution of a
Participant's benefits under the Plan had not begun prior to the Participant's date of death, then any remaining benefits shall be paid in full not later than December 31 of the calendar year containing the fifth (5th) anniversary of the death of the Participant; provided, however, that payments may extend beyond such December 31 if such payments are made over the life of the Participant's Beneficiary (or over a period not extending beyond the life expectancy of such Beneficiary) and such payments to the Participant's
Beneficiary begin not later than December 31 of the calendar year of the Participant's death. If the Participant's
Beneficiary is the Participant's surviving Spouse, payments need not begin to such Spouse until December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70-1/2). If the surviving Spouse dies before the distribution to such Spouse commences, then the distribution rules contained in this Section 12.1(b) shall be applied as if such Spouse were the Participant.

			(3)	For purposes of this Section 12.1(b), life
expectancy shall be computed by the use of the return multiples contained in Tables V and VI of Section 1.72-9 of the Income Tax Regulations as the relevant divisor without regard to Section 1.401(a)(9)-2 of the Income Tax
Regulations. In the case of any designated Beneficiary, including a surviving Spouse, life expectancy shall be calculated at the time payment first commences without recalculations thereafter. Life expectancy for subsequent years shall be determined by subtracting one (1) from the life expectancy for the prior year.

			(4)	For purposes of this Section 12.1(b), in
the event death benefits are to be paid to a Beneficiary who is a child until the child reaches the age of majority and then any remaining death benefits are to be paid to the Participant's surviving Spouse, the amount of payments to the child shall be treated as if the payments were being made to the surviving Spouse.

12.2 Value of Vested Interest and Distribution in Cash or
Property

	Determination of the value of a Participant's Vested Account balance for purposes of distribution shall be based on the most recent allocation available, subject to such adjustments as are made in accordance with rules adopted by the Employer for this purpose and taking into account the provisions of Section 17.5 regarding the determination of the "unitized" value of the Employer Stock. Less than the entire value of a Participant's Account balances as so determined may be distributed initially if it seems possible to the Administrator, in its sole discretion, that the Trust Fund has incurred a loss that has not yet been reflected in the allocation of such Vested Account balance. In this event, a supplemental distribution shall be made as soon as possible following the next allocation. The Plan Administrator shall treat all Participants in a reasonable and nondiscriminatory manner under this section.

12.3 Forms and Proofs

Each Participant or Beneficiary eligible to receive any benefit hereunder shall complete such forms and furnish such proofs, receipts and releases as shall be required by the Trustee or the Employer.


12.4 Distribution of Small Account(s) and Forfeiture of
Nonvested Amounts

		(a)	If a Participant terminates employment with the
Employer (or the Plan terminates), and the value of the Vested balance of all of the Participant's Accounts is not greater than five thousand dollars ($5,000) (and was not greater than such amount as of the date of any prior distribution from the Plan to such Participant), the Participant may elect to receive, but does not automatically receive as a "cash out," a distribution of the entire Vested balance of the Participant's Accounts. If the Employee so elects to receive the Vested balance of all of the Participant's Accounts the nonvested portion of the Participant's Employer Account balances will be treated as an Employer
Contribution Forfeiture in accordance with Section 8.2. Such dis-tribution shall be made in cash. Spousal consent shall not be required with respect to such an election.

		Unless made sooner pursuant to a request made in accordance with Section 9.4, such distribution shall be made as soon as practicable following the Allocation Date coincident with or immediately following the date the Participant terminates employment with the Employer. Payment of small benefit amounts shall be made automatically and shall not require any consent by the Participant (or by the Spouse of a married Participant).

		For purposes of determining whether the five thousand dollars ($5,000) amount is exceeded, a Participant's Vested Account balance shall not include accumulated deductible Employee contributions within the meaning of Section 72(o)(5)(B) of the Code for Plan Years beginning prior to January 1, 1989. If the present value determined at the time of distribution to a Participant exceeds five thousand dollars ($5,000), then the present value at any subsequent time shall be deemed to exceed five thousand dollars ($5,000).

		Notwithstanding the foregoing, the Plan Administrator shall not be required to make any lump sum distribution pursuant to this Section which would not have been required under the provisions of the Retirement Plan or ESOP in effect prior to the Effective Date of this amendment, restatement, conversion and continuation until sixty (60) days after such date of adoption.

		In any event, a Participant who has been reemployed by the Employer (or is employed by any other employer required to be aggregated with the Employer under Section 414(b), (c), (m) or (o) of the Code) shall not be entitled to receive a distribution from the Plan as long as the Participant remains employed by the Employer, except as required by Section 12.1 hereof.

		(b) Any such payment shall be made to the Participant if the Participant is living, or to the Participant's Beneficiary if the Participant is deceased; provided, however, that if a deceased Participant has a surviving Spouse, such surviving Spouse shall be entitled to receive such payment unless the Spouse has consented to the Participant's election to designate a nonspouse Beneficiary as provided in Sections 9.3, 10.2(c) and 11.2(a) hereof. If a Participant's total Vested Account balance is distributed in a lump sum pursuant to this Section, then such distribution shall be in full satisfaction of any amount otherwise due to the Participant or to any other person claiming through the Participant under any other provision of this Plan.

		(c) If the value of the Participant's Vested Account balance derived from the Participant's Accounts in the aggregate (other than that portion of any Account attributable to accumulated deductible Employee contributions should the Plan ever be amended to permit such contributions) exceeds (or at the time of any prior distribution exceeded) five thousand dollars ($5,000), the Participant must consent to any distribution of the Participant's Vested Account balances and spousal consent will be required pursuant to Sections 9.3, 10.2(c) and 11.2(a) hereof for any form of payment other than a joint and survivor annuity.

12.5 Disclaimer by Surviving Spouse or Other Beneficiary

A surviving Spouse or other Beneficiary who is entitled to receive any benefits under the provisions of the Plan may disclaim all or any portion of such benefits by filing a written disclaimer with the Employer at any time after the death of the Participant. Any such disclaimer shall be irrevocable and shall be witnessed by a Plan representative or notary public. In the event that such a disclaimer is received by the Employer prior to the payment of all remaining benefits under the Plan due such surviving Spouse or other Beneficiary, then notwithstanding any other provisions of the Plan, any disclaimed benefits otherwise payable to the person filing such disclaimer shall be paid to the person designated by the Participant to receive such benefits in the event of such a disclaimer, or if the Participant has made no such designation, then to the person who would be the Participant's Beneficiary determined in accordance with the provisions of Section 2.10 as if the disclaiming person had predeceased the Participant.

12.6 Determination of Marital Status and Location of
Surviving Spouse

	(a)	Marital Status.  The Employer shall have a duty
to make a review of its own internal records, but no other inquiry, regarding whether a Participant who is to commence receiving retirement benefits is married and whether a Participant who dies before commencement of the Participant's benefits has a surviving Spouse. In all events the Employer shall be entitled to rely upon a statement made by the Participant regarding the Participant's marital status as long as such reliance is in good faith. After reasonable efforts, as described herein, to determine whether a Participant is married, the Administrator determines that the Participant is not married, then for all purposes under the Plan the Participant shall be regarded as unmarried except as otherwise required by any applicable regulations under ERISA or the Code.

	(b)	Location of Surviving Spouse.  If a Participant's
surviving spouse cannot be located and after reasonable efforts to locate the Participant's surviving Spouse, as determined solely in the judgment of the Administrator, the Administrator determines that such Spouse cannot be located, then for all purposes under the Plan the Participant shall be regarded as unmarried except as otherwise required by any applicable regulations under ERISA or the Code.

		Notwithstanding the foregoing, however, no arrangement may be made by a Participant which would result in periodic payments of less than fifty dollars ($50). Also, no arrangement may be made by a Beneficiary of a deceased Participant which would result in periodic payments of less than fifty dollars ($50) or for payment for a period of time which exceeds the lesser of ten (10) years or the life expectancy of such Beneficiary.

		(c)	Rehire of Former Participant In-Pay Status.  In
the event that a former Employee who participated in the Plan is reemployed by the Employer after five (5) consecutive Breaks in Service, any such installment distributions to the Employee shall, at the discretion of the Participant, be (1) continued notwithstanding such reemployment or (2) discontinued and any balance restored to the Participant's Account where it shall be separately accounted for. If a Participant is reemployed before incurring five (5) consecutive Breaks in Service, any such installment distributions to the Participant shall be suspended and the balance held in segregated accounts for such Participant pursuant to this Section shall be restored to the Participant's
Account. Thereafter the value of the vested interest in the Participant's Account shall be determined in accordance with
Section 8.2.

12.7 Installment Distribution

		(a) Segregation Requested by Participant. If a distribution to a Participant or the Participant's Beneficiary will be paid in installments, the Employer will, but only if requested in writing to do so by the Participant (or the Participant's Beneficiary), direct the Trustee to transfer the Participant's Vested Account balance in cash to be held as a segregated account pursuant to this Section. The Trustee upon receipt of such direction shall invest such segregated subaccount to provide for such installment payments hereunder in one (1) or more separate savings accounts or certificates of deposit in banking or savings institutions, including savings accounts or certificates of deposit issued or maintained by the Trustee, its parent or its subsidiary. Such segregated subaccounts shall be credited with interest at the interest rates applicable to such savings accounts or certificates of deposit of each depository, and such interest shall be added to the amount distributable. Such subaccounts shall be a segregated part of the Trust Fund and shall be subject to all the provisions of the Plan, except that no allocations of Qualified Nonelective Employer Contribution Employer Matching Contributions, Employer Profit Sharing Contributions, Employer Contributions Forfeitures or 401(k) Discrimination Forfeitures or general Trust Fund gain or loss shall be made thereto.

		(b) Segregation Not Required. In any case in which a Participant (or the Participant's Beneficiary) who elects an installment distribution does not request segregation pursuant to the foregoing subsection (a), the Participant's Vested Account balances shall continue to be held and invested as an unsegregated part of the Trust Fund.

		(c) Calculation of Installment Amount. If all or part of a distribution is to be made in installments, the amount to be distributed in each year shall equal the balance to the credit of the Participant as of the first day of such year multiplied by a fraction, the numerator of which shall be one (1), and the denominator of which shall be the number of years then remaining during which installments are to be made; provided that a Participant may elect to have an amount distributed in any year in excess of the minimum required distribution and any such excess may be used as directed by the Participant to reduce the minimum required distribution in any subsequent year.

		(d) Lump Sum Still Available. In any case in which, in accordance with the provisions of this Section, all or part of any distribution is being made in installments at any time before full payment of the installments has been made, the Participant (or the Participant's Beneficiary) may request the Employer to change the method of distribution from such installment method to a lump sum. In any case in which such request is made, the Employer shall comply with such request.

		(e) In the event that a former Participant is reemployed by the Employer after five (5) consecutive Breaks in Service, any such installment distributions to the Participant shall, at the discretion of the Participant, be (1) continued notwithstanding such reemployment or (2) discontinued and any balance restored to the Participant's Account where it shall be separately accounted for. If a Participant is reemployed before incurring five (5) consecutive Breaks in Service, any such install-ment distributions to the Participant shall be suspended and the balance held in segregated accounts for such Participant pursuant to this Section 12.7 shall be restored to the Participant's Account. Thereafter the value of the Vested interest in the Participant's Account shall be determined in accordance with
Section 8.2.

12.8 Failure to Locate

	If the Participant or Beneficiary to whom benefits are to be distributed cannot be located, and reasonable efforts have been made to find him, including the sending of notification by certified or registered mail to the Participant's last known address, the Administrator may direct the Trustee to treat the benefits as an Employer Contribution Forfeiture of the Participant's or Beneficiary's Employer Accounts for the Plan Year in which the Participant or Beneficiary is determined to be lost (provided, however, that if a benefit is forfeited pursuant to this Section, such benefit will be reinstated if a claim is made by the Participant or Beneficiary.)

13. WITHDRAWALS

13.1 Withdrawals of Elective Deferrals In General

		(a)	In General.  Withdrawals of Elective Deferrals
may be made by a Participant subject to the non-discriminatory criteria developed by the Administrator, including criteria determining the order of Accounts from which withdrawal may be made. For the purposes of this Section, "hardship" is defined as an immediate and heavy financial need of the Participant where such Participant lacks other available resources.

		(b)	Heavy Financial Need Defined.  The following are
the only financial needs considered immediate and heavy:

			(i)	expenses for medical care described in
Section 213(d) of the Code previously incurred by the Participant, the Participant's Spouse, or dependent;

			(ii)	costs directly related to the purchase
(excluding mortgage payments) of a principal residence, as defined in Section 152 of the Code;

			(iii)	payment of tuition, related educational
fees, and room and board expenses, for the next twelve
(12) months of post-secondary education for the Participant, the Participant's Spouse, children or dependents; or

			(iv)	payments necessary to prevent the eviction
of the Participant from the Participant's principal residence, or a foreclosure on the mortgage on that residence.

		(c)	"Necessary" Defined.  A distribution will be
considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:

			(i)	The distribution is not in excess of the
amount of an immediate and heavy financial need, including any amount necessary to pay any federal, state or local income taxes and penalties reasonably expected to result from the distribution;

			(ii)	The Participant has obtained all
distributions, other than hardship distributions, and
all nontaxable (at the time of the loan) loans under
all plans maintained by the Employer;
	(iii)	All plans maintained by the Employer
provide that the Participant may not make pre-tax elective contributions, as described in Treasury
Regulation Section 1.401(k) and 1(d)(2)(iv)(A)(4), for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of such Participant's Elective Deferrals for the taxable year of the hardship distribution.

			(iv)	All plans maintained by the Employer
provide that the Participant's pre-tax elective contributions (and voluntary after-tax employee contributions, if any become available under this Plan or any other plan sponsored by the Employer, or udner a Code Section 125 Cafeteria Plan which permits such pre-tax employee contributions, including qualified and nonqualified plans, stock option plans, stock purchase plans or similar plans will be suspended for twelve months after the receipt of the hardship distribution
(after which suspension the Employee may being to make
Elective Deferrals on the next Entry Date);
14. LOANS

	The Employer, may, in its sole discretion, authorize and direct the Trustee to make a loan from the Trust Fund to the Participant. All loans shall comply with the loan policy established by the Plan's recordkeeper, as approved by the Employer. Such policy shall comply with the following terms and conditions:

	(a)	Loans shall be made available to all Participants and
Beneficiaries on a reasonably equivalent basis.

	(b)	Loans shall not be made available to Highly Compensated
Employees in an amount greater than the amount made available to other Employees.

	(c)	Loans must be adequately secured and bear a reasonable
interest rate.

	(d)	If any part of a loan is to be from an Account with
respect to which a joint and survivor annuity may be payable at retirement to a married Participant, then the Participant must obtain the consent of the Participant's Spouse, if any, to use of the Account balance as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the current Spouse or any subsequent Spouse with respect to that loan. A new consent shall be required if such Account balance is used for security with respect to a renegotiation, extension, renewal, or other revision of the loan.

	(e)	In the event of default, foreclosure on the note and
attachment of security will not occur until a distributable event occurs in the Plan.

	(f)	No laons will be made to any shareholder-employee or
owner-employee. For purpose of this requirement, a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than five percent (5%) of the outstanding stock of the Employer. An owner-employee means an employee who owns the entire interest in an unincorporated trade or business, or in the case of proprietorship, is a partner who owns more than ten percent (10%) of either the capital interest or the profits interest in such partnership.

	If a valid spousal consent is necessary and has been obtained in accordance with (d), then, notwithstanding any other provision of this Plan, the portion of the Participant's vested Account balance subject to spousal consent used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than one hundred percent (100%) of the Participant's vested Account balance subject to spousal consent (determined without regard to the preceding sentence) is payable to the surviving Spouse, then the Account balance shall be adjusted by first reducing the vested Account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving Spouse.

	(g)	 No loan to any Participant or Beneficiary can be made
to the extent that such loan when added to the outstanding balance of all other loans to the Participant or Beneficiary would exceed the lesser of (i) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or
(ii) one-half the present value of the Vested balance of the Accounts of the Participant. For the purpose of the above limitation, all loans from all plans of the Employer and other Controlled Group Members are aggregated. Furthermore, any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant.
15. TOP-HEAVY PLANS

	If the Plan is or becomes Top-Heavy in any Plan Year the provisions of this ARTICLE will supersede any conflicting provisions in the Plan.

15.1 Definitions

		(a)	Key Employee:  Any Employee or former Employee
(and the Beneficiaries of such Employee) who at any time during the determination period was (i) an officer of the Employer if such individual's Compensation exceeds fifty percent (50%) of the dollar limitation under Section 415(b)(1)(A) of the Code, (ii) an owner
(or considered an owner under Section 318 of the Code) of one of the ten largest interests in the Employer if such individual's Compensation exceeds the dollar limitation under Section 415(c)
(1)(A) of the Code, (iii) a Five-Percent Owner, or (iv) a one- -percent owner of the Employer who has Compensation of more than $150,000. For purposes of this subsection (a), Compensation means compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, 402(a)(8), 402(h) or 403(b) of the Code.
The determination period is the Plan Year containing the Deter-mination Date and the four (4) preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

		(b)	Top-Heavy Plans:  The Plan is Top-Heavy if any of
the following conditions exists:

			(i)	If the Top-Heavy Ratio for this Plan
exceeds sixty percent (60%) and this Plan is not part of any Required Aggregation Group or Permissive
Aggregation Group of plans.

			(ii)	If this Plan is a part of a Required
Aggregation Group of plans but not part of a Permissive
Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds sixty percent (60%).

			(iii)	If this Plan is a part of a Required
Aggregation Group and part of a Permissive Aggregation
Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent
(60%).

		(c)	Top-Heavy Ratio:

			(i)	If the Employer maintains one or more
defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any Defined Benefit Plans which during the five (5) year period ending on the Determination
Date(s) has or has had accrued benefits, the Top-Heavy
Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the five (5) year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances
(including any part of any account balance distributed in the five (5) year period ending on the Determination
Date(s)), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

			(ii)	If the Employer maintains one or more
defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more Defined Benefit Plans which during the five (5) year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances under the aggregate defined contribution plan or plans for all Key Employees determined in accordance with (i), and the present value of accrued benefits under the aggregated Defined
Benefit Plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Partici-pants, determined in accordance with (i), and the present value of accrued benefits under the Defined
Benefit Plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a Defined
Benefit Plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the five (5) year period ending on the Determination Date.

			(iii)	For purposes of (i) and (ii), the value of
account balances and the present value of accrued bene-fits will be determined as of the most recent Valuation
Date that falls within or ends with the twelve (12) month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a Defined Benefit Plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the five (5) year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Section
416 of the Code and the regulations thereunder. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

	The accrued benefit of a Participant other than a Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all Defined Benefit Plans maintained by the Employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

		(d)	Permissive Aggregation Group:  The Required
Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required
Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

		(e)	Required Aggregation Group:  (i) Each qualified
plan of the Employer in which at least one Key Employee partici-pates, or participated at any time during the Determination Period (regardless of whether the Plan has terminated), and (ii) any other qualified plan of the Employer which enables a Plan described in
(i) to meet the requirements of Section 401(a)(4) or 410 of the Code.

		(f)	Determination Date:  For any Plan Year subsequent
to the first Plan Year, the last day of the preceding Plan Year.
For the first Plan Year, the last day of that Plan Year.

		(g)	Valuation Date:  The last day of any Plan Year.

		(h)	Super Top Heavy Plan:  The Plan if it would be a
Top Heavy Plan under subsection (b) if the words "ninety percent
(90%)" were substituted for the words "sixty percent (60%)" in subsection (b).

15.2 Minimum Allocation

		(a)	Except as otherwise provided in subsections (b)
and (c), the Regular Matching Contributions and Forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent (3%) of such Participant's Compensation or in the case where the Employer has no Defined Benefit Plan which designates this Plan to satisfy Section
401 of the Code, the largest percentage of Employer Contributions and Forfeitures, as a percentage of the first $150,000 of the Key Employee's Compensation, allocated on behalf of any Key Employee for that Plan Year. The minimum allocation is determined without regard to any Social Security contribution. This minimum alloca-tion shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an alloca-tion, or would have received a lesser allocation for the Plan Year because of (i) the Participant's failure to complete one thousand (1,000) Hours of Service (or any equivalent provided in the Plan), or (ii) in the case of a CODA, the Participant's failure to have Elective Deferrals made to the Plan on the Participant's behalf, or
(iii) Compensation less than a stated amount.

		(b)	For purposes of computing the minimum allocation,
Compensation shall mean compensation as defined in Section
5.7(d)(ii).

		(c)	The provision in subsection (a) shall not apply
to any Participant who was not employed by the Employer on the last day of the Plan Year.

		(d)	The minimum allocation required (to the extent
required to be nonforfeitable under Section 416(b) of the Code) may not be forfeited under Section 411(a)(3)(B) or (D) of the Code.

15.3 Minimum Vesting Schedule

	For any Plan Year in which this Plan is Top-Heavy, the following minimum Vesting Schedule will automatically apply to the
Plan:

					        Percentage of Regular
Matching
	       Years of Service		        Contributions Account
Vested
	       Less than 2 years				0%
		     2 years				20%
		     3 years				40%
		     4 years				60%
	       5 years or more				100%

	The minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code except those attribut-able to Elective Deferrals, Qualified Matching Contributions and Voluntary Contributions, including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan became Top-Heavy. Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this Section does not apply to the Account balances of any Employee whose Severance from Service Date occurs after the Plan has initially become Top-Heavy and such Employee's Account balance attributable to Regular Matching Contributions and Forfeitures will be determined without regard to this Section.

15.4 Special Limitations on Top Heavy Allocations in Multiple
Plans:  "Code Section 415(e) Buy-Back

	If for any Plan Year the Plan is a Top Heavy Plan, and the Employer maintains or has ever maintained a qualified defined benefit pension plan, then in applying the limitations of Section
5.7 the words "one hundred percent (100%)" shall be substituted for the words "one hundred twenty-five percent (125%)" in both the Defined Benefit Fraction and the Defined Contribution Fraction, as such terms are defined in Section 5.7, unless the Employer elects to "buy-back" the use of the "one hundred twenty-five percent (125%)" limit with respect to any Plan Year in which the Plan is not Super Top Heavy by providing minimum benefits in excess of those otherwise required pursuant to the provisions of Section
15.2. The Employer accomplishes this "Code Section 415(e) Buy-Back" by electing to retain the use of the "one hundred twenty-five percent (125%)" limit and by agreeing to provide the required increased minimum benefits pursuant to Section 416(f) of the Code.


16. PLAN ADMINISTRATION

16.1 Administrator

	Except that such responsibility is delegated pursuant to
Section 16.4, the Sponsoring Company shall be the Administrator of the Plan and shall have the sole power, duty and responsibility of directing the administration of the Plan in accordance with the provisions herein set forth. The Administrative Committee serves at the pleasure of the Administrator. The Administrator shall have the sole and absolute right and power reserved to the "named fiduciary" as defined in ERISA for the management of the Plan including, but not limited to, the following powers and duties:

		(a)	to interpret any provision of the Plan, supply
any omission or reconcile any inconsistencies, and determine fact applicable to eligibility for benefits hereunder in such manner as it deems proper;

		(b)	to determine eligibility to become a Participant
in the Plan in accordance with its interpretation and continuation of the Plan's terms (to the extent in compliance with ERISA), including determination of all issues of fact relative to the vesting and payment of benefits hereunder;

		(c)	to decide all questions of eligibility for, and
determine the amount, manner, and time of payment of any benefits hereunder, and to afford any person dissatisfied with such decision or determination, upon written notice thereof, the right to a full and fair hearing thereon;

		(d)	to establish uniform rules and procedures to be
followed by Participants and Beneficiaries in filing applications for benefits, in furnishing and verifying proofs necessary to determine age, and in any other matters required to administer the Plan;

		(e)	to adopt such reasonable accounting methods as it
deems necessary or desirable, to receive and review the annual allocation report on the Plan and to bring up to date the balances of all Accounts;

		(f)	to receive and review reports of the financial
condition and of the receipts and disbursements of the Trust
Fund from the Trustee, and to determine and communicate to the Trustee the long-term and short-term financial goals of the Plan;

		(g)	to file such reports and statements, and to make
such disclosures as required by law; and

		(h)	to furnish to Participants and Beneficiaries such
information and statements, with respect to the Plan and their individual interests therein as required by law, and any additional information as deemed to be appropriate by the Administrator.

	All directions by the Administrator shall be conclusive on all parties concerned; including the Trustee, and all decisions of the Administrator as to the facts of any case and the meaning, intent, or proper construction of any provision of the Plan, or as to any rule or regulation in its application to any case shall be final and conclusive; provided, however, that all rules and decisions of the Administrator shall be uniformly and consistently applied to all Employees in similar circumstances, and the Administrator shall have no power to administratively add to, subtract from or modify any of the terms of the Plan, or to change, add to or subtract from any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for participation or for benefits under the Plan.

16.2 Claims Procedure

	If, upon application for benefits made by a Participant or Beneficiary, the Administrator shall determine that benefits applied for shall be denied either in whole or in part, the following provisions shall govern:

		(a)	Notice of Denial.  The Administrator shall, upon
its denial of a claim for benefits under the Plan, provide the applicant with written notice of such denial setting forth (i) the specific reason or reasons for the denial, (ii) specific reference to pertinent Plan provisions upon which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim, and (iv) an explanation of the claimant's rights with respect to the claims review procedure as provided in subsection (b) of this Section.

		(b)	Claims Review.  Every claimant with respect to
whom a claim is denied shall, upon written notice of such denial, have the right to (i) request a review of the denial of benefits by written notice delivered to the Administrator,
(ii) review pertinent documents, and (iii) submit issues and comments in writing.

		(c)	Decision on Review.  The Administrator shall,
upon receipt of a request for review submitted by the claimant in accordance with subsection (b), conduct such review, and provide the claimant with written notice of the decision reached by the said committee setting forth the specific reasons for the decision and specific references to the provisions of the Plan upon which the decision is based.
Such notice shall be delivered to the claimant not later than 60 days following the receipt of the claimant's request, or, in the event that the Administrator shall determine that a hearing is needed, no later than 120 days following the receipt of such request.

16.3 Records

	All acts, determinations and correspondence with respect to the Plan shall be duly recorded and all such records, together with such other documents, including the Plan and all amendments thereto, if any, pertinent to the Plan or the administration thereof, shall be preserved in the custody of the Administrator and shall at all reasonable times be made available to Participants and Beneficiaries for examination.

16.4 Delegation of Authority

	The administrative duties and responsibilities of the Administrator as set forth in this ARTICLE and elsewhere in the Plan may be delegated by the Administrator in whatever manner it chooses, in whole or in part, to such persons as the Administrator shall select. The Administrator shall certify to the Trustee in writing the extent of authority of such persons and any changes relative thereto as may occur from time to time. The authority of such persons shall be deemed to be that of the Administrator to the extent so certified by the Administrator. The Trustee shall be entitled to rely on the last such certification received and to continue to rely thereon until subsequent written certification to the contrary is received from the Administrator. The Administrator shall indemnify and hold harmless such persons and each of them, from any liability arising from the effects and consequences of their acts, omissions and conduct in their official capacity with respect to the Plan and the administration thereof, except to the extent that such liability shall result from their own willful misconduct or gross negligence.

	The Administrator, or such persons to whom it has delegated its duties and responsibilities hereunder, may employ such competent agent or agents as it may deem appropriate or desirable to perform such ministerial duties or consultative, actuarial, or other services as the Administrator or such persons may in their discretion deem necessary to facilitate the efficient and proper administration of the Plan. The Administrator and such persons shall be entitled to rely upon all reports, advice and information furnished by such agent or agents, and all action taken or suffered by them in good faith in reliance thereon shall be conclusive upon all such agents, Participants, Beneficiaries and other persons interested in the Plan.

16.5 Correction of Errors

	If any change in records or error results in any Participant, Retired Participant or Beneficiary receiving from the Plan more or less than the Participant would have been entitled to receive had the records been correct or had the error not been made, the Employer, upon discovery of such error, shall correct the error by adjusting, as far as is practicable, the payments in such a manner that the benefits to which such person was correctly entitled shall be paid.

16.6 Domestic Relations Orders

		(a)	If the Trustee or the Administrator receives a
domestic relations order that purports to require the payment of a Participant's benefits to a person other than the Participant, the Administrator shall take the following steps:

			(i)	If benefits are in pay status, the
Administrator shall direct the Trustee to account separately for the amounts that will be payable to the Alternate Payees (defined below) if the order is a Qualified Domestic Relations Order (defined below).

			(ii)	The Administrator shall promptly notify the
named Participant and any Alternate Payees of the receipt of the domestic relations order and of the Administrator's procedures for determining if the order is a Qualified Domestic Relations Order.

			(iii)	The Administrator shall determine whether
the order is a Qualified Domestic Relations Order under the provisions of Section 414(p) of the Code.

			(iv)	The Administrator shall notify the named
Participant and any Alternate Payees of its determination as to whether the order meets the requirements of a Qualified Domestic Relations Order.

		(b)	If, within 18 months beginning on the date the
first payment would be made under the domestic relations order (the "18-Month Period"), the order is determined to be a Qualified
Domestic Relations Order, the Administrator shall direct the Trustee to pay the specified amounts to the persons entitled to receive the amounts pursuant to the order.

		(c)	If, within the 18-Month Period (i) the order is
determined not to be a Qualified Domestic Relations Order or (ii) the issue as to whether the order is a Qualified Domestic Relations Order has not been resolved, the Administrator shall direct the Trustee to pay the amounts (and any interest thereon) to the Par-ticipant or other person who would have been entitled to such amounts if there had been no order.

		(d)	If an order is determined to be a Qualified
Domestic Relations Order after the end of the 18-Month Period, the determination shall be applied prospectively only.

		(e)	A Qualified Domestic Relation Order shall not
require (i) the Plan to provide any type or form of benefits, or any option, not otherwise provided under the Plan, or (ii) the payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

		(f)	In the case of any payment before a Participant
has terminated employment, a Qualified Domestic Relations Order shall not be treated as failing to meet the requirements of sub-paragraph (e)(i) above solely because such order requires that payment of benefits be made to an Alternate Payee (i) on or after the date on which the Participant attains (or would have attained) the earliest retirement date, or (ii) as if the Participant had retired on the date on which such payment is to begin under such order (but taking into account only the value of the Participant's Account on such date).

	For this purpose, "earliest retirement date" shall mean the earlier of: (1) the date on which the Participant is entitled to a distribution under the Plan, or (2) the later of the date the Participant attains age fifty (50), or the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant terminated employment.

		(g)	To the extent provided in a Qualified Domestic
Relations Order, the former Spouse of a Participant shall be treated as a Surviving Spouse for purposes of Sections 401(a)(11) and 417 of the Code.

		(h)	For the purposes of this Section, the following
terms shall have the following definitions:

			(i)	Alternate Payee.  Any Spouse, former
Spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to all or a portion of the benefits payable under the Plan to the Participant.

			(ii)	Qualified Domestic Relations Order.  Any
domestic relations order or judgment that meets the requirements set forth in Section 414(p) of the Code.

		(i)	In addition to the right to all or a portion of
the benefits payable under the Plan to a Participant, an Alternate Payee shall have the same option of directing the investment of the Participant's Account, pursuant to Section 0(a).

		(j)	After the award of benefits under the QDRO is
made, the Administrator may offer the alternate payee the option of a lump sum distribution.


17. THE TRUST

17.1 The Trust

	By execution of this document the Employer hereby amends, restates, consolidates and continues the Trusts associated with the Retirement Plan and the ESOP as a single Trust, now associated with this 401(k) Plan. The provisions of this ARTICLE shall relate to such consolidated and continued Trust, unless the Employer adopts a separate trust document which shall evidence the Trust, but only to extent that the provisions of that separate trust document are not materially inconsistent with this Article 17. By execution of this document the Trustee accepts the position of trustee hereof, and all the duties and responsibilities of that position. The Trust Fund shall consist of such cash and other property as shall be paid or delivered from time to time by the Employer to the Trustee, together with the earnings and profits thereon. The Trust Fund shall be held, managed and administered by the Trustee in trust without distinction between principal and income in accordance with the provisions of this Plan.

17.2 Contributions to Trustee

	Contributions shall be paid to the Trustee in accordance with the terms of the Plan. It shall be the duty of the Trustee to receive, hold, invest, reinvest and distribute each Trust Fund in accordance with the provisions of this Plan. The Trustee shall be under no duty to enforce payment of any contribution to the Trust Fund and shall not be responsible for the adequacy of the Trust
Fund to meet and discharge any liabilities under the Plan.

17.3 Investment Powers

	The Trustee, upon its own discretion with respect to Trust Fund investments, shall, except as otherwise restricted by law and as provided in the provisions hereof at Section 17.4 and 17.5, be authorized and empowered with respect to the general assets of the Trust Fund:

		(a)	to invest and reinvest the principal and income
of the Trust Fund in any and all stocks, bonds, mutual funds, notes, debentures, mortgages, equipment trust certificates, insurance company contracts and in such other property, real or personal, investments and securities of any kind, class or character, including investments and qualifying securities or realty of the Employer, whether income-producing or not, units of any commingled, pooled or group trust fund maintained by a bank (including the Trustee, if it is a bank) within the meaning of Code Section 581 (the description of any such fund being incorporated herein by reference), or the savings accounts, certificates of deposit and time deposits of such a bank; and in making such investments and reinvest-ments, the Trustee shall not be restricted to properties and securities authorized for investment by Trustees or other fiduciaries by the applicable statutory legal list of such properties and securities;

		(b)	to keep such portion of the Trust Fund in cash or
cash balances as deemed to be in the best interest of the Trust;

		(c)	to sell, purchase and acquire put or call options
(including such options employed with other investment combinations such as "collars") if the options (and investment combinations) are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock Exchange.

		(d)	to sell, exchange, convey, transfer grant options
to purchase or otherwise dispose of any securities or other property held by it, by private contract or at public auction
(and no person dealing with the Trustee shall be bound to see the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition, with or without advertisement);

		(e)	to vote or to refrain from voting upon any
stocks, bonds or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, sub-scription rights, or other options and to make any payments incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers and to pay any assessments or charges in connection therewith, and generally to exercise any of the powers of any owner with respect to stocks, bonds, securities or other property held in the Fund;

		(f)	to make, execute, acknowledge and deliver any and
all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

		(j)	to register any investment of the Trust Fund in
its own name or in the name of a nominee or nominees and to hold any investment in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

		(k)	to employ suitable agents and counsel, and to pay
their reasonable expenses and compensation; and

		(l)	to borrow money from time to time for the
purposes of the Trust on such terms and conditions as may be deemed to be advisable, and for any sum so borrowed to issue its promissory note as Trustee and to secure the repayment thereof by pledging all of any part of the Fund.

		Provided, however, that notwithstanding any provision of the Plan to the contrary, no Trust Fund assets attributable to individually directed account amounts shall be invested in "collectibles" (as defined by Section 408(m) of the Code).

17.4 Employer-Directed Investments

	Notwithstanding any other provision of this Plan except
Section 17.5, the Employer shall have the right to direct in writing the Trustee from time to time to invest the assets of the Fund in such securities or other investments as the Employer shall specify in its direction, which may include, but shall not be limited to, specifying the investment funds to be offered to Participants pursuant to Section 17.5 and the percentage of assets to be invested in and among the investment options authorized for investment under Section 17.3. Such direction shall be made in such form and manner as shall be required by the Trustee of the individual or individuals duly authorized by the Employer.

	Directed investments shall be made by the Trustee as soon as reasonably possible after actual receipt of such direction; provided, however, the Trustee shall not be liable for losses due to reasonable delay in the execution of such directions. Notwithstanding the foregoing, in no event shall a directed investment be permitted in such an investment that the Trustee, in its sole discretion, deems itself unable to administer efficiently, properly and conveniently with respect thereto; provided, however, that the Trustee's acceptance of the administration of a directed investment shall not be unreasonably withheld. The Trustee shall be under no duty to question any such direction of the Employer with respect to investments, nor shall the Trustee be required to review any securities or other property held pursuant to written notice. The Trustee shall not have any liability whatsoever for any losses which may result from either the Employer's direction or any investment decision made pursuant to this Section, or for any loss which may result by reason of the failure of the Company to make such directions. Nor shall the Trustee have any liability or responsibility whatsoever for any disparity between the performance or rates of investment return of Employer-directed investments and the Trust Fund in general.

17.5 The Participant-Directed Investments, Including
Participant Loans

		(a)	Investment Direction to the Trustee.  Each
Participant may direct the Trustee (or the recordkeeping agent for the Trustee) as to the type of investment (including Participant loans permitted pursuant to a loan policy established by the Employer, at its discretion, then in effect) to invest the Plan assets credited to the Participant's Accounts (other than the Participant's ESOP Stock Account, PAYSOP Account, Forfeiture Accounts and 401(k) Stock Account) under investment options selected pursuant to Section 17.4 hereof by the Employer (or the Investment Committee, if appointed) as described in subsection (b) hereof. Any directions to the Trustee with respect to investments shall be delivered in writing or telephonically to the Trustee (or the recordkeeping agent for the Trustee) and shall be on a form for such purpose provided by the Trustee. Directed investments to be executed by the Trustee (or the recordkeeping agent for the Trustee) shall be made by the Trustee (or the recordkeeping agent for the Trustee) as soon as reasonably possible after actual receipt of such direction; provided, however, that the Trustee (or the recordkeeping agent for the Trustee) shall not be liable for any loss to the Account due to reasonable delay in the execution of such directions. Such directed investments shall be limited to those investments selected by the Employer (or the Investment Committee, if selected), pursuant to Section 17.4 hereof subject to the duty to offer a diversity of investments, among the other duties imposed by ERISA, if the Employer wishes to invoke the protection of Section 404(c) of ERISA. The Trustee may leave earnings on any securities so obtained for reinvestment in accordance with the direction of the Participant.

	Notwithstanding the foregoing, in no event shall a directed investment of a Participant be permitted in such an investment that the Trustee, in its sole discretion, deems itself unable to administer efficiently, properly and conveniently with respect thereto; provided, however, that the Trustee's acceptance of the administration of a directed investment shall not be unreasonably withheld.

	Upon establishing separate investment subaccounts pursuant to the next subsection hereof, each such subaccount shall be credited or charged only with the increases or decreases resulting from the investment thereof as a separate unit as well as the fees and expenses properly chargeable only to each such segregated subaccount. The Trustee shall also charge against each such subaccount a pro rata portion of the fees and expenses incurred in the administration of the Plan in general, as described in subsection (b) below and Section 5.4(c)(9). Thereafter, the value of the Accounts of a Participant who directs the investment thereof under this Section shall be determined by reference to the value of the subaccounts as of any applicable date of determination less such fees and expenses, notwithstanding any other provision of the Plan.

	Neither the Employer nor the Trustee shall be under any duty to question any such direction of a Participant with respect to investment options, nor shall the Employer or Trustee be required to review any securities or the property held in any Account with respect to which investment options may be made. Neither the Trustee nor the Employer shall have any liability or responsibility whatsoever for any disparity between the performance or rates of investment return of Participant-Directed Accounts and the remainder of the Trust Fund in general.

	A Participant shall be entitled to direct the investment of the Participant's Accounts subject to investment hereunder at such time and in such manner as may be nondiscriminatorily established by the Employer.

		(b)	Valuation of Subaccounts. The Trustee shall
maintain a set of investment option subaccounts for each of the Accounts described at subsection (c) hereof on the books of the Trust. The Accounts shall indicate separately the dollar amounts of all contributions made to each investment option and the value of such investment option under the Account from time to time with respect to each Participant. If a permitted investment option is a mutual fund valued on a "daily" basis, the value of such mutual fund as of any day in the Plan Year shall be treated as the reported net asset value of a share of the fund. Interests in a collective (i.e., common) trust fund shall be valued on a quarterly basis The value of Employer Stock, however, shall be reported for purposes of Plan under ERISA's reporting and disclosure requirement on a "unitized basis." To the extent the expenses of the administration of the Plan and Trust are not directly attributable to a specific investment in a subaccount of a Participant-directed Account as described in subsection (a) above, the expenses shall be prorated among all the Accounts on the basis of the respective value of each Account to the value of all Accounts in the aggregate as of the most recent Allocation Date preceding the expense as provided in Section 5.4(c)(9) hereof.

		(c)	Investment of Elective Deferrals, Matching
Employer Contributions, Employer Profit Sharing Contributions, Qualified Nonelective Employer Contributions (Not Invested In Employer Stock), Indirect Rollovers, Direct Rollovers, Retirement Plan Accounts, and ESOP Investment Accounts. Before each Plan Year in time to communicate the investment options to Employees, the Employer (or the Investment Committee, if appointed) may select investment options (including collective funds and mutual funds) which will be offered to Participants. Each Participant may choose to invest all of the balances of the Participant's Elective Deferral Account, Matching Employer Account, Employer Profit Sharing Account, that portion of the Qualified Nonelective Employer Contribution Account not invested in Employer Stock as described in subsection (e) hereof, and the Participant's Retirement Accounts (including the Prior Defined Benefit Pension Plan Account) and ESOP Investment Account in these investment options according to rules established by the Administrator (or the Investment Committee, if selected). However, if any portion of an Account is invested pursuant to the direction of a Participant, the entire Account must be Participant-directed, or the Participant directions shall be void and the Account will be invested as part of the general Trust Fund. The Trustee shall establish and maintain investment subaccounts for each investment option for each Participant who elects to direct investment of these Accounts. Investment options offered by the Employer may be changed from time to time as it deems necessary or advisable, in its sole discretion, and the Administrator may elect not to offer any investment options during any period.

		The Trustee may establish nondiscriminatory administrative procedures as to the processing of transfers and changes in the allocation of future contributions to the Accounts in which the investment may be Participant directed.

		(d)	Forfeiture Accounts.  Forfeiture Accounts shall
not be subject to individual Participant direction, and to the extent forfeitures in such Accounts cannot reduce and offset
Employer Matching Contributions or can be allocated like Employer
Profit Sharing Contributions, such Forfeiture Accounts shall be invested by the Trustee as general assets of the Trust Fund.

		(e)	Investment of one half (1/2) of one percent (1%)
of the Qualified Nonelective Employer Contributions. The first one half (1/2) of one percent (1%) of the contributions made to the Trust Fund by the Employer pursuant to Section 4.2 in Employer
Stock or in cash, but then invested in Employer Stock at the direction of the Employer, shall be held in each Participant's
401(k) Stock Account.

		(f)	Investment of the ESOP Stock Account and PAYSOP
Account in Employer Stock. The assets of the ESOP Stock Account and PAYSOP Account shall remain invested in Employer Stock and these Accounts shall not be subject to Participant-directed investment, but shall be considered an Employer-directed investments.

	The Administrator shall retain an appraiser to make a determination of the Fair Market Value of the Employer Stock held in the Plan in a fair, nondiscriminatory fashion as of the end of each Plan Year.

		(g)	Segregation of Funds.  All investment subaccounts
shall be part of the commingled Trust Fund as regards any interest of the Participants and Beneficiaries therein. No one has or shall have any exchangeable or assignable interest in the subaccounts, which are merely bookkeeping accounts of the Trust Fund, prior to the time when a distribution is required to be made from the Trust, and then only to the extent that such distribution or distributions are from time to time payable. Nothing contained in the Plan shall have, or be deemed to have, the effect of creating a separate trust or trusts for the benefit of any Participant, Inactive Participant or Beneficiary.

		(h)	Payment of Expenses.  The Employer does not and
will not guaranty the Trust Fund against loss. The Employer shall pay the settlor expenses of the Plan and Trust, including the fees of consultants and lawyers, and other expenses, in connection with the amending, restating, converting and continuing the Plan and Trust as a 401(k) Plan. The Employer, however, shall not be obligated to pay, although it may do so in its sole discretion, the fees of the Trustee (provided the Trustee is not a paid employee of an Employer) from time to time for acting as such or other costs and expenses of administering the Plan and Trust, the taxes imposed upon the Trust, if any, and the fees, charges, or commissions with respect to the purchase and sale of trust investments. Such other costs and expenses, taxes (if any), and fees, charges, and commissions shall be a charge upon the Trust Fund and allocated on a per capita basis as described at Section 5.4(c)(9) hereof.

		(i)	Minimum Beginning Credit Balances.  The credit
balances of each Participant in the investment funds of this Plan as of the effective date of this amendment, restatement, conversion and continuation of the Plan shall be equal to the Participant's respective credit balances in the funds in the aggregate of the Retirement Plan and ESOP of the day immediately prior to such amendment, restatement, conversion and continuation.

17.6 Custodial Role

	Notwithstanding any other provisions in this Plan, if the Trustee is a bank and the bank does not have trust powers under State and/or Federal banking laws and regulations, but otherwise qualifies as a Bank under Section 581 of the Code, then the Trustee will assume the role as a custodian under this Plan, and all investments shall be handled in accordance with Section 17.4 or
Section 17.5 as applicable. Furthermore, a bank or trust company having trust powers shall act as custodian where Participant or Employer-directed investments are made under Sections 17.4 or Participant-directed Investments are made under Section 17.5. In such cases the Trustee's responsibilities will be as provided in Sections 17.4 and 17.5.

17.7 Liability of Trustee

	The Trustee shall not be liable for its failure to carry out the terms of this Plan, or any instruction or direction of the Employer (or its agent), the Administrator (or Committee) or a Participant, when issued in accordance with this Plan, or for relying upon advice given by any competent counsel or other agent employed by the Trustee or Employer or the Administrator, or for the making, retention or sale of any investment or reinvestment, or for any loss to or diminution of the Trust Fund, except due to its own negligence, misfeasance, nonfeasance or malfeasance, lack of good faith or conduct otherwise constituting a breach of fiduciary duty under ERISA.

17.8 Court Actions

	As a prerequisite to taking any action hereunder, the Trustee shall neither be required to receive either any order to consent of any court, nor shall the Trustee be required to file any court return or to report to any court.

17.9 Prudent Man Rule

	In discharging its duties, the Trustee shall act with the skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enter-prise of like character and with like aims:

		(a)	by diversifying the investments of the Trust, to
the extent the Trustee has the discretionary authority and responsibility for such investments, so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

		(b)	in accordance with the documents and instruments
governing the Plan, insofar as such documents and instruments are consistent with the provisions of ERISA.

17.10 Prohibited Transactions

	Any other provisions of the Plan and Trust Agreement to the contrary notwithstanding, neither the Employer, the Administrator, the Trustee nor any Disqualified Person as defined in Section 4975(d) of the Code may engage, directly or indirectly, in any of the acts or transactions under Section 4975(c) of the Code and
Section 406 of ERISA for which no exemption is provided by Section 4975(d) of the Code or Section 408 of ERISA.

17.11 Conflict of Interest

	The Trustee shall not (a) deal with the assets of the Plan in its own interest or for its own account, (b) in its individual or in any other capacity, act in any transaction involving the Plan
(or on behalf of a party or representing a party) where interests are adverse to the interest of the Plan or the interest of its Participants or Beneficiaries, or (c) receive any consideration for its own account from any party dealing with the Plan in connection with a transaction involving the assets of the Plan.

	Provided, however, that nothing in this Section shall be construed to preclude the Trustee from receiving reasonable compensation for services rendered, or for reimbursement of expenses properly and actually incurred in the performance of its duties under the Plan.

17.12 Exemptions

	Nothing in this ARTICLE shall be construed to preclude a transaction which is otherwise prohibited hereunder or under the Act, provided that the Trustee, or any other interested party or parties, shall first apply to, and secure from the Secretary of Labor, an exemption with respect to such transaction.

17.13 Fiduciary Insurance

	The Trustee may purchase insurance to insure itself, the Trust Fund, or other fiduciary against liability or losses occur-ring by reason of an act or omission of any fiduciary, provided that such insurance shall permit recourse by the insurer against the fiduciary in the case of a breach of fiduciary duty.

17.14 Accounts

	The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder, and all accounts, investment subaccounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Employer. The Trust Fund may, at the Trustee's discretion, be administered on a unit accounting basis and the value of a unit on the date of adoption or amendment of the Plan shall be as determined by the Trustee.

17.15 Reports

	Annually, or more frequently if determined by either the Employer or the Trustee, or as shall be required by law, the Trustee shall cause a valuation to be made of the Trust Fund at its Fair Market Value. Within 120 days after the end of the Plan Year (or on such other date as may be prescribed under regulations of the Secretary of Labor) and at the time of each valuation during the Plan Year, the Trustee shall file with the Employer and certify the accuracy of a written statement setting forth, for the valuation period, all investments, receipts, disbursements, and such other information as the Trustee maintains which the Employer may require from time to time in order to fulfill its obligations under applicable law. Upon expiration of 90 days from the date of filing of the statement as provided herein, the Trustee's liability for any inaccuracies or omissions appearing upon the face of such statement shall cease, except as otherwise may be provided by law, and except with respect to any inaccuracies or omissions as to which the Employer shall file with the Trustee written objection before the expiration of such 90-day period.

	To the extent consistent with applicable law, each transaction, whether an increase or a decrease to the Trust Fund, may be expressed in terms of a number of units computed on the basis of the unit value determined on the preceding Allocation Date. In the event that transactions are reported in this manner, the Trustee shall state, in addition to such other information as is required by law, the number of units in the Trust Fund and the value of a unit on the date of the statement.

17.16 Payments

	The Trustee shall make payment from the Trust Fund to such persons, in such manner and in such amounts as the Administrator may direct in writing from time to time. The Trustee shall be fully protected in acting upon any such written direction without inquiry or investigation, and shall have no duty or authority to determine the rights or benefits of any Participant or Beneficiary under the Plan, or to inquire into the right or power of the Employer to direct any payment from the Fund.

17.17 Direction of Committee

	The Trustee shall be fully protected in relying upon the written certification of the Employer as to the membership and extent of authority of any committee duly authorized to act on its behalf and in continuing to rely thereon until subsequent certification has been delivered to the Trustee. The Trustee shall be fully protected in relying and acting upon any written direction of such committee whose membership and authority has been certified to the Trustee, and in continuing to so act and rely until subsequent certification that said authority has been revoked or modified has been delivered to the Trustee.

17.18 Impossibility of Performance

	In case it becomes impossible for either the Employer or the Trustee to perform any act under this ARTICLE, that act shall be performed which in the judgment of the Trustee will most nearly carry out the intent and purpose of the Plan. All parties to this Plan or all parties in any way interested in the Plan shall be bound by any acts performed under such conditions.

17.19 Expenses

	The expenses incurred by the Employer in the installation, administration and amendment of the Plan shall be paid from the Trust Fund, unless paid directly by the Employer. Such compensa-tion to the Trustee as may be agreed upon in writing from time to time between the Employer and the Trustee and the expenses incurred by the Trustee in the performance of its duties, including professional fees of any person, firm or agent employed by the Trustee to carry out the investment, management or administrative functions hereunder, and all other proper charges and disbursements of the Trustee, shall be paid from the Trust Fund, unless paid directly by the Employer in its sole discretion.

17.20 Taxes

	The Trustee shall pay out of the Trust Fund taxes of any and all kinds including, without limiting the generality of the foregoing, property taxes and income taxes levied or assessed under existing or future laws upon or with respect to the Trust, or any moneys, securities or other property forming a part thereof, or the income therefrom, subject to the terms of any agreements or contracts made with respect to trust investments which make other provisions for such tax payments. The Trustee may assume that any taxes assessed on or with respect to the Trust or its income are lawfully assessed unless the Employer shall in writing advise the Trustee that in the opinion of counsel for the Employer, such taxes are or may be unlawfully assessed. In the event that the Employer shall so advise the Trustee, the Trustee shall, if so requested in writing by the Employer, contest the validity of such taxes in any manner deemed appropriate by the Employer or its counsel for the refund, abatement, reduction or elimination of any such taxes.

17.21 Resignation or Removal of Trustee

	The Trustee may resign at any time upon 90 days' written notice to the Employer (or such other shorter notice as may be accepted by the Employer). The Trustee may be removed by the Employer, or the Employer may increase or decrease the number of Trustees, at any time upon 90 days' written notice delivered to the Trustee (or such shorter notice as may be accepted by the Trustee). In the event of such removal or resignation, the Employer shall designate a Successor Trustee or other medium of funding under an agreement executed for such purpose. If the Employer does not so designate such Successor Trustee or medium of funding within 60 days, the Trustee may apply to a court of competent jurisdiction for the purpose of securing the designation of same. Upon the expiration of 90 days from resignation or removal of the Trustee (or such shorter period as agreed upon), the Trustee's liability for any inaccuracies or omissions shall cease, except as otherwise may be provided by law, and except with respect to any inaccuracies or omissions as to which the Employer shall file with the Trustee written objection before the expiration of such 90-day period (or such shorter period as agreed upon).

17.22 Transfer of Assets to a Successor Trustee or Other
Medium of Funding

	In the event the Employer wishes to continue the Plan through a Successor Trustee or through another medium of funding, it may, upon 90 days' written notice (or shorter notice if agreed by the Successor Trustee) and upon furnishing evidence of the continuation of the Plan through a Successor Trustee or medium of funding, direct the Trustee to transfer the assets of the Trust Fund to such Successor Trustee or medium of funding, in which event the Trustee shall deliver in cash or in kind the assets of the Trust Fund (less reasonable and contracted for expenses), including such instruments of conveyance and further assurance as may be reasonably required for vesting in such Successor Trustee or other medium of funding all right, title and interest of the Trustee in assets of the Trust Fund attributable to the Employer. The transfer of assets under the circumstances above shall not, within itself, be deemed a termination of the Plan, or a cessation of Qualified Nonelective Employer Contributions, Employer Matching Contributions or Employer Profit Sharing Contributions to the Plan. Upon completion of such transfer of assets, the terms and provisions of the Plan shall continue to control with respect to the Employer or the Plan (or its successor) as it may be continued by the Employer.

17.23 Assets of Controlled Group Members

	A Controlled Group Member with the written approval of the other Controlled Group Members may direct the Trustee to commingle the Trust Fund assets with those of the assets of other Controlled Group Members held by the Trustee in a mutual, commingled, pooled or common Trust Fund; provided, however, that adequate records shall be maintained at all times so that it is possible to ascertain and separate the Trust Fund assets of each Controlled Group Member.

17.24 Distributions in Kind

	The Administrator may direct the Trustee (or its recordkeeping agent) to make distributions in kind rather than in cash, provided any such distribution is to an Individual Retirement Account described in Section 408 of the Code and established with the Plan's recordkeeper, and provided such distribution shall not favor a Highly Compensated Employee of the Spouse of a Highly Compensated Employee who is an Alternate Payee under a Qualified Domestic Relations Order described in Section 16.6.

17.25 Purchases and Sales of Employer Stock

	All purchases of shares of Employer Stock shall be made at prices which, in the judgment of the Plan Administrator, do not exceed the Fair Market Value of such stock. All sales of shares of Employer Stock shall be made at prices which, in the judgment of the Plan Administrator, are not less than the Fair Market Value of such stock. The determination of Fair Market Value shall be made in good faith by the Plan Administrator in accordance with the Plan and in accordance with any applicable provisions of ERISA. The Plan Administrator shall direct the Trustee when to buy or sell Employer Stock and at what price, and the Trustee shall have no duty to question the directions of the Plan Administrator in this respect or to advise the Plan Administrator regarding the purchase, retention or sale of Employer Stock; provided, however, that the Plan Administrator shall not direct the Trustee to act otherwise than in accordance with the Plan and Trust Agreement and in accordance with any applicable provisions of ERISA, including any applicable rules regarding prohibited transactions.

17.26 Restrictions on Employer Stock

		(a)	Shares of Employer Stock distributed by the
Trustee which are not publicly traded at the time the right may be exercised shall be restricted by a right of first refusal. If any Participant or Beneficiary to whom shares of Employer Stock have been distribute by the Trustee shall desire to sell some or all of such shares (or any shares derived from such shares) to a third party (i.e., someone other than the Trustee or the Employer), the Participant shall give written notice of such desire to the Employer and the Trustee. This notice shall set forth the number of shares offered for sale, the proposed terms of the sale and the name and address of the third party.

		For a period of fourteen (14) days from the date such notice is given, the Trustee and the Employer shall have an option to buy all or any of the offered shares on the same terms offered by the third party and at the price determined pursuant to the following subsection (b) in accordance with Treasury Regulation
Section 54.4975-11l(d)(5). As between the Trustee and the Employer, the Employer shall have priority to acquire the offered shares pursuant to such option. Such option may be exercised by the Trustee or the Employer, as the case may be, by giving written notice of such exercise to the selling Participant or Beneficiary. The closing pursuant to any exercise of such option shall take place within ten (10) days after the giving of such notice of exercise. At such closing, the selling Participant or Beneficiary shall deliver certificates representing the offered shares duly endorsed in blank for transfer, or with stock powers attached duly executed in blank.

		If the Trustee and the Employer do not exercise their option to buy the offered shares, the selling Participant or Beneficiary shall have the right, at any time within sixty (60) days after the expiration of such fourteen (14) day period, to sell the offered shares to such third party for a price and on terms no more favorable to the third party than those set forth in the written notice given by the selling Participant or Beneficiary to the Trustee and the Employer. If no sale of the offered shares meeting the foregoing requirements is made within such period of sixty (60) days, the shares shall again become subject to such right of first refusal as though no notice had been given pursuant to this Section.

		Such option may be exercised at any time within fourteen (14) days after the Trustee and the Employer have actual knowledge of such death. Such option may be exercised by the Trustee or the Employer, as the case may be, by giving written notice of such exercise to the personal representative of the deceased Participant or Beneficiary or to the distributees of the estate of the deceased Participant or Beneficiary if no personal representative has been appointed. The closing pursuant to any exercise of such option shall take place within ten (10) days after the giving of such notice of exercise. At such closing, the personal representative or distributees of the deceased Participant or Beneficiary shall deliver certificates representing the offered shares duly endorsed in blank for transfer, or with stock powers attached duly executed in blank.

	A Participant or Beneficiary to whom shares of Employer Stock have been distributed by the Trustee may not transfer or dispose of any shares so received (or any shares derived from shares so received) otherwise than as expressly permitted by this Section. Shares of Employer Stock distributed by the Trustee may include such legend restrictions on transferability as may be necessary to preserve the foregoing rights of first refusal and options or as the Employer may reasonably require in order to assure compliance with applicable federal and state securities laws.

		(b)	The exercise price for any Employer Stock
acquired pursuant to the above subsection (a) from a person other than a "disqualified person" (as defined in the following Section 11.6(c)) shall be the greater of: (i) the Fair Market Value of such Employer Stock as of the most recent Valuation Date; or (ii) the purchase price offered by an independent party making a bona fide offer to purchase such Employer Stock.

		The exercise price for any Employer Stock acquired pursuant to the above subsection (a) from a person who is a disqualified person (as defined in the following Section 11.6(c)) shall be the greater of: (i) the Fair Market Value of such Employer Stock determined as of the date written notice is given by the Participant or Beneficiary of the Participant's desire to sell some or all of such person's shares of Employer Stock; or (ii) the purchase price offered by an independent party making a bona fide offer to purchase such Employer Stock.

17.27 Registration of Employer Stock

	If the Plan Administrator directs the Trustee to dispose of any Employer Stock under circumstances which require registration and/or qualification of the securities under applicable federal or state securities laws, then the Employer, at its expense, will take, or cause to be taken, any and all such actions as may be necessary or appropriate to effect such registration and/or qualification.

17.28 Investments in Employer Stock

		(a)	The Trustee shall have all powers and authority
necessary for the performance of its duties, including those powers designated in the Trust Agreement and in this Plan. However, such powers shall not include the power to borrow to purchase Employer Stock.

		(b)	Any cash received by the Trustee or credited to
the ESOP Investment Account, PAYSOP Account or the 401(k) Employer Stock Account of any Participant shall be invested to the extent practicable in shares of Employer Stock. The Trustee is specifically authorized to invest and hold up to one hundred percent (100%) of the Trust assets credited to these Accounts in "qualifying employer securities" (as that term is defined in Section 407(d)(5) of ERISA). The Trustee may purchase such
Employer Stock directly from the Employer in accordance with
Section 401(e) of ERISA or from any other available source (also in compliance with ERISA). Such stock or securities may be outstanding, newly issued or treasury securities. All such purchases must be made at not more than their Fair Market Values.

		(c)	In the event that Employer Stock is purchased
with any assets of the Trust, such Employer Stock shall be allocated in accordance with Section 5.4(2)(a) hereof.

17.29 Independent Appraisals

	All valuations of Employer Stock which is not readily tradable on an established securities market for Plan purposes shall be made by an independent appraiser meeting requirements similar to those contained in Treasury regulations under Section 170(a)(1) of the Code.

18. AMENDMENT OR TERMINATION

18.1 Right to Amend Plan

		(a)	Only the Sponsoring Employer may amend this Plan.
The Plan may be amended at any time and from time to time;
provided, however, that no amendment shall limit or remove the authority of the Sponsoring Employer to terminate the Plan, or shall change the duties or liabilities of any of the parties without their consent. No amendment shall have any retroactive effect so as to deprive any Participant of any vested interest except that no amendment made to conform to the Code or any federal or state statute, regulation or ruling shall be considered prejudicial to any Participant, and that no amendment shall ever cause any reversion of funds to the Employer.

		(b)	If the Plan's Vesting Schedule is amended, or the
Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a Top-Heavy Vesting Schedule, each Participant with at least three
(3) Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change.

	The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

			(i)	sixty (60) days after the amendment is
adopted;

			(ii)	sixty (60) days after the amendment becomes
effective; or

			(iii)	sixty (60) days after the Participant is
issued written notice of the amendment by the Employer or Administrator.

		(c)	No amendment to the Plan shall be effective to
the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's Account balance may be reduced to the extent permitted under Section 412(c)(8) of the Code. For purposes of this subsection, a Plan amendment which has the effect of decreas-ing a Participant's Account balance or eliminating an optional form of benefit, with respect to benefits attributable to Service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of a Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's Employer-derived Accrued Benefit will not be less than the percentage computed under the Plan without regard to such amendment.

18.2 Limitation of Right to Amend

	No amendment shall have the effect of causing or permitting any part of the Trust Fund to be used for or diverted to, purposes other than for the exclusive benefit of Participants, former Participants and Beneficiaries, and no amendment shall have the effect of revesting in the Employer any portion of the Trust Fund.

18.3 Termination of Plan by Sponsoring Employer

		(a)	Right Reserved.  Although the Sponsoring Employer
expects the Plan to be continued indefinitely, it reserves the right to terminate the Plan at any time by action of the Board and to discontinue all contributions hereunder. The Sponsoring
Employer reserves the right to temporarily suspend contributions from time to time as it shall deem appropriate and necessary, and such suspension of contributions shall not be considered to be a termination of the Plan. In the event of termination or partial termination of the Plan, or a complete discontinuance of contributions to the Plan, the Sponsoring Employer shall notify the Trustee in writing of such termination and, prior to any distribution of assets hereunder, shall file notice, in such form and manner as is required by law, if any, with the Internal Revenue Service.

		(b)	Distribution Upon Termination.  In the event of
the termination or partial termination of the Plan, the Account balances of each affected Participant shall be nonforfeitable. In the event of a complete discontinuance of contributions, the Account balances of each affected Participant will be nonfor-feitable. The Sponsoring Employer, by written notice of terminat-ion of the Plan, shall direct the Trustee to reduce such assets of the Trust Fund to cash which are not designated by the Employer, or, in the case of illiquid assets, by the Trustee, to be retained for distribution in kind. The Trustee shall cause a valuation of the Trust Fund to be made as of the date such assets are reduced to cash, at which time the balances of Accounts shall be brought up to date. Upon completion of such accounting and receipt from the Sponsoring Employer of directions as to the form of distributions, the Trustee shall distribute the assets of the Trust Fund to the Participants or Beneficiaries, as the case may be, in accordance with such directions. Each Participant or Beneficiary who is entitled to receive a distribution from an Account may elect to receive the payment of such Account in a lump sum or through an annuity purchased from a commercial insurance carrier licensed in the State of Tennessee.

18.4 Mergers

	In the event of any merger or consolidation with, or transfer of assets to any other plan, each Participant will receive a benefit immediately after such merger, consolidation or transfer
(if the Plan then terminated) which is at least equal to the benefit the Participant was entitled to immediately before such merger, consolidation or transfer (if the Plan had then terminated).

19. MISCELLANEOUS

19.1 Liability of Employer

	No Employee, Participant, Inactive or Retired Participant or Beneficiary shall have any right or claim to any benefit under the Plan except in accordance with its provisions. The adoption of the Plan shall neither be construed as creating any contract of employment between the Employer and any Employee or otherwise conferring upon any Employee or other person any legal right to continuation of employment, nor as limiting or qualifying the right of the Employer to discharge any Employee without regard to the effect that such discharge might have upon the Participant's rights under the Plan.

19.2 Spendthrift Clause

	No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a Qualified Domestic Relations Order, or any domestic relations order entered before January 1, 1985.

19.3 Successor Business of Employer

	Unless this Plan is sooner terminated, any incorporated successor to the business of the Employer may continue the Plan and such successor shall thereupon succeed to all the rights, powers and duties of the Employer hereunder. The employment of any Employee who has continued in the employ of such successor shall not be deemed to have been terminated or severed for any purpose hereunder.

	In the event that the Employer is reorganized or dissolved for any reason without any provision being made for the continuance of this Plan by a successor to the business of the Employer, the Plan shall terminate and the assets shall be distributed as provided in Section 18.3(b).

19.4 Insurance Company Not Responsible

	No insurance company which may issue any policy upon the application of the Trustee shall be required to take or permit any action contrary to the provisions of such policy; or be bound to allow any benefit or privilege to any person interested in any policy it has issued which is not provided in such policy; or be deemed to be a party to this Agreement for any purpose; or be responsible for the validity of this Agreement; or be required to look into the terms of this Agreement or question any act of the Trustee hereunder; or be required to see that any action of the Trustee is authorized by this Agreement. Any such issuing company shall be fully discharged from any and all liability for any amount paid to the Trustee, or in accordance with its direction; and no issuing company shall be obligated to see to the application of any moneys so paid by it. Any such issuing company shall be fully protected in taking or permitting any action on the faith of any instrument executed by the Trustee, and shall incur no liability for so doing.

19.5 Persons Under Legal Disability

In the case of any distribution to a minor or other person under a legal disability, the Plan Administrator, in its discretion, may determine and shall so direct the Trustee that benefit payments shall either (1) be made directly to such person under a legal disability or (2) be made directly to the person who has assumed the care of such person to be used for the support, maintenance or education of such person, or (3) be made to the duly appointed guardian or other representative, if any, of such person. Any action taken by a duly appointed guardian or other legally authorized representative on behalf of an individual under a legal disability, including any consent given by such guardian or representative, shall have the effect of action taken or consent given by the individual.

19.6 Conflict of Provisions

	If any provision or term of this Plan, or of the Trust Agreement entered into pursuant hereto, is deemed to be at variance with, or contrary to, any law of the United States or applicable state law, said provision shall be severable to the extent it does not disqualify the Plan under Sections 401(a) and 501(a) of the Code and the provision of the law shall be deemed to govern.

19.7 Definition of Words

	Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular, in any place or places herein where the context may require such substitution or substitutions.

19.8 Titles

	The titles of ARTICLES and Sections are included only for convenience and shall not be construed as a part of the Plan or in any respect to affect or modify its provisions.

19.9 Multiple Copies

	This Plan may be executed in counterparts, each of which shall be considered an original.

19.10 Applicable Law

	Except with respect to a separate trust document adopted by the Employer which contains a provision that other state law applies to that document, the laws of the State of Tennessee shall apply with respect to the interpretation and construction of the provisions of the Plan, to the extent not preempted by ERISA or given over herein under ERISA to the interpretation or construction of the Administrator under Section 16.1.



EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration
Statement of Dollar General Corporation on Form S-8 of our report dated February 24, 1998, appearing in the Annual Report on Form 10-K of Dollar General Corporation for the year ended January 30, 1998.

/s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Nashville, Tennessee
October 9, 1998



EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements of Dollar General Corporation on Form S-8 (Nos. 33-23796,33-31827, 33-51589 and 33-51591) or our report dated March 5,
1997 on our audits of the consolidated financial statements of Dollar General Corporation and Subsidiaries as of January 31, 1997 and for the years ended January 31, 1997 and 1996, which report is included in the Annual Report on Form 10-K filed April 20, 1998.


/s/PriceWaterhouseCoopers LLP
October 9, 1998